UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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TD Ameritrade Holding Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
February 18, 2016
The Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the "Company") will be held at the Company's corporate headquarters facility, 200 South 108th Avenue in Omaha, Nebraska on Thursday, February 18, 2016, at 9:00 a.m., Central Standard Time. You may also attend the meeting virtually via the Internet at amtd.onlineshareholdermeeting.com, where you will be able to vote electronically and submit questions during the meeting.
At the annual meeting the following items of business will be considered:

1)	The election of four nominees recommended by the board of directors to the board of directors;

2)	An advisory vote on executive compensation;

3)	The approval of the amended and restated Long-Term Incentive Plan;

4)	The approval of the amended and restated Management Incentive Plan; and

5)	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2016.
Only stockholders of record at the close of business on December 21, 2015 will be entitled to notice of and to vote at the meeting.
We have adopted the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials (the "Internet Availability Notice") to most of our stockholders instead of a paper copy of this Proxy Statement and our 2015 Annual Report. The Internet Availability Notice contains instructions on how to access and review those documents over the Internet. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received an Internet Availability Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Availability Notice.
Your vote is very important. Whether or not you plan to attend the Annual Meeting (in person or virtually via the Internet), please complete and return your proxy card or vote by telephone or via the Internet by following the instructions on your Internet Availability Notice. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person or virtually via the Internet. Proxies are being solicited on behalf of the board of directors.
By Order of the Board of Directors
E l l e n L . S . K o p l o w ,
S e c r e t a r y
Omaha, Nebraska
January 7, 2016

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GENERAL INFORMATION ABOUT THE MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2016 Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the "Company"). The 2016 Annual Meeting will be held on Thursday, February 18, 2016 at 9:00 a.m., Central Standard Time, at the Company's corporate headquarters facility, 200 South 108th Avenue in Omaha, Nebraska and via the Internet at amtd.onlineshareholdermeeting.com, where you will be able to vote electronically and submit questions during the meeting. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about January 7, 2016.
Q u o r u m a n d V o t i n g R e q u i r e m e n t s
The Company has one class of common stock. Each share of common stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on December 21, 2015 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, there were 536,710,087 shares of common stock issued and outstanding.
This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of four Class II directors recommended by the board of directors, an advisory vote on executive compensation, the approval of the amended and restated Long-Term Incentive Plan and the amended and restated Management Incentive Plan and ratification of the appointment of the Company's independent registered public accounting firm. All shares of the Company's common stock represented by properly executed and unrevoked proxies will be voted by the persons named as proxies in accordance with the directions given. Where no instructions are indicated on any such proxy, properly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. At this time, we are unaware of any matters, other than described above in the Notice of Annual Meeting of Stockholders, that may properly come before the Annual Meeting. If any other matters come before the Annual Meeting, the proxies in the enclosed form will confer discretionary authority on the persons named as proxies to vote in their discretion with respect to such matters.
The accompanying proxy is solicited from the holders of the Company's common stock on behalf of the board of directors of the Company. A proxy is revocable at any time by giving written notice of revocation to the secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy via the Internet, telephone or mail prior to the Annual Meeting. Furthermore, the stockholders who are present at the Annual Meeting (in person or via the Internet) may revoke their proxies and vote in person. Stockholders attending the Annual Meeting via the Internet should follow the instructions at amtd.onlineshareholdermeeting.com in order to vote at the meeting.
A quorum consisting of at least a majority of shares of common stock issued and outstanding must be present at the meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld or abstentions are cast or shares that are "broker non-votes," will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole "routine" matter – the ratification of the appointment of the Company's independent registered public accounting firm. Your broker will not have discretion to vote on the following "non-routine" matters absent direction from you: the election of directors recommended by the board of directors, the advisory vote on executive compensation and the approval of the amended and restated Long-Term

GENERAL INFORMATION ABOUT THE MEETING

Incentive Plan and the amended and restated Management Incentive Plan.
V o t i n g E l e c t r o n i c a l l y
In order to vote online or via telephone before the Annual Meeting, go to the www.ProxyVote.com website or call the toll-free number on the proxy card or Internet Availability Notice and follow the instructions. If you choose not to vote by telephone or electronically, please complete and return the proxy card in the pre-addressed, postage-paid envelope provided. You may also vote while attending the meeting on the Internet. If you received an Internet Availability Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Availability Notice. If you would like to receive future stockholder materials electronically, please enroll at http://enroll.icsdelivery.com/AMTD. Please have the proxy card you received available when accessing the site.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

B o a r d o f D i r e c t o r s
The Company's certificate of incorporation divides the Company's board of directors into three classes, with four directors per class and with each class being elected to a staggered three-year term. J. Joe Ricketts, the Company's founder, certain members of his family and trusts established for their benefit (collectively, the "Ricketts holders") owned approximately 11% of our common stock as of the Record Date. The Toronto-Dominion Bank, a Canadian chartered bank, owned approximately 42% of our common stock as of the Record Date. References to "TD" or "TD Bank Group" in this Proxy Statement refer to The Toronto-Dominion Bank and its subsidiaries. In connection with the Company's January 24, 2006 acquisition of TD Waterhouse Group, Inc. ("TD Waterhouse"), the Ricketts holders, TD and the Company entered into a stockholders agreement, as amended (the "Stockholders Agreement"). Pursuant to the amended Stockholders Agreement, the Ricketts holders will be removed as parties to the agreement effective January 24, 2016, which means that all of the rights and obligations of the Ricketts holders described below will end and have no force and effect after January 24, 2016 (the "Ricketts Cessation").
Under the Stockholders Agreement, the Company's board of directors consists of twelve members, up to five of whom may be designated by TD, up to three of whom may be designated by the Ricketts holders, one of whom is the chief executive officer of the Company, and a minimum of three of whom are outside independent directors who are nominated by the Outside Independent Directors ("OID") Committee and then approved by TD and the Ricketts holders. The right of each of TD and the Ricketts holders to designate directors is subject to their maintenance of specified ownership thresholds of Company common stock, as set forth in the Stockholders Agreement. As of the Record Date, based on their respective ownership positions in the Company, TD has the right to designate five members of the board of directors and the Ricketts holders have the right to designate one. On December 22, 2015, Todd M. Ricketts was elected as a member of the board of directors as an outside independent director, effective February 18, 2016, obviating the requirement under the Stockholders Agreement that he resign from the board of directors immediately prior to the Annual Meeting in connection with the Ricketts Cessation. In order to accommodate the election of Tim Hockey as a member of the board of directors concurrent with his employment as president of the Company effective January 2, 2016, TD irrevocably waived its right to designate one of its directors. This waiver will expire at the first to occur of (1) the cessation of employment of Mr. Hockey by the Company, (2) the effective date of the resignation from the board of the current chief executive officer, or (3) October 1, 2016, at which time TD will have the right to designate the full number of directors provided for in the Stockholders Agreement. It is anticipated that Mr. Hockey will fill the board seat reserved for the chief executive officer on October 1, 2016, upon the retirement of Fredric J. Tomczyk as chief executive officer. See discussion under "STOCK OWNERSHIP AND RELATED INFORMATION – Stockholders Agreement" for additional information regarding the terms of the Stockholders Agreement. Because TD and the Ricketts holders collectively own more than 50% of the voting power of the outstanding common stock of the Company, the Company qualifies as a "controlled company" for purposes of Nasdaq Rule 5615(c) and therefore is exempt from specified director independence requirements of The Nasdaq Stock Market. The Company will cease to be a "controlled company" as of January 24, 2016, when the Ricketts holders are no longer a party to the Stockholders Agreement.
The board of directors has nominated the following persons as directors to be voted upon at the 2016 Annual Meeting: Bharat B. Masrani, Irene R. Miller, Todd M. Ricketts and Allan R. Tessler, as Class II directors to serve terms ending at the 2019 Annual Meeting. Mr. Masrani and Ms. Miller are designees of TD. Mr. Ricketts is a designee of the Ricketts holders until January 24, 2016, and is standing for reelection as an outside independent director as a result of the Ricketts Cessation. Mr. Tessler is an outside independent director. Lorenzo A. Bettino, V. Ann Hailey, Joseph H. Moglia and Wilbur J. Prezzano are Class III directors serving terms ending at the 2017 Annual

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

Meeting. Tim Hockey, Karen E. Maidment, Mark L. Mitchell and Fredric J. Tomczyk are Class I directors serving terms ending at the 2018 Annual Meeting. The board of directors has determined that Mses. Hailey, Maidment and Miller and Messrs. Bettino, Mitchell, Moglia, Prezzano, Ricketts and Tessler are independent as defined in Nasdaq Rule 5605.
The board of directors knows of no reason why any of Messrs. Masrani, Ricketts and Tessler and Ms. Miller might be unavailable to serve as directors, and each has expressed an intention to serve if elected. If any of Messrs. Masrani, Ricketts and Tessler and Ms. Miller is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the board of directors may recommend. With the exception of the Stockholders Agreement, there are no arrangements or understandings between any of the persons nominated to be a Class II director and any other person pursuant to which any of such nominees was selected.
The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and voting, provided a quorum of at least a majority of the outstanding shares of common stock is represented at the meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker how to vote on this "non-routine" proposal, your broker does not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the election of directors. Where no instructions are indicated, properly executed and unrevoked proxies will be voted "FOR" the election of each of Messrs. Masrani, Ricketts and Tessler and Ms. Miller as Class II directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF BHARAT B. MASRANI, IRENE R. MILLER, TODD M. RICKETTS AND ALLAN R. TESSLER AS CLASS II DIRECTORS.

The tables below set forth certain information regarding the directors of the Company.
N o m i n e e s t o B o a r d o f D i r e c t o r s

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
Bharat B. Masrani	59	Group President and Chief Executive Officer, TD Bank Group	2013	Class II 2019
Irene R. Miller	63	Chief Executive Officer, Akim, Inc.	2015	Class II 2019
Todd M. Ricketts	46	Director, Chicago Baseball Holdings, LLC	2011(1)	Class II 2019
Allan R. Tessler	79	Chairman and Chief Executive Officer, International Financial Group, Inc.	2006	Class II 2019

(1) Mr. Todd M. Ricketts previously served on the Company's board of directors from October 2011 to February 2014 and was reelected effective January 2015.
Bharat B. Masrani is group president and chief executive officer of TD Bank Group. Mr. Masrani has served in this position since November 2014. From July 2013 until his current appointment, Mr. Masrani served as chief operating officer of TD Bank Group. Mr. Masrani served as group head, U.S. personal and commercial banking of TD Bank Group and president and chief executive officer of TD Bank US Holding Company and TD Bank, N.A (a wholly-owned subsidiary of TD) from 2008 until 2013. From 2003 to 2008, he served as vice chairman and chief

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

risk officer of TD Bank Group. Mr. Masrani joined TD Bank Group in 1987 as a commercial lending trainee and during his tenure with TD Bank Group he has served in various leadership positions, including senior vice president and chief executive officer of TD Waterhouse Investor Services in Europe, senior vice president of corporate finance and co-head in Europe, vice president and country head for India and vice president and head of corporate banking for Canada. Mr. Masrani is a director of TD and certain subsidiaries of TD, including TD Bank, N.A. and TD Bank USA, N.A. Mr. Masrani holds a Bachelor of Administrative Studies degree from York University and an M.B.A. from the Schulich School of Business, York University.
Mr. Masrani is one of the four directors currently designated by TD. He brings significant leadership skills and operational and financial services experience to the board of directors, having served in several leadership positions with TD Bank Group.
Irene R. Miller has served as the chief executive officer of Akim, Inc., an investment management and consulting firm, since 1997. Prior to joining Akim, Inc., Ms. Miller served as the vice chairman and chief financial officer of Barnes & Noble, Inc. She has also held senior investment banking and corporate finance positions with Morgan Stanley & Co. and Rothschild, Inc., respectively. Ms. Miller currently serves as a director of TD and Inditex, S.A., where she is chair of the audit and control committee. She was formerly a director of Coach, Inc. and Barnes & Noble, Inc. Ms. Miller received an M.S. in chemistry and chemical engineering from Cornell University and a B.S. from the University of Toronto.
Ms. Miller is one of the four directors currently designated by TD. She brings leadership skills and operational and financial experience to the board of directors, based on her experience as chief executive officer of Akim, Inc. and chief financial officer of Barnes & Noble, Inc. She brings insights to our board of directors through her service on other public company boards, having served as audit committee chair of four prior boards and as lead director of Coach, Inc. for ten years.

Todd M. Ricketts has served as a director of Chicago Baseball Holdings, LLC since October 2009. Mr. Ricketts has managed his personal investment portfolio since 2001 and has been a managing co-owner of JBE Riding Group LLC, a bicycle retailer and service provider, since 2009. Previously, Mr. Ricketts served as corporate secretary and director of business development for the Company. He also served as the special assistant to the president for Knight Capital Group, Inc. and assisted with its initial public offering. Mr. Ricketts received a B.A. in economics from Loyola University Chicago. Todd M. Ricketts is the son of J. Joe Ricketts, founder of the Company.
Mr. Todd M. Ricketts is the director designated by the Ricketts holders until February 17, 2016, after which he will be an outside independent director. He brings business management and financial experience to the board of directors through his entrepreneurial and financial services industry experience.
Allan R. Tessler has been chairman of the board and chief executive officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He has previously served as chairman of the board of Epoch Holding Corporation (formerly J Net Enterprises), chief executive officer of J Net Enterprises, co-chairman and co-chief executive officer of Data Broadcasting Corporation (now known as Interactive Data Corporation), chairman of Enhance Financial Services Group, Inc. and chairman and principal stockholder of Great Dane Holdings. Mr. Tessler is the lead independent director and chair of both the finance and the nominating and governance committees of L Brands, Inc. Mr. Tessler also serves as a director of Steel Partners Holdings L.P. and Imperva, Inc. He is a member of the board of governors of the Boys & Girls Clubs of America. Mr. Tessler holds a B.A. from Cornell University and an L.L.B. from Cornell University Law School.
Mr. Tessler is one of the five outside independent directors. He brings leadership skills and operational and financial services experience to the board of directors, having served as chief executive officer of J Net Enterprises and co-chief executive officer of Data Broadcasting Corporation. He brings insights to our board of directors through his service on other public company boards.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

D i r e c t o r s N o t S t a n d i n g F o r E l e c t i o n

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
Lorenzo A. Bettino	55	Private Investor	2014	Class III 2017
V. Ann Hailey	64	Former Executive Vice President and Chief Financial Officer, L Brands, Inc.	2016	Class III 2017
Tim Hockey	52	President of the Company	2016	Class I 2018
Karen E. Maidment	57	Director, The Toronto-Dominion Bank	2010	Class I 2018
Mark L. Mitchell	55	Principal, CNH Partners, LLC	1996(1)	Class I 2018
Joseph H. Moglia	66	Head Football Coach, Coastal Carolina University; Chairman of the Company	2006	Class III 2017
Wilbur J. Prezzano	75	Director, The Toronto-Dominion Bank	2006	Class III 2017
Fredric J. Tomczyk	60	Chief Executive Officer of the Company	2008(2)	Class I 2018

(1)	Mr. Mitchell previously served on the Company's board of directors from December 1996 to January 2006 and was reelected in November 2006.

(2)	Mr. Tomczyk previously served on the Company's board of directors from January 2006 to June 2007 and was reelected in October 2008 when he became the chief executive officer of the Company.
Lorenzo A. Bettino has managed his personal investment portfolio since December 2014. Previously, Mr. Bettino served as a special advisor to StarVest Partners, L.P., a New York-based venture capital firm focused on technology-enabled business services in the U.S., since 2006. From 2001 to 2006, he served as a partner and managing director of Warburg Pincus LLC, where he was responsible for leading the firm's investment activities in telecommunications and information technology. Mr. Bettino was a founding partner at Baker Capital from 1996 to 2001, a partner with Dillon Read Venture Capital from 1989 to 1996, and he held various management and technical positions with IBM from 1982 to 1989. Mr. Bettino has served on several private equity and venture capital backed corporate boards. Mr. Bettino holds a B.S. degree in electrical engineering from Rensselaer

Polytechnic Institute and an M.B.A. from Harvard Business School.
Mr. Bettino is one of the five outside independent directors. Mr. Bettino brings significant technological and financial expertise to the board of directors, having more than 25 years of technology-focused, venture capital and private equity investing experience.
V. Ann Hailey is the former president, chief executive officer and chief financial officer of Famous Yard Sale, Inc., serving in that position from July 2012 to March 2014. She served as chief financial officer of Gilt Groupe, Inc. from January 2009 to January 2010. Ms. Hailey spent ten years with L Brands, Inc. (formerly Limited Brands, Inc.), where she served as executive vice president and chief financial officer from 1997 to 2006, as executive vice

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

president of corporate development from 2006 to 2007 and as a board member from 2001 to 2006. Previously, Ms. Hailey spent 13 years at PepsiCo, Inc. in various leadership positions, including vice president, headquarters finance, Pepsi-Cola Company and vice president, finance and chief financial officer of Pepsi-Cola Fountain Beverage and USA Divisions. She also held leadership roles at Pillsbury Company and RJR Nabisco Foods, Inc. Ms. Hailey serves as a director of Realogy Holdings Corp., where she is chair of the audit committee and a member of the nominating and corporate governance committee. She also serves as a director of W.W. Grainger, Inc., where she is a member of the audit committee and the board affairs and nominating committee and of Avon Products, Inc., where she is a member of the audit committee. She was formerly a director of the Federal Reserve Bank of Cleveland and served as the chair of its audit committee. Ms. Hailey received an M.B.A. from Harvard Graduate School of Business Administration and a B.B.A. (summa cum laude) from the University of Georgia.
Ms. Hailey is one of the five outside independent directors. Ms. Hailey brings leadership skills and financial and operations experience to the board of directors, having worked in the consumer products industry in senior roles for more than 30 years. Ms. Hailey's positions as chief financial officer, her current and prior service on the audit committees of other companies and as the audit chair of the Cleveland Federal Reserve Bank and her accounting and financial knowledge, also impart significant expertise to the board.
Tim Hockey joined the Company in January 2016 as president and will become chief executive officer of the Company on October 1, 2016. Mr. Hockey was elected to the Company's board of directors effective January 2, 2016. Prior to joining the Company, Mr. Hockey served as group head, Canadian Banking and Wealth Management, TD Bank Group since July 2013 and president and chief executive officer of TD Canada Trust since June 2008 and was primarily responsible for the leadership of Canadian banking, which included Canadian personal banking, business banking, auto finance, global direct investing, advisory and Canadian asset management businesses. In over 30 years with TD, Mr. Hockey held senior positions in a variety of areas including mutual funds, retail distribution, information technology, core and small business, credit cards and personal lending. Mr. Hockey serves on the advisory board of the Richard Ivey School of Business and is a director of the SickKids Foundation. He served as a member and as chairman of the Canadian Bankers Association's Executive Council. Mr. Hockey was previously named one of Canada's "Top 40 Under 40," a program that celebrates Canadians who have reached significant success before the age of 40 in the private, public and not-for-profit sectors. Mr. Hockey received an M.B.A. from the University of Western Ontario.
Mr. Hockey is the president of the Company. He has significant financial services and management experience, having worked in the financial services industry for over 30 years.
Karen E. Maidment has served as a director of the Company since August 2010. Ms. Maidment was chief financial and administrative officer of Bank of Montreal ("BMO") Financial Group, a financial services organization, from 2007 to 2009, and was responsible for all global finance operations, risk management, legal and compliance, tax, communications and mergers and acquisitions. From 2000 to 2007 she served as the chief financial officer of BMO Financial Group. Ms. Maidment held several executive positions with Clarica Life Insurance Company from 1988 to 2000, including chief financial officer. Ms. Maidment currently serves on the board of directors of TD. She was formerly a director of TransAlta Corporation. Ms. Maidment holds a Bachelor of Commerce degree from McMaster University and is a Chartered Accountant. In 2000, she was named a Fellow of the Institute of Chartered Accountants of Ontario.
Ms. Maidment is one of the four directors currently designated by TD. She brings leadership skills and significant financial services experience to the board of directors, having most recently served as chief financial and administrative officer of BMO Financial Group. Her financial expertise and experience in risk management and compliance are important for her role as a member of the Audit Committee and Risk Committee.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

Mark L. Mitchell served as a director of the Company from December 1996 until January 2006 and served as a member of the Company's board of advisors in 1993. He was reelected as a director in November 2006. Mr. Mitchell is a principal at CNH Partners, LLC, an investment management firm, which he co-founded in 2001. He was a finance professor at Harvard University from 1999 to 2003 and was a finance professor at the University of Chicago from 1990 to 1999. Mr. Mitchell was a senior financial economist for the Securities and Exchange Commission from 1987 to 1990. He was a member of the Nasdaq quality of markets committee from 2003 to 2005. He was a member of the economic advisory board of NASD from 1995 to 1998. Mr. Mitchell received a Ph.D. in Applied Economics and an M.A. in Economics from Clemson University and received a B.B.A. (summa cum laude) in Economics from the University of Louisiana at Monroe.
Mr. Mitchell is one of the five outside independent directors. He brings significant financial experience and extensive knowledge of the Company and the brokerage industry, serving as a principal and co-founder of an investment management firm and as a director of the Company since 1996.
Joseph H. Moglia was elected chairman of the Company's board of directors effective October 1, 2008. Mr. Moglia has been head football coach of Coastal Carolina University since December 2011, and in March 2014 he was named chair of the athletics division, providing strategic oversight for the university's athletic program. He served as president and head coach of the Omaha Nighthawks of the United Football League during 2011. From March 2001 through September 2008 he served as the Company's chief executive officer. Mr. Moglia joined the Company from Merrill Lynch, where he served as senior vice president and head of the investment performance and product group for Merrill's private client division. He oversaw all investment products, as well as the firm's insurance and 401(k) businesses. Mr. Moglia joined Merrill Lynch in 1984 and, by 1988, was the company's top institutional sales person. In 1992 he became head of global fixed income institutional sales and in 1995 ran the firm's municipal division before moving to its private client division in 1997. Prior to entering the financial services industry, Mr. Moglia was the defensive coordinator for Dartmouth College's football team. He coached various teams for 16 years, authored a book on football and wrote 11 articles that were published in national coaching journals. Mr. Moglia serves on the STRATCOM Consultation Committee and is a director for the National Italian American Foundation. Mr. Moglia was formerly a director of Creighton University, AXA Financial, Inc. and of its subsidiaries, AXA Equitable Life Insurance Company, MONY Life Insurance Company and MONY Life Insurance Company of America. Mr. Moglia received an M.S. in Economics from the University of Delaware and a B.A. in Economics from Fordham University.
Mr. Moglia is one of the five outside independent directors. Mr. Moglia has significant financial services and leadership experience, having served as the Company's chief executive officer from March 2001 through September 2008 and as head of the investment performance and product group for Merrill Lynch's private client division. His experience as our former chief executive officer provides him with insights that are useful in his current role as chairman of the board.
Wilbur J. Prezzano was employed with Eastman Kodak Company for over 30 years and served in various general management positions during that time, including as vice chairman of Eastman Kodak Company and chairman and president of Kodak's greater China region, the positions that he held at the time of his retirement in 1996. Mr. Prezzano serves as a director of TD, Snyder's-Lance, Inc. and Roper Industries, Inc. He was formerly a director of EnPro Industries, Inc. Mr. Prezzano received a Bachelor's degree and an M.B.A. from the University of Pennsylvania Wharton School.
Mr. Prezzano is one of the four directors currently designated by TD. He brings leadership skills and financial experience to the board of directors, having served as the vice chairman of Eastman Kodak Company. He brings insights to our board of directors through his service on other public company boards.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

Fredric J. Tomczyk served as the Company's president and chief executive officer from October 2008 until his resignation as president, effective January 2, 2016. Mr. Tomczyk will continue to serve as chief executive officer of the Company until his retirement, on September 30, 2016. From July 2007 until his appointment as president and chief executive officer, he served as the Company's chief operating officer and was responsible for all operations, technology, retail sales functions and the registered investment advisor channel. He served on the Company's board of directors from January 2006 until June 2007. From May 2002 until joining the Company, he served as the vice chair of corporate operations for TD Bank Group. From March 2001 until May 2002, Mr. Tomczyk served as executive vice president of retail distribution for TD Canada Trust and from September 2000 until March 2001 served as executive vice president and later as president and chief executive officer of wealth management for TD Canada Trust. Prior to joining TD Canada Trust, he was president and chief executive officer of London Life. Mr. Tomczyk serves as a director of Liberty Property Trust and Securities Industry and Financial Markets Association (SIFMA). He was formerly a director of Knight Capital Group, Inc. Mr. Tomczyk serves on Cornell University's undergraduate business program advisory council. Mr. Tomczyk graduated from Cornell University with a Bachelor of Science, Applied Economics & Business Management. He subsequently obtained his Chartered Accountant designation. In 2006, he was elected as a Fellow of the Institute of Chartered Accountants of Ontario.
Mr. Tomczyk is the chief executive officer of the Company. He has significant financial services and management experience, having worked in the financial services industry for over 25 years.

B o a r d M e e t i n g s a n d C o m m i t t e e s
The board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. The non-employee members and the independent members of our board of directors meet in executive session without management present at each regularly scheduled in-person meeting of the board. These directors select a presiding director at these meetings on an ad-hoc basis. The board of directors has a policy requiring the separation of the roles of chief executive officer and chairman of the board because the board of directors believes it improves the ability of the board to exercise its oversight role. Mr. Tomczyk serves as the chief executive officer and Mr. Moglia serves as chairman of the board. The chairman is responsible for managing the affairs of the board, with the objective that it is properly organized, functions effectively and fulfills its responsibilities. The chairman also works with the chief executive officer and the corporate secretary to establish the agenda for each board meeting and receives input from other directors as necessary or desired for the coordination of board activities. The separation of the roles of chief executive officer and chairman of the board does not affect risk oversight, which is the responsibility of the board of directors, primarily overseen by the Risk Committee. Our management team is responsible for managing risk, using risk management processes, policies and procedures to identify, measure and manage risks.
During the fiscal year ended September 30, 2015, the board of directors held seven meetings. During fiscal year 2015, each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board of directors on which he or she served during the period in which he or she served, if any. Although the Company does not have a formal policy regarding director attendance at our Annual Meeting of Stockholders, directors are encouraged to attend. Eleven of the 12 directors of the Company at the time of the 2015 Annual Meeting of Stockholders attended the 2015 Annual Meeting of Stockholders.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

The board of directors has established six standing committees: Audit, H.R. and Compensation, Corporate Governance, Outside Independent Directors, Non-TD Directors and Risk. The board of directors has not yet determined committee responsibilities for Mses. Hailey and Miller, our recently elected directors. The committee members are identified in the following table:

Director	Audit	H. R. and Compensation	Corporate Governance	Outside Independent Directors	Non-TD Directors	Risk
Lorenzo A. Bettino	X			Chairperson	X	X
V. Ann Hailey				X	X
Tim Hockey					X
Karen E. Maidment	Chairperson					X
Bharat B. Masrani		X	X			X
Irene R. Miller
Mark L. Mitchell		X		X	X	Chairperson
Joseph H. Moglia					X
Wilbur J. Prezzano	X	Chairperson
Todd M. Ricketts			X	X(1)	X	X
Allan R. Tessler		X(2)	Chairperson	X	X
Fredric J. Tomczyk					X
(1) As of February 18, 2016.
(2) As of January 1, 2016.
Audit Committee. The functions performed by the Audit Committee are described in the Audit Committee charter and include: (1) overseeing the Company's internal accounting controls and controls over financial reporting, including assessment of legal and compliance matters, (2) selecting the Company's independent registered public accounting firm and Managing Director, General Auditor and assessing their performance on an ongoing basis, (3) reviewing the Company's financial statements and audit findings and overseeing the financial and regulatory reporting processes and related risks, (4) performing other oversight functions as requested by the board of directors and (5) reporting activities performed to the board of directors. The Audit Committee charter is available on the Company's website at www.amtd.com under the governance section. All current Audit Committee members are "independent" as defined in the applicable listing standards of The Nasdaq Stock Market. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee and has designated Ms. Maidment and Mr. Bettino as audit committee financial experts as defined by the Securities and Exchange Commission ("SEC"). The Company's Audit Committee met 10 times during fiscal year 2015. The Report of the

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

Audit Committee for the fiscal year ended September 30, 2015 appears under PROPOSAL NO. 5 – "RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM."
H.R. and Compensation Committee. The H.R. and Compensation Committee, referred to in this Proxy Statement as the Compensation Committee, reviews and approves broad compensation philosophy and policy and executive salary levels, bonus payments and equity awards pursuant to the Company's management incentive plans and, in consultation with the Risk Committee, reviews compensation-related risks. The Compensation Committee also reviews the Compensation Discussion and Analysis, discusses it with management and makes a recommendation as to whether it should be included in each proxy statement. The Compensation Committee charter is available on the Company's website at www.amtd.com under the governance section. The Compensation Committee met five times during fiscal year 2015. The Compensation Committee Report appears under "EXECUTIVE COMPENSATION AND RELATED INFORMATION."
A sub-committee of the H.R. and Compensation Committee, comprised of Messrs.  Prezzano, Mitchell, Tessler, Masrani and Moglia, by virtue of his position as Chairman of the Board, was formed on July 24, 2015 to conduct CEO succession planning, reporting to the Compensation Committee and the Board.  Mr. Prezzano served as chair of the sub-committee.  The sub-committee met during fiscal years 2015 and 2016, with its work culminating in the entry into the employment agreement with Mr. Hockey to become the president of the Company effective January 2, 2016 and chief executive officer of the Company effective October 1, 2016.
Corporate Governance Committee. The primary purpose of the Corporate Governance Committee is to ensure that the Company has and follows appropriate governance standards. To carry out this purpose, the committee develops and recommends to the board of directors corporate governance principles and leads and oversees the annual self-evaluation of the board of directors and its committees. The Company's Corporate Governance Committee met four times during fiscal year 2015. The Corporate Governance Committee charter and the Corporate Governance Guidelines are available on the Company's website at www.amtd.com under the governance section.
Outside Independent Directors Committee. The OID Committee's purpose is to assist the board of directors in fulfilling the board's oversight responsibilities by: (1) identifying individuals qualified to serve on the board of directors, (2) reviewing the qualifications of the members of the board and recommending nominees to fill board of director vacancies and (3) recommending a slate of nominees for election or reelection as directors by the Company's stockholders at the Annual Meeting to fill the seats of directors whose terms are expiring. The OID Committee reviews and approves (or ratifies) any related person transaction that is required to be disclosed by the Company. The OID Committee is also responsible for approving transfers of voting securities by TD and the Ricketts holders not otherwise permitted by the Stockholders Agreement, approving qualifying transactions (as defined in the Stockholders Agreement) and determining the fair market value (or selecting an independent investment banking firm to determine the fair market value) of certain property in connection with the stock purchase and transfer rights of TD and the Ricketts holders set forth in the Stockholders Agreement. All current OID Committee members are "independent" as defined in the applicable listing standards of The Nasdaq Stock Market. The Company's OID Committee met nine times during fiscal year 2015.
Written communications submitted by stockholders pursuant to the Company's Stockholder Communications Policy recommending the nomination of a person to be a member of the Company's board of directors will be forwarded to the chairperson of the OID Committee for consideration. The OID Committee will consider director candidates who have been identified by other directors or the Company's stockholders, but it has no obligation to recommend such candidates for nomination, except as may be required by contractual obligation of the Company.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

Stockholders who submit director recommendations must include the following: (1) a detailed resume outlining the candidate's knowledge, skills and experience, (2) a one-page summary of the candidate's attributes, including a statement as to why the candidate is an excellent choice for the board of directors, (3) a detailed resume of the stockholder submitting the director recommendation and (4) the number of shares held by the stockholder, including the dates such shares were acquired.
The OID Committee charter establishes the following guidelines for identifying and evaluating candidates for selection to the board of directors:

1.
Decisions for recommending candidates for nomination are based on merit, qualifications, performance, character and integrity and the Company's business needs and will comply with the Company's anti-discrimination policies and federal, state and local laws.

2.
The composition of the entire board of directors will be taken into account when evaluating individual directors, including: the diversity, depth and breadth of knowledge, skills, experience and background represented on the board of directors; the need for financial, business, financial industry, public company and other experience and expertise on the board of directors and its committees; and the need to have directors work cooperatively to further the interests of the Company and its stockholders.

3.	Candidates will be free of conflicts of interest that would interfere with their ability to discharge their duties as a director.

4.
Candidates will be willing and able to devote the time necessary to discharge their duties as a director and shall have the desire and purpose to represent and advance the interests of the Company and stockholders as a whole.

5.	Any other criteria as the OID Committee may determine.
Notwithstanding any provision to the contrary in the OID Committee charter, when the Company is legally required by contractual obligation to provide third parties with the ability to nominate directors (including pursuant to the

Stockholders Agreement discussed under "STOCK OWNERSHIP AND RELATED INFORMATION – Stockholders Agreement") the selection and nomination of such directors is not subject to the committee's review and recommendation process. The OID Committee charter is available on the Company's website at www.amtd.com under the governance section.
Non-TD Directors Committee. The Non-TD Directors Committee is composed of all of the directors not designated by TD. The purpose of this committee is to make determinations relating to any acquisition by the Company of a competing business held by TD. The Non-TD Directors Committee did not meet during fiscal year 2015.
Risk Committee. The Risk Committee was formed for the purpose of assisting the board of directors in its oversight responsibilities relating to the identification, monitoring and assessment of the key risks of the Company, including the significant policies, procedures and practices employed in risk management. The Risk Committee met four times during fiscal year 2015. The Risk Committee charter is available on the Company's website at www.amtd.com under the governance section.
C o d e o f E t h i c s
The Company has a code of business conduct and ethics that applies to all employees and the board of directors. A copy of this code is publicly available on the Company's website at www.amtd.com under the governance section and as Exhibit 14 of the Company's quarterly report on Form 10-Q filed with the SEC on February 4, 2011.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

S t o c k h o l d e r C o m m u n i c a t i o n s
P o l i c y
Stockholders and interested parties may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:
Corporate Secretary
TD Ameritrade Holding Corporation
6940 Columbia Gateway Drive
Columbia, Maryland 21046
A stockholder must include his, her or its name and address in any such written communication and indicate whether he, she or it is a Company stockholder.
The corporate secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. Complaints regarding accounting, internal controls or auditing will be forwarded to the chairperson of the Audit Committee. The corporate secretary will not forward to directors non-substantive communications or communications that appear to pertain to personal grievances, but will instead forward them to the appropriate department within the Company for resolution. The corporate secretary will retain a copy of such communications for review by any director upon his or her request.
Communications from a Company employee or agent will be considered stockholder communications under this policy if made solely in his or her capacity as a stockholder. No communications from a Company director or officer will be considered stockholder communications under this policy. In addition, proposals submitted by stockholders for inclusion in the Company's annual proxy statement, and proposals submitted by stockholders for presentation at the Company's annual stockholders meeting, will not be considered stockholder communications under this policy. Written communications submitted by stockholders recommending the nomination of a person to be a member of the

Company's board of directors will be forwarded to the chairperson of the OID Committee.
D i r e c t o r C o m p e n s a t i o n
The following table summarizes non-employee director compensation for calendar year 2015 under the terms of the TD Ameritrade Holding Corporation 2006 Directors Incentive Plan:

Non-employee Director Compensation	Amount
Chairman of the Board Annual Retainer	$400,000 in cash or a combination of cash and RSUs
Annual Cash Retainer (excluding Chairman)	$80,000
Annual Equity Grant (excluding Chairman)	$130,000 in RSUs
Committee Chairperson Retainer	$10,000 ($25,000 for Audit and Risk Committee chair)
Audit Committee Member Fee	$10,000
Non-employee directors may also receive, at the discretion of the Corporate Governance Committee and approved by the board of directors, payment of additional non-employee director compensation when special circumstances warrant.
On November 20, 2015, the Corporate Governance Committee recommended and the board of directors approved a one-time cash payment to members of the CEO succession planning sub-committee in the amount of $25,000 for Mr. Prezzano, the lead director, and $10,000 for each of the other members, Messrs. Mitchell, Moglia and Tessler. This payment was made to compensate the members of the sub-committee for their work that led to the hiring of Mr. Hockey, who will succeed Mr. Tomczyk as chief executive officer of the Company upon Mr. Tomczyk's retirement on September 30, 2016. Because this payment was discretionary and was approved during fiscal 2016, it will appear in the Director Compensation table for fiscal year 2016.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

The 2006 Directors Incentive Plan is designed to:

•	fairly compensate non-employee directors for work required of a company the size and complexity of TD Ameritrade and

•	align directors' interests with the long-term interests of stockholders.
The annual cash retainer, the committee chairperson retainer and the Audit Committee member fee are paid in advance at the beginning of each calendar year.
Under the 2006 Directors Incentive Plan, any non- employee director is permitted to defer any or all of the cash or equity award. Investment earnings on amounts deferred in the form of stock units are based on the fluctuations in the underlying common stock of the Company. Deferred cash awards earn interest at the prime rate as reported by The Wall Street Journal.
The number of restricted stock units ("RSUs") under the annual equity grant is calculated by using the average of the high and low price of the Company's common stock for the 20 trading days prior to the grant date. RSU awards vest completely on the first anniversary of the grant date and are settled by issuing shares of Company common stock. In the event of a change in control of the Company, the RSUs vest as soon as practicable after the change in control. RSUs do not have any voting rights. RSUs receive the benefit of any dividends on common stock of the Company in the form of additional RSUs. In the event of the death of a non-employee director, the RSUs will vest and be settled in common stock of the Company. In the event of the disability of a non-employee director, the RSUs will continue to vest over the applicable vesting period whether or not the director continues to serve as a director of the Company.
Non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the board of directors. The Company also indemnifies and provides liability insurance for its directors and officers.
Mr. Moglia is compensated pursuant to a non-employee chairman term sheet. Under the term sheet, Mr. Moglia earns an annual retainer of $400,000, which is paid in either cash or a combination of cash and equity as agreed upon between Mr. Moglia and the board of directors. Mr. Moglia was paid in cash for his 2015 annual retainer. For the provisions of the non-employee chairman term sheet, see Exhibit 10.2 of the Company's Annual Report on Form 10-K filed with the SEC on November 18, 2011.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

D i r e c t o r C o m p e n s a t i o n T a b l e f o r F i s c a l Y e a r 2 0 1 5
The table below provides information on compensation for non-employee directors who served during fiscal year 2015. Compensation information for Mr. Tomczyk, who is a named executive officer and an employee director of the Company, is disclosed in the Summary Compensation Table under "EXECUTIVE COMPENSATION AND RELATED INFORMATION." Mses. Hailey and Miller do not appear in the table because they were elected to the board of directors following the Company's fiscal year end. Mr. Hockey does not appear in the table because he is an employee director of the Company whose compensation information will be included in the Summary Compensation Table in next year's proxy statement.

Name	Fees Earned or Paid in Cash
	Paid in Cash(2) ($)	Deferred in Form of Stock Units(3),(5) ($)	Stock Awards(4),(5) ($)	Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Lorenzo A. Bettino	81,667	—	134,535	—	—	216,202
W. Edmund Clark(1)	—	—	—	—	—	—
Marshall A. Cohen	—	105,000	124,161	—	—	229,161
Dan W. Cook III	90,000	—	124,161	—	—	214,161
Karen E. Maidment	—	101,250	124,161	196	—	225,607
Bharat B. Masrani(1)	—	—	—	—	—	—
Mark L. Mitchell	105,000	—	124,161	1,402	—	230,563
Joseph H. Moglia	400,000	—	—	—	10,273	410,273
Wilbur J. Prezzano	75,000	22,500	124,161	—	—	221,661
J. Peter Ricketts	20,000	—	—	—	—	20,000
Todd M. Ricketts	60,000	—	124,161	—	—	184,161
Allan R. Tessler	100,000	—	124,161	—	—	224,161

(1)	Mr. Clark, a former employee of TD, and Mr. Masrani, an employee of TD, elected not to receive compensation for services provided as a non-employee director.

(2)	The amounts in this column represent amounts paid in cash for retainers and fees.

(3)	The amounts in this column represent the dollar amount of retainers and fees deferred in the form of Company stock units.

(4)
The amounts in this column represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718, Compensation – Stock Compensation, for RSUs granted during fiscal year 2015. In fiscal year 2015, non-employee directors received a grant of RSUs with a grant date fair value of $124,161 for their 2015 annual equity grant. In addition, Mr. Bettino received a grant of RSUs with a grant date fair value of $10,374 for his prorated calendar year 2014 annual equity grant.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
RECOMMENDED BY THE BOARD OF DIRECTORS

(5)
The following table summarizes, as of September 30, 2015, the aggregate number of outstanding deferred stock units and RSUs, including dividend equivalent units associated with the outstanding deferred stock units and RSU awards, held by directors who served during fiscal year 2015, except Mr. Tomczyk. Outstanding stock-based awards for Mr. Tomczyk, who is a named executive officer, are summarized in the Outstanding Equity Awards at September 30, 2015 table under "EXECUTIVE COMPENSATION AND RELATED INFORMATION."

Name	Deferred Stock Unit Awards (#)	Restricted Stock Unit Awards (#)
Lorenzo A. Bettino	—	4,107
W. Edmund Clark	—	—
Marshall A. Cohen	102,848	3,791
Dan W. Cook III	6,032	3,791
Karen E. Maidment	47,557	3,791
Bharat B. Masrani	—	—
Mark L. Mitchell	26,644	3,791
Joseph H. Moglia	—	—
Wilbur J. Prezzano	59,464	3,791
J. Peter Ricketts	—	—
Todd M. Ricketts	—	3,791
Allan R. Tessler	—	3,791

(6)	The amounts in this column represent the above-market interest earnings on deferred cash compensation.

(7)	The amount in this column represents reimbursement for post-retirement medical coverage.
D i r e c t o r S t o c k O w n e r s h i p G u i d e l i n e s
Under the Company's non-employee director stock ownership guidelines, non-employee directors receiving compensation are required to own shares of the Company's common stock with a value equal to twice their combined annual cash and equity retainers ($800,000 for the chairman and $420,000 for other non-employee directors) not later than the fifth anniversary of becoming a director of the Company. Shares counted toward this calculation include common stock beneficially owned by the director and vested and unvested RSUs. All non-employee directors receiving compensation with more than five years of service with the Company have met this guideline.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

E x e c u t i v e O f f i c e r s

The Company's executive officers are as follows:

Name	Age	Position
Fredric J. Tomczyk	60	Chief Executive Officer
Marvin W. Adams	58	Executive Vice President, Chief Operating Officer
Stephen J. Boyle	54	Executive Vice President, Chief Financial Officer
J. Thomas Bradley, Jr.	53	Executive Vice President, Retail Distribution
Tim Hockey	52	President
Ellen L.S. Koplow	56	Executive Vice President, General Counsel and Secretary
Thomas A. Nally	44	Executive Vice President, Institutional Services
Steven M. Quirk	51	Executive Vice President, Trader Group
For information regarding the business experience of Fredric J. Tomczyk and Tim Hockey, see PROPOSAL NO. 1 – "ELECTION OF DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS – Directors Not Standing For Election."
Marvin W. Adams joined the Company as chief operating officer in April 2011. In this role, he oversees all information technology and operations functions, including systems development, data centers and infrastructure, networks, online engagement, project management, procurement, process improvement and retail brokerage clearing and operations. Mr. Adams brings more than 30 years of operational and technology experience, much of which he gained in the financial services industry. From 2010 until he joined the Company, Mr. Adams served as executive vice president of shared services of TIAA-CREF. In this role, he was responsible for overseeing the operations and applications services technology and leading information technology strategy and policy. Mr. Adams also served in a similar capacity at Fidelity Investments from 2008 to 2009, where he was responsible for enterprise transformation initiatives, and as chief information officer at Citigroup Inc. from 2006 to 2008, Ford Motor Company from 2000 to 2006 and Bank One

Corporation from 1997 to 2000. He also served as the head of worldwide engineering systems for Xerox Corporation after starting his career at IBM. Mr. Adams holds a B.S. degree in electrical engineering from Michigan State University.
Stephen J. Boyle joined the Company in July 2015 as executive vice president of finance and became chief financial officer in October 2015. In his role as chief financial officer, he is responsible for the Company's investor relations and finance operations functions, including accounting, business planning and forecasting, external and internal reporting, tax, treasury and asset/liability management. Mr. Boyle has nearly 30 years of experience in the financial services industry. Mr. Boyle joined Banknorth Group, Inc. as controller in 1997 and was named executive vice president and chief financial officer in 2004, where he was responsible for finance, accounting, treasury and tax functions. He remained in this role after Banknorth was acquired by TD Bank Group in 2007, until joining the Company in 2015. Prior to joining Banknorth, Mr. Boyle served as director of financial reporting for Barnett Banks, Inc. from 1994 to 1997 and as manager of corporate accounting for Fleet Financial Group, Inc. from 1991 to 1994. Prior to joining Fleet Financial Group, Inc.,

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Mr. Boyle spent eight years with Arthur Andersen LLP, serving as a senior audit manager primarily focusing on financial services clients. Mr. Boyle holds an M.S. in Accounting from the New York University Stern School of Business and a B.A. in Economics (cum laude) from Wake Forest University.
J. Thomas Bradley, Jr. was appointed president of retail distribution in February 2012. In this role, he is responsible for the Company's branch network, marketing, investor service and sales call centers, guidance solutions, investment products and investor education businesses. Mr. Bradley joined the Company upon its acquisition of TD Waterhouse in January 2006 and was appointed president of TD Ameritrade Institutional. In November 2009, he was named executive vice president of the Company. In his role as president of TD Ameritrade Institutional, he oversaw all institutional business functions, including the Company's independent investment advisor services, fixed income, self-directed 401(k) and retirement trust businesses. Prior to January 2006, he spent nearly 20 years at TD Waterhouse managing a variety of retail and institutional businesses. He was most recently responsible for the U.S. independent advisor services, correspondent clearing and capital markets businesses. Prior to joining TD Waterhouse, Mr. Bradley was a financial advisor with Northwestern Mutual Life and Robert W. Baird & Co. Mr. Bradley has received several industry awards and honors, including The National Association of Personal Financial Advisors' Special Achievement Award (2006) and the Pioneers in Financial Services Award by William Paterson University's Cotsakos College of Business (2013). He was named Visionary of the Year by the Texas Tech University's Division of Personal Financial Planning (2008), was recognized as one of Investment Advisor Magazine's top 25 most influential people in the registered investment advisor community (2004, 2006, 2009 and 2011) and in 2015 he was named one of Investment Advisor Magazine's "35 for 35," highlighting the most influential people in and around the industry during the publication's 35 year history. Mr. Bradley holds a B.S. degree in business administration, with a concentration in finance, from the University of Richmond, Robins School of Business and also completed the Securities Industry Institute program, sponsored by the Securities Industry and Financial Markets Association

("SIFMA"), at the Wharton School. He also holds several financial services industry securities licenses.
Ellen L.S. Koplow has served as general counsel since June 2001 and was named secretary in November 2005. She manages the Company's legal and government relations departments. Ms. Koplow previously also oversaw the Company's compliance and internal audit functions. She joined the Company in May 1999 as deputy general counsel and was named acting general counsel in November 2000. Prior to joining the Company, Ms. Koplow was managing principal of the Columbia, Maryland office of Miles & Stockbridge P.C. She served as a member of the New York Stock Exchange Commission on Corporate Governance, and she completed the Rock Center for Corporate Governance Directors College series held at Stanford Law School. Ms. Koplow graduated cum laude from the University of Baltimore Law School in 1983, where she was a member of the Heuisler Honor Society, a Scribes Award winner and a Comments Editor for the Law Review. Ms. Koplow also holds a B.A. in Government and Politics from the University of Maryland, from which she received the Distinguished Alumni Award in 2011.
Thomas A. Nally was appointed president of Institutional Services and named executive vice president of the Company in February 2012. In his role as president of Institutional Services, he oversees all institutional business functions, including the Company's independent investment advisor services, self-directed 401(k) and retirement trust businesses. Mr. Nally joined the Company upon its acquisition of TD Waterhouse in January 2006. From January 2006 until his current appointment, he was responsible for TD Ameritrade Institutional Sales, where he led his team to develop new advisor relationships and deliver a value added practice management solution to assist registered investment advisors in achieving their strategic business objectives. Prior to January 2006, Mr. Nally spent 12 years at TD Waterhouse in various leadership positions, including as senior vice president of TD Waterhouse Institutional, Brokerage Services. Over his tenure, he has held multiple management positions in various key areas of the business, including responsibility for trading, fixed income, advisor relations, client service, advisor technology, account services and operations for

EXECUTIVE COMPENSATION AND RELATED INFORMATION

approximately 5,000 independent registered investment advisors who custody assets with TD Ameritrade Institutional. Mr. Nally graduated from Rider University with a degree in Finance, he completed the Securities Industry Institute program, sponsored by SIFMA, at the Wharton School, and he completed executive education coursework at the Stanford Graduate School of Business. He was recognized as one of Investment Advisor Magazine's top 25 most influential people (2012 and 2014) and Investment News' 2013 Power 20 list of financial industry leaders. He also holds several financial services industry securities licenses.
Steven M. Quirk joined the Company upon its acquisition of thinkorswim in July 2009 and was appointed senior vice president of the Trader Group in July 2010. In November 2015, he was named executive vice president of the Company. In this role, Mr. Quirk leads development of strategies, products and the trading applications for retail traders and investors at TD Ameritrade. Prior to his current role, he was responsible for the development of new trading tools and technology enhancements for the Company's trading platform. Mr. Quirk played a major role in the successful acquisition and integration of thinkorswim by TD Ameritrade. Mr. Quirk joined thinkorswim in July 2007, where he served in various leadership positions. In prior leadership roles, Mr. Quirk led the Chicago division of Van der Moolen USA and was a partner at SCMS LLC for several years. Mr. Quirk began his trading career at the Chicago Mercantile Exchange and Chicago Board Options Exchange (CBOE) in 1987. While at the CBOE, Mr. Quirk served on the CBOE Index Market Performance Committee and the Arbitration Committee. Mr. Quirk is a recognized industry expert on trading technology and retail trading behavior and is a regular contributor to various media outlets including Barron's, CNBC, Fox Business, the Wall Street Journal and CNBC Asia. Mr. Quirk holds a Bachelor's Degree in Risk, Insurance and Marketing from the University of Wisconsin. He also holds several industry licenses.

C o m p e n s a t i o n D i s c u s s i o n
a n d A n a l y s i s
Overview
This section describes the fiscal year 2015 compensation for our chief executive officer, our former chief financial officer, each of our other three most highly compensated executive officers employed at the end of fiscal year 2015 and our current chief financial officer, who would have been among the other three most highly compensated executive officers except that he was not serving as an executive officer as of September 30, 2015. We refer to these individuals as our named executive officers. Our named executive officers for fiscal year 2015 were:

•	Fredric J. Tomczyk, Chief Executive Officer

•	William J. Gerber, Executive Vice President, Chief Financial Officer

•	Marvin W. Adams, Executive Vice President, Chief Operating Officer

•	J. Thomas Bradley, Jr., Executive Vice President, Retail Distribution

•	Thomas A. Nally, Executive Vice President, Institutional Services

•	Stephen J. Boyle, Executive Vice President, Finance
Changes in Management
The Summary Compensation Table and related tables below refer to the principal positions held by Messrs. Tomczyk, Gerber, Adams, Bradley, Nally and Boyle as of September 30, 2015. Although Mr. Gerber no longer serves as an executive officer of the Company, he appears in the Summary Compensation Table and related tables below.
On January 13, 2015, Mr. Gerber, former executive vice president and chief financial officer, announced his intention to retire from the Company on September 30, 2015, and he entered into a consulting and release of claims agreement described under the heading "Potential Payments Upon Termination or Change-in-Control." The

EXECUTIVE COMPENSATION AND RELATED INFORMATION

terms of this agreement, which are taken into account in his data included in the Summary Compensation Table and other tables below, provide for a single lump sum cash payment for his fiscal year 2015 annual cash and equity incentive award based on actual performance, rather than a combination of cash and equity, and accelerated vesting of all unvested restricted stock units ("RSUs") as of the date of his retirement. In addition, Mr. Gerber will receive cash payments, in an aggregate amount of $2.5 million, to be paid over four years following the date of his retirement (subject to required withholdings) in exchange for entering into a consulting and release of claims agreement containing customary terms, including a noncompetition agreement for 24 months and providing support and counsel to the CEO and his successor to assist in the transition of the CFO responsibilities.
On March 25, 2015, Mr. Boyle entered into an agreement to become the Company's executive vice president, finance effective July 1, 2015 and chief financial officer effective October 1, 2015. The terms of his agreement, which are taken into account in his data included in the Summary Compensation Table and other tables below, provide for an annual base salary of $400,000 and an annual incentive target for fiscal year 2015 of $1.35 million, comprised of equal parts cash and equity. Following the commencement of his employment with the Company, in order to replace equity compensation he forfeited from his prior employer, he was granted a special award of RSUs valued at $3 million that vest in full on the third anniversary of the grant date.

On November 9, 2015, Mr. Tomczyk notified the board of directors of his retirement as chief executive officer, effective September 30, 2016, and of his resignation as president, effective January 2, 2016. Until the date of his retirement on September 30, 2016, he will continue to serve as the chief executive officer.
On November 9, 2015, Tim Hockey entered into an agreement to become the Company's president, effective January 2, 2016 and chief executive officer, effective October 1, 2016. The terms of his agreement provide for an annual base salary of $750,000, an annual cash incentive target of $1.575 million (subject to proration for fiscal year 2016) and an annual equity incentive target of $3.675 million. Upon the commencement of his employment, in order to replace equity compensation he forfeited from his prior employer, Mr. Hockey was granted a special award of RSUs valued at $5.1 million that vest in full on the fifth anniversary of the grant date and a special award of stock options valued at $3.1 million with pro-rata annual vesting over four years.
Compensation-related Agreements and Plans
This discussion and the executive compensation tables below are based in part on the employment agreements of Messrs. Tomczyk, Adams and Boyle, the consulting and release of claims agreement of Mr. Gerber and the terms of our Management Incentive Plan and Long-Term Incentive Plan. We refer you to those agreements and plan documents for the complete terms.

Where you can find more information

Name	Description	SEC Filing
Fredric J. Tomczyk	Employment Agreement	● Form 8-K filed on August 1, 2013, Exhibit 10.1
William J. Gerber	Consulting and Release of Claims Agreement	● Quarterly Report on Form 10-Q filed on February 5, 2015, Exhibit 10.2
Marvin W. Adams	Term Sheet Amendment to Term Sheet	● Quarterly Report on Form 10-Q filed on May 6, 2011, Exhibit 10.4 ● Quarterly Report on Form 10-Q filed on February 6, 2013, Exhibit 10.3
Stephen J. Boyle	Term Sheet	● Quarterly Report on Form 10-Q filed on May 7, 2015, Exhibit 10.1
Tim Hockey	Summary of Employment Agreement	● Form 8-K filed on November 10, 2015
All Executive Officers	Long-Term Incentive Plan Management Incentive Plan	● Appendix A to this Proxy Statement ● Appendix B to this Proxy Statement

EXECUTIVE COMPENSATION AND RELATED INFORMATION

We have organized this report as follows:

1.	First, we provide information regarding our Compensation Committee and its role in setting executive compensation.

2.	Next, we discuss the guiding principles underlying senior executive compensation policies and decisions.

3.	We describe the risk assessment of our compensation programs.

4.	We discuss the elements of compensation, how we determined the amount of each element and how each element fits into the Company's compensation objectives.

5.	We describe stock ownership guidelines.

6.	We discuss severance and change in control provisions.

7.	We discuss certain tax treatment of senior executive compensation.

8.	We conclude by describing certain compensation-related actions taken since the end of fiscal year 2015.

1.	The H.R. and Compensation Committee
The Compensation Committee establishes and administers the Company's executive compensation programs and, in consultation with the Risk Committee, reviews compensation-related risks. The board of directors evaluates the performance of the chief executive officer and reviews the Compensation Committee's compensation recommendation. The Compensation Committee then formally approves the chief executive officer's compensation. The chief executive officer and the Compensation Committee together assess the performance of each of the other named executive officers and then the Compensation Committee determines their compensation based on initial recommendations from the chief executive officer. Beginning in October 2005, the Compensation Committee retained Mercer Human Resources Consulting ("Mercer") to advise the Compensation Committee on executive compensation practices and market compensation levels. Annually, Mercer provides the Compensation Committee with independent validation of the market data provided by management. In addition,

Mercer provides management with guidance on industry trends and best practices. Management also engages Mercer to provide consulting services to the Company on its health and welfare plans. In fiscal year 2015, Mercer earned $33,439 in fees for executive compensation market analysis and $431,336 in fees for other services, including consulting services on the Company's benefit plans, compensation market surveys and compensation market survey software. In addition, the Company paid an affiliate of Mercer $697,447, which was primarily for premiums on certain insurance coverages during fiscal year 2015. The other services and insurance coverages were not approved by the board of directors or the Compensation Committee because they relate to broad-based compensation and benefit plans.
The Compensation Committee is composed of non-employee directors of the board. No member of the Compensation Committee during fiscal year 2015 was an employee of the Company or any of its subsidiaries at the time of his service on the Compensation Committee. Each member of the Compensation Committee during fiscal year 2015 qualified as a "non-employee director" under rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") and as an "outside director" under section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"). Mr. Masrani, group president and chief executive officer of TD, serves on the Compensation Committee. Given that TD is the Company's largest stockholder, we believe Mr. Masrani's views are properly aligned with stockholder interests.
The Compensation Committee has delegated to the chief executive officer of the Company (the "CEO") the authority to increase the compensation of, and grant equity awards to, any employee participating in the Management Incentive Plan (the "MIP"), except for executive officers and employees whose total target compensation equals or exceeds $1 million per year, subject in each case to any increase or grant being (1) within the budget previously approved by the Compensation Committee and (2) in accordance with the terms of the applicable compensation plan.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

2.	Guiding Principles
The objective of the executive compensation plans is to attract, retain and motivate high-performing executives to create sustainable long-term value for stockholders. To achieve this objective, the Company and the Compensation Committee use the following guiding principles when evaluating executive compensation policies and decisions:

•	Alignment with the Company's Business Strategy
—Executive compensation is linked with the
achievement of specific short- and long-term strategic business objectives and the Company's overall performance.
—Compensation plans are linked to key business
drivers that support long-term stockholder value creation.

•	Alignment to Stockholders' Interests
—The interests of executives are aligned with those of
long-term stockholders through policy and plan design.
—Stock ownership guidelines are used to align the
interests of executives with those of stockholders over the long term.
—As an executive increases in seniority, an increasing
percentage of total compensation is subject to vesting through the greater use of equity-based awards to aid in retention and to focus executives on sustainable long-term performance.

•	Risk Management
—Compensation plan design should not create an
incentive for excessive risk-taking and each plan is reviewed on at least an annual basis to determine that it is operating as intended.
—Incentive compensation is subject to risk of
forfeiture in accordance with the clawback policy.

•	Pay for Performance
—Clear relationships should exist between executive
compensation and performance. Compensation should reward both corporate and individual performance.
—Total compensation includes a meaningful variable

component that is linked to key business objectives and the Company's overall performance.
—A substantial portion of variable compensation is
awarded in the form of equity-based awards.
—Equity awards are generally granted based on the
achievement of annual performance goals and are subject to time-based vesting.
—The Compensation Committee has the ability to
exercise negative discretion to reduce compensation.

•	Pay Competitively
—Target total compensation should be based on the
median of the competitive market and adjusted to reflect scope of responsibility, experience, potential and performance or other factors specific to the executive.
At the Company's 2015 Annual Meeting, stockholders approved, on a non-binding advisory basis, the compensation of the fiscal year 2014 named executive officers, with more than 99% of the total votes cast voting in favor of the say-on-pay proposal. In connection with the review of such vote and in considering the overall design of the executive compensation program, the Compensation Committee decided to maintain the general approach with respect to the Company's executive compensation program for fiscal year 2015.

3.	Risk Assessment
The Compensation Committee, together with the Risk Committee, assessed all of the Company's incentive compensation plans and has concluded that our compensation plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed all of the Company's executive, sales and broad-based compensation plans to determine if any provisions or practices create undesired or unintentional risk of a material nature. This risk assessment process included a review of plan design, including business drivers and performance measures. Incentive compensation plan design varies across business units based on differing goals established for business units. Incentive compensation targets are reviewed

EXECUTIVE COMPENSATION AND RELATED INFORMATION

annually and adjusted as necessary to align with quantitative and qualitative CEO goals (defined below). The Company's compensation structure includes the following risk-mitigating factors: approval of executive compensation by a committee of independent directors, performance-based long-term incentive awards aligned with stockholder interests, stock ownership guidelines and anti-hedging and clawback policies (described below).

4.	Elements of Compensation
Targeted Overall Compensation
The Company operates in the highly competitive
financial services sector, with a leadership position in retail securities brokerage services. The overall compensation program is designed to align the interests of executives with those of our stockholders and be competitive with the compensation practices of financial services companies with characteristics similar to the Company. The comparator group consists of:

•	E*TRADE Financial Corporation,

•	The Charles Schwab Corporation,

•	Ameriprise Financial, Inc.,

•	Broadridge Financial Solutions, Inc.,

•	CME Group Inc.,

•	Comerica Incorporated,

•	Fifth Third Bancorp,

•	Franklin Resources, Inc.,

•	Intercontinental Exchange, Inc.,

•	Invesco Ltd.,

•	Legg Mason, Inc.,

•	LPL Investment Holdings Inc.,

•	The NASDAQ OMX Group, Inc.,

•	Northern Trust Corporation,

•	Raymond James Financial, Inc., and

•	T. Rowe Price Group, Inc.
The criteria for determining the comparator group were industry, business mix, market capitalization, revenue, net income, geographic presence, say-on-pay stockholder advisory vote results, peer group inclusion and competition for talent.
Target total executive compensation consists of: (1) base salary, (2) incentive compensation, which is comprised of cash and equity, and (3) in the case of Mr. Adams, an additional annual equity award. Each of these elements of compensation, as well as the compensation package as a whole, is intended to enable the Company to remain competitive in attracting and retaining talented individuals. While base salaries and fixed annual equity awards are provided to reward executives on a day-to-day basis for their time and services, the incentive compensation links the executives' compensation to achievement of the Company's business strategy and stockholders' interests. These targeted total compensation levels are developed using market data from our comparator group and other financial services compensation data obtained from human resources consulting firms, such as McLagan, Mercer and Towers Watson. The market data considered as part of the competitive review reflect executive responsibilities that are similar to the responsibilities of our executive officers, where available. Mercer, our outside independent compensation consultant, reviewed the market compensation information and confirmed its appropriateness as a point of reference in setting target total compensation levels for each of our named executive officers for fiscal year 2015.
A significant portion of each executive's total compensation is variable or "at risk." The "at risk" portion of total compensation includes the annual cash incentive and the annual equity incentive, which are both linked to performance during the year. If the Company's or individual's performance is below target, "at risk" compensation may decrease. Conversely, if the Company's or individual's performance is above target, "at risk" compensation may increase.
The equity incentive compensation target is established so that a meaningful portion of total compensation is awarded as equity which vests in full on the third anniversary of the grant date. The target mix between cash and equity is based on total compensation level, with the portion that is

EXECUTIVE COMPENSATION AND RELATED INFORMATION

awarded as equity generally increasing as total compensation increases. This practice, combined with stock ownership guidelines, promotes retention and focuses executives on executing business strategies, sustaining performance and growing value for stockholders over the long-term.

Each named executive officer had target annual compensation for fiscal year 2015 as follows:

Name	Base Salary ($)	Target Cash Incentive ($)	Target Equity Incentive ($)	Total Target Incentive ($)	Additional Annual Equity Award(1) ($)	Targeted Overall Compensation ($)
Fredric J. Tomczyk	1,000,000	1,800,000	4,200,000	6,000,000	—	7,000,000
William J. Gerber	400,000	1,100,000	—	1,100,000	—	1,500,000
Marvin W. Adams	500,000	1,500,000	1,500,000	3,000,000	1,000,000	4,500,000
J. Thomas Bradley, Jr.	500,000	1,100,000	1,100,000	2,200,000	—	2,700,000
Thomas A. Nally	450,000	775,000	775,000	1,550,000	—	2,000,000
Stephen J. Boyle	400,000	675,000	675,000	1,350,000	—	1,750,000
(1) On October 22, 2012, in order to keep Mr. Adams' compensation competitive with current market compensation for similar positions in the financial services industry and to provide an additional retention incentive, the Compensation Committee approved additional annual RSU awards for Mr. Adams with a value of $1 million per year over a 5-year period. The initial award was granted on November 20, 2012. The fiscal year 2015 award is the fourth of the five annual awards. Pursuant to the provisions of the RSU agreements, the awards will vest in full on the third anniversary of each grant date, subject to Mr. Adams' continued employment through the applicable vesting date. However, in the event Mr. Adams ceases to be an employee due to his voluntary resignation on or after December 1, 2016, any granted and unvested awards will vest in full and be settled by the Company as soon as practicable after the date of his resignation. The awards are also subject to accelerated vesting upon certain other events of termination, as described under "Potential Payments Upon Termination or Change-in-Control" later in this section.
Consistent with the Company's overall compensation principles, a large percentage of the total compensation package is paid only after performance objectives have been met. The percentage of each executive's targeted total annual compensation that was subject to performance-based objectives for fiscal 2015 was:

Name	Performance- Based
Fredric J. Tomczyk	86%
William J. Gerber	73%
Marvin W. Adams	67%
J. Thomas Bradley, Jr.	81%
Thomas A. Nally	78%
Stephen J. Boyle	77%

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Annual Incentive Award
In fiscal year 2015, the first step for calculating awards under the annual incentive plan for executive officers was based on the achievement of goals for the following key metrics: (1) earnings per share ("EPS"), (2) market share of client revenue trades among the Company's primary publicly-traded competitors and (3) net new client assets. These goals were recommended by the CEO and established and approved by the Compensation Committee, to align the interests of executives with those of our stockholders. We refer to market share of client revenue trades and net new client assets as the quantitative CEO goals. In addition, the following factors were considered in determining the annual incentive awards of our executive officers:

•	Attainment of key qualitative short- and long-term goals, established by the CEO and approved by the Compensation Committee, which we refer to as the qualitative CEO goals and

•	Attainment of individual quantitative and qualitative performance goals.
The Compensation Committee reserves the right to reduce the payouts initially determined by the achievement of EPS and quantitative CEO goals by up to 40% for other qualitative considerations and up to an additional 40% based on each executive's specific performance of individual goals. In addition, the Compensation Committee retains the ability to exercise further negative discretion to reduce incentive payments to executives.
The Compensation Committee has designed our annual incentive plan to support our pay-for-performance philosophy, with the objective of closely aligning each executive to the long-term growth of the Company and the business strategy for which each executive is most responsible. Based on pre-established targets for EPS and quantitative and qualitative CEO goals, the Compensation Committee believes that the design provides for a balanced assessment of short- and long-term performance.
A portion of the annual incentive award is granted in equity under the Long-Term Incentive Plan (the "LTIP"). Equity is used to motivate, reward and retain key executives and to align their interests to those of stockholders. Equity awards are only granted if the applicable performance measures have been achieved, and then are subject to time-based vesting. If the Company grants RSUs as a component of the annual incentive, the RSUs will fully vest on the third anniversary of the grant date, so long as the executive is then employed by the Company. This vesting schedule aligns the long-term interests of executives with those of our stockholders. The vesting of RSU awards accelerates upon certain events of employment termination, as described under "Potential Payments Upon Termination or Change-in-Control" later in this section.
The MIP permits the "clawback" of any cash incentive awards, and the Company's RSU agreements permit the clawback of awards granted pursuant to the MIP and LTIP if the Compensation Committee determines, within three years of the date of the award, that certain conduct has occurred. Generally, under the terms of the clawback provisions, an executive who is involved in fraud or willful misconduct that results in a restatement of the Company's financial statements or who commits an act of fraud, negligence or breach of fiduciary duty resulting in material loss, damage or injury to the Company can be required to: (1) forfeit and transfer to the Company, at no cost to the Company, any unvested RSUs and any shares of common stock issued in connection with vested RSUs and (2) repay to the Company any cash incentive awarded under the MIP or any gain realized from the disposition of any such shares of common stock awarded under the LTIP. The board of directors adopted the clawback policy to prevent executives from unjustly benefiting from certain wrongful conduct.
The Compensation Committee believes that the clear performance measures and specific targets used by the Company ensure a strong, team-oriented, pay-for- performance philosophy. Our compensation plans are designed to permit the full incentive payments to executive officers to qualify as performance-based compensation under section 162(m) of the Code.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Fiscal Year 2015
For fiscal year 2015, 60% of the initial measurement of results under the annual incentive plan was based on EPS, a key measure of the Company's short-term financial performance. The remaining 40% was based on the quantitative CEO goals: (1) market share of client revenue trades among the Company's primary publicly traded competitors (16%) and (2) net new client assets (24%). Both quantitative CEO goals impact the Company's long-term financial performance and support its long-term strategic goals. All three metrics are intended to incentivize management to drive Company performance in alignment with stockholder interests. The goal ranges and corresponding maximum payout percentage for each of these measures is summarized below (boxed amounts represent actual results):

Fiscal Year 2015 Annual Incentive Award Maximum Payout (% of Target)	Fiscal Year 2015 Goals
	EPS ($)	Trading Market Share %	Net New Client Assets ($ Billions)
240%	$2.57 or above	N/A	N/A
200%	2.17	50.7% or above	$70.4 or above
180%	1.97	50.3%	66.6
161%	1.78	49.9%	63.0
140%	1.57	49.5%	59.0
132%	1.49	49.3%	57.5
100%	1.17	48.7%	51.4
80%	0.97	48.3%	47.6
40%	0.57	47.5%	40.0
0%	0.17	46.7%	32.4
In fiscal year 2015, the Company achieved EPS of $1.49, client trading market share of 51.0% and net new client assets of $63.0 billion. The following table summarizes the payout calculation based on actual performance results, qualitative adjustments and negative discretion applied by the Compensation Committee.

Goals	Actual Result	Calculated Payout Percentage	Weight	Weighted Payout Percentage	Qualitative Adjustments	Adjusted Payout Percentage
EPS	$1.49	132%	60%	79.2%	0.0%	79.2%
CEO goals:
Market share – client revenue trades	51.0%	200%	16%	32.0%
Net new client assets (dollars in billions)	$63.0	161%	24%	38.7%
Subtotal – CEO goals			40%	70.7%	(9.1)%	61.6%
Totals			100%	149.9%	(9.1)%	140.8%
Negative discretion:
Qualitative considerations (0% to 40%)						(20.0)%
Individual performance (0% to 40%)						(20.0)%
Final payout percentage						100.8%

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Qualitative downward adjustments to the quantitative CEO goal results were made to account for performance of long-term qualitative goals, resulting in funding for the CEO goals of 61.6%. Accordingly, under the terms of the annual incentive program for fiscal year 2015, the Compensation Committee approved annual incentive awards equal to 140.8% of the target annual incentive, subject to the exercise of up to 40% negative discretion for EPS and the CEO goals, up to 40% negative discretion for individual performance goals and further negative discretion based on other qualitative factors determined by the Compensation Committee. The Compensation Committee did not utilize a formula for qualitative considerations or individual performance assessment, as it does with EPS and the quantitative CEO goals, in determining the amount of negative discretion to apply. The qualitative considerations used in fiscal year 2015 to determine the appropriate amount, if any, of qualitative adjustments and negative discretion to be used consisted of the following key corporate performance goals: growth in client cash and market fee-based assets, client experience, progress on strategic initiatives, associate engagement and delivering superior stockholder return. The Compensation Committee decided that significant strides were accomplished in fiscal year 2015 on reaching the qualitative CEO goals and applied 20% negative discretion, reducing the maximum incentive award funding to 120.8% for each of the named executive officers. The Compensation Committee then used its judgment to measure the individual performance of each of these named executive officers in order to determine the amount of any additional negative discretion to employ. After all negative discretion was applied, actual incentive awards, as summarized in the table below, were 100.8% of target for each of the named executive officers.
Management was rewarded in fiscal year 2015 for successfully executing on the Company's business strategy, which, in the face of continued difficult operating conditions, resulted in numerous records for the year, including EPS, net new client assets and average client trades per day. The fiscal year 2015 annual incentive awards consisted of a cash component and an equity component for each named executive officer except Mr. Gerber, whose annual incentive award was paid entirely in cash.

The following table sets forth total cash and equity compensation earned by our named executive officers for service during fiscal 2015, including base salary, actual awards earned under the fiscal year 2015 annual incentive, and other equity awards.

Name	Base Salary ($)	Annual Incentive
		Cash Incentive ($)	Equity Incentive ($)	Total		Additional Annual Equity ($)	Total Annual Compensation ($)	Special Equity ($)
				($)	% of Target
Fredric J. Tomczyk	1,000,000	1,814,400	4,233,600	6,048,000	100.8%	—	7,048,000	—
William J. Gerber	400,000	1,108,800	—	1,108,800	100.8%	—	1,508,800	—
Marvin W. Adams	500,000	1,512,000	1,512,000	3,024,000	100.8%	1,000,000	4,524,000	—
J. Thomas Bradley, Jr.	500,000	1,108,800	1,108,800	2,217,600	100.8%	—	2,717,600	—
Thomas A. Nally	450,000	781,200	781,200	1,562,400	100.8%	—	2,012,400	—
Stephen J. Boyle(1)	96,923	680,400	680,400	1,360,800	100.8%	—	1,457,723	3,000,000
(1) For Mr. Boyle's service with his previous employer during fiscal year 2015, TD has agreed to reimburse the Company for a portion of his fiscal year 2015 cash incentive. The Company will receive $450,000 from TD, or 66.67% of Mr. Boyle's target cash incentive for fiscal 2015, based on eight months of service with his previous employer. Although TD is reimbursing the Company based on Mr. Boyle's target cash incentive, he was paid 100.8% for his fiscal 2015 cash incentive based on actual performance.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The equity awards for 2015 for each of these named executive officers were granted solely in the form of RSUs. Mr. Boyle's $3 million special RSU award was granted in connection with his hiring during fiscal year 2015, in order to replace equity compensation he forfeited from his prior employer. Because all of the other RSU awards were granted in fiscal year 2016, they are not included in the Summary Compensation Table or the Grants of Plan-based Awards and Outstanding Equity Awards at Fiscal Year-End tables later in this section. As described above, the RSUs will vest in full on the third anniversary of the grant date.

5.	Stock Ownership Guidelines and Anti-Hedging
Policy
The Compensation Committee and the board of directors strongly believe that senior executives should own a significant amount of Company common stock. This provides a direct and continuing alignment of financial interests between executives and stockholders.
The stock ownership guidelines for current named executive officers are as follows:

•	ten times base salary for Mr. Tomczyk and

•	five times base salary for Messrs. Adams, Boyle, Bradley and Nally.
The stock ownership guideline for Mr. Hockey is ten times his base salary. None of these executive officers are permitted to sell any equity interest in the Company until they meet their respective stock ownership guidelines, after which the chief executive officer must obtain prior approval from the Compensation Committee and all other senior executives must obtain prior approval from the chief executive officer. Mr. Tomczyk has agreed to maintain stock ownership under these guidelines for two years after he ceases to be an employee or director of the Company. The Company considers any stock held without restrictions, unvested restricted stock units, vested but unexercised in-the-money stock options, deferred compensation that will settle in common stock and common stock held under the Company's 401(k) plan in determining whether the stock ownership guidelines have been met. All current named executive officers have met the stock ownership guidelines.

The Company does not allow any of its employees to enter into hedging transactions involving its common stock.

6.	Change in Control and Severance Provisions
Our senior executive team has been instrumental to the success of the Company, and we believe it is important to provide certain benefits to them in the event of a change in control. We believe that the interests of our stockholders are best served if the interests of senior management are aligned with them, and providing change in control benefits should minimize any reluctance of senior management to pursue change in control transactions that may be in the best interest of our stockholders. Equity awards under the MIP will vest and settle as soon as practicable following termination by the Company for any reason, other than for cause, within 24 months after a change in control. Our executive officers are not entitled to any other benefits upon a change in control. Rather, our employment arrangements with Messrs. Tomczyk and Adams and our executive compensation practices (described later in this section under "Potential Payments Upon Termination or Change-in-Control") require a termination of employment without cause or resignation with good reason in connection with or following a change in control for any benefits to apply. We utilize this dual-trigger change in control provision because we believe that triggering payments simply upon a change in control is not in the Company's or stockholders' best interests.

7.	Tax Treatment
The Compensation Committee designs certain components of executive compensation to preserve income tax deductibility under section 162(m) of the Code. Section 162(m) generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation's chief executive officer and the three other most highly compensated executive officers.
The Company believes that the cash bonuses paid and stock-based awards granted to executive officers under the MIP are and will be fully deductible under section 162(m). In addition, the Company has adopted a policy that stock-based awards granted to its executive officers should

EXECUTIVE COMPENSATION AND RELATED INFORMATION

generally be made pursuant to plans that the Company believes satisfy the requirements of section 162(m). However, the Compensation Committee retains discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, may approve compensation that is not fully deductible.

8.	Actions Since End of Fiscal Year 2015
The table below summarizes RSUs granted to our named executive officers since the end of fiscal year 2015. Because these grants were made in fiscal year 2016, they are not included in the Summary Compensation Table or the Grants of Plan-based Awards and Outstanding Equity Awards at Fiscal Year-End tables later in this section.

Name	Fiscal 2015 Equity Incentive			Additional Equity Awards
	Amount Earned ($)	Number of Units (#)	Grant Date Fair Value ($)	Amount Earned ($)	Number of Units (#)	Grant Date Fair Value ($)
Fredric J. Tomczyk	4,233,600	116,788	4,260,963	—	—	—
William J. Gerber(1)	—	—	—	—	—	—
Marvin W. Adams	1,512,000	41,710	1,521,773	1,000,000	27,587	1,006,501
J. Thomas Bradley, Jr.	1,108,800	30,587	1,115,954	1,000,000	27,587	1,006,501
Thomas A. Nally	781,200	21,550	786,243	250,000	6,897	251,634
Stephen J. Boyle	680,400	18,769	684,779	—	—	—
(1) Pursuant to the provisions of Mr. Gerber's consulting and release of claims agreement, his compensation for fiscal year 2015 was paid in cash, rather than a combination of cash and equity.

The number of RSUs granted was determined by dividing the dollar amount earned by $36.25, the average of the high and low price of the Company's common stock for the 20 trading days ended November 25, 2015. The grant date fair value for accounting purposes was determined based upon the volume-weighted average market price (the
"VWAP") of the underlying common stock as of November 25, 2015, the date of the grant. The VWAP on November 25, 2015 was $36.4846. Except for Mr. Bradley's additional equity award, these awards vest in full on the third anniversary of the grant date if the executive is then employed by the Company.
On November 6, 2015, in order to provide an additional retention incentive, the Compensation Committee approved an additional award of RSUs to Mr. Bradley with a value of $1 million, with vesting on the fifth anniversary of the grant date, and an additional award of RSUs to Mr. Nally with a value of $250,000, with vesting on the third anniversary of the grant date.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

In consideration of the Company's annual executive compensation market review, discussed under "Elements of Compensation" above, the Compensation Committee approved the fiscal year 2016 target annual compensation for each named executive officer as follows:

Name	Base Salary ($)	Target Cash Incentive ($)	Target Equity Incentive ($)	Total Target Incentive ($)	Additional Annual Equity Award ($)	Targeted Overall Compensation ($)
Fredric J. Tomczyk(1)	1,000,000	6,000,000	—	6,000,000	—	7,000,000
Marvin W. Adams	500,000	1,500,000	1,500,000	3,000,000	1,000,000	4,500,000
J. Thomas Bradley, Jr.	500,000	1,250,000	1,250,000	2,500,000	—	3,000,000
Thomas A. Nally	500,000	850,000	850,000	1,700,000	—	2,200,000
Stephen J. Boyle	400,000	675,000	675,000	1,350,000	—	1,750,000
(1) In connection with Mr. Tomczyk's announced retirement on September 30, 2016, his compensation for fiscal year 2016 will be paid in cash, rather than a combination of cash and equity.
For fiscal 2016, Mr. Bradley's annual target incentive compensation was increased from $2.2 million to $2.5 million, which continues to be comprised of 50% cash and 50% equity. Mr. Nally's annual base salary was increased from $450,000 to $500,000 and his annual target incentive was increased from $1.55 million to $1.7 million, which continues to be comprised of 50% cash and 50% equity.

C o m p e n s a t i o n C o m m i t t e e R e p o r t

This report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The H.R. and Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" of this Proxy Statement with TD Ameritrade's management. Based on that review and those discussions, the H.R. and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into TD Ameritrade's Annual Report on Form 10-K for its 2015 fiscal year.

Wilbur J. Prezzano, Chairman
Bharat B. Masrani
Mark L. Mitchell

C o m p e n s a t i o n C o m m i t t e e
I n t e r l o c k s a n d I n s i d e r
P a r t i c i p a t i o n
Messrs. Prezzano, Clark, Cook, Masrani and Mitchell served as members of the Compensation Committee during fiscal 2015. During fiscal 2015, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

S u m m a r y C o m p e n s a t i o n T a b l e F o r F i s c a l Y e a r s 2 0 1 5, 2 0 1 4 a n d 2 0 1 3
The following table provides information about compensation earned during fiscal 2015, 2014 and 2013 by Mr. Tomczyk, our chief executive officer, Mr. Gerber, who served as our chief financial officer through September 30, 2015, our other three most highly compensated executive officers who were serving as executive officers as of September 30, 2015 and Mr. Boyle, our current chief financial officer who would have been among the other three most highly compensated executive officers except that he was not serving as an executive officer as of September 30, 2015. We refer to these individuals as our named executive officers. Mr. Gerber retired from the Company on September 30, 2015, and Mr. Boyle became an executive officer on October 1, 2015. In accordance with SEC rules, the compensation described in this table does not include medical or group life insurance received by the named executive officers that is available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the named executive officers that in the aggregate do not exceed $10,000.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Fredric J. Tomczyk President, Chief Executive Officer	2015	1,000,000	4,727,806	1,814,400	23,256	7,565,462
	2014	1,000,000	4,459,130	2,023,200	19,580	7,501,910
	2013	900,000	4,732,015	1,844,640	20,144	7,496,799
William J. Gerber Executive Vice President, Chief Financial Officer	2015	400,000	619,144	1,108,800	21,034	2,148,978
	2014	400,000	625,666	618,200	20,518	1,664,384
	2013	400,000	525,456	603,900	20,059	1,549,415
Marvin W. Adams Executive Vice President, Chief Operating Officer	2015	500,000	2,690,007	1,512,000	258,781	4,960,788
	2014	500,000	2,742,317	1,686,000	218,252	5,146,569
	2013	500,000	2,228,949	1,647,000	178,033	4,553,982
J. Thomas Bradley, Jr. Executive Vice President, Retail Distribution	2015	500,000	1,238,254	1,108,800	23,962	2,871,016
	2014	500,000	1,251,302	1,236,400	20,745	3,008,447
	2013	500,000	1,811,885	1,207,800	39,763	3,559,448
Thomas A. Nally Executive Vice President, Institutional Services	2015	450,000	872,422	781,200	19,994	2,123,616
	2014	450,000	796,272	871,100	19,560	2,136,932
	2013	400,000	888,595	768,600	20,174	2,077,369
Stephen J. Boyle Executive Vice President, Finance	2015	96,923	2,881,535	680,400	30,254	3,689,112

(1)
The amounts in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 for RSUs granted during the fiscal year. For a discussion of the underlying assumptions used and for further

EXECUTIVE COMPENSATION AND RELATED INFORMATION

discussion of the Company's accounting for its equity compensation plans, see the following sections of the Company's Form 10-K for the fiscal year ended September 30, 2015:

•	Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements
—Note 1. Nature of Operations and Summary of Significant Accounting Policies – Stock-based Compensation
—Note 11. Stock-based Compensation

(2)
The amounts in this column include the cash component of the annual incentive awards earned under the MIP. Pursuant to the provisions of Mr. Gerber's consulting and release of claims agreement, his compensation for fiscal year 2015 was paid in cash, rather than a combination of cash and equity (see "Potential Payments Upon Termination or Change-in-Control" section for additional details on Mr. Gerber's consulting and release of claims agreement). For Mr. Boyle's service with his previous employer during fiscal year 2015, TD has agreed to reimburse the Company for a portion of his fiscal year 2015 cash incentive. The Company will receive $450,000 from TD, or 66.67% of Mr. Boyle's target cash incentive for fiscal 2015, based on eight months of service with his previous employer.

(3)	The amounts in this column are summarized in the following table:

Name	Year	Income Taxes Reimbursed ($)	Employer Cash Contributions to Company's Qualified 401(k) Profit Sharing Plan ($)	Other(a) ($)	Total ($)
Fredric J. Tomczyk	2015	—	—	23,256	23,256
	2014	—	—	19,580	19,580
	2013	669	—	19,475	20,144
William J. Gerber	2015	894	20,140	—	21,034
	2014	979	19,539	—	20,518
	2013	689	19,370	—	20,059
Marvin W. Adams	2015	123,865	19,890	115,026	258,781
	2014	102,900	19,539	95,813	218,252
	2013	77,296	23,635	77,102	178,033
J. Thomas Bradley, Jr.	2015	4,072	19,890	—	23,962
	2014	1,206	19,539	—	20,745
	2013	9,388	19,424	10,951	39,763
Thomas A. Nally	2015	104	19,890	—	19,994
	2014	21	19,539	—	19,560
	2013	—	20,174	—	20,174
Stephen J. Boyle	2015	17,369	—	12,885	30,254

(a)
The fiscal year 2015 amount for Mr. Tomczyk consists of personal transportation costs and security system costs. The fiscal year 2015 amount for Mr. Adams consists of housing costs of $79,763 and commuting costs of $35,263. The fiscal year 2015 amount for Mr. Boyle consists of housing costs.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

G r a n t s o f P l a n - b a s e d A w a r d s D u r i n g F i s c a l Y e a r 2 0 1 5
The following table summarizes equity awards granted to our named executive officers in fiscal year 2015 under our LTIP. Equity awards granted in fiscal year 2016 for services rendered in fiscal year 2015 are summarized in the Compensation Discussion and Analysis under the heading "Actions Since End of Fiscal Year 2015."

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Fredric J. Tomczyk	11/25/2014(1)	137,273	4,727,806
William J. Gerber(2)	11/25/2014(1)	17,977	619,144
Marvin W. Adams	11/25/2014(1)	49,026	1,688,500
	11/25/2014(3)	29,079	1,001,507
J. Thomas Bradley, Jr.	11/25/2014(1)	35,953	1,238,254
Thomas A. Nally	11/25/2014(1)	25,331	872,422
Stephen J. Boyle	7/8/2015(4)	79,767	2,881,535

(1)
These RSUs represent the equity component of the fiscal year 2014 annual incentive award. The Company measures the fair value of the RSUs based upon the volume-weighted average market price, or VWAP, of the underlying common stock as of the date of the grant. The VWAP on November 25, 2014 was $34.4409 per share. The RSUs vest in full on the third anniversary of the grant date, subject to the named executive officer's continued employment with the Company through such date. RSU awards are automatically increased by the number of units equivalent to the value of any cash dividends paid by the Company while the awards are outstanding ("dividend equivalent units"). Dividend equivalent units are subject to the same vesting schedule as the underlying award.

(2)
In connection with Mr. Gerber's retirement, the Company entered into a consulting and release of claims agreement that provides for fully accelerated vesting of all unvested RSUs as of the date of his retirement, September 30, 2015, with settlement to occur on April 4, 2016.

(3)
These RSUs represent an additional annual equity award granted on November 25, 2014 at a fair value of $34.4409 per share (VWAP of the underlying common stock as of the grant date). The RSUs vest in full on the third anniversary of the grant date, subject to the named executive officer's continued employment with the Company through such date. This RSU award is eligible to receive dividend equivalent units as described in footnote (1) above.

(4)
Upon the commencement of Mr. Boyle's employment with the Company, in order to replace equity compensation he forfeited from his prior employer, he was granted a special award of RSUs on July 8, 2015 at a fair value of $36.1244 per share (VWAP of the underlying common stock as of the grant date). The RSUs vest in full on the third anniversary of the grant date, subject to the named executive officer's continued employment with the Company through such date. This RSU award is eligible to receive dividend equivalent units as described in footnote (1) above.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

O u t s t a n d i n g E q u i t y A w a r d s a t S e p t e m b e r 3 0 , 2 0 1 5
The following table provides information on the current holdings of stock option and stock awards by our named executive officers. This table includes unexercised option awards (all of which are currently vested and exercisable), unvested RSUs and unvested dividend equivalent units associated with the outstanding RSU awards. RSUs vest in full on the third anniversary of the grant date, subject to the named executive officer's continued employment with the Company through such date. The market value of the stock awards is based on $31.84, the closing market price of the Company's common stock on September 30, 2015 (the last business day of fiscal year 2015).

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Vesting Date
Fredric J. Tomczyk	1,150,000	$18.21	5/15/2018
	109,769	$19.91	11/24/2019
				264,586	8,424,418	11/20/2015
				69,723	2,219,980	11/20/2015
				157,567	5,016,933	11/26/2016
				138,998	4,425,696	11/25/2017
William J. Gerber	None			None
Marvin W. Adams	None			87,743	2,793,737	11/20/2015
				69,723	2,219,980	11/20/2015
				60,292	1,919,697	11/26/2016
				36,606	1,165,535	11/26/2016
				49,641	1,580,569	11/25/2017
				29,444	937,497	11/25/2017
J. Thomas Bradley, Jr.	None			58,274	1,855,444	11/20/2015
				69,723	2,219,980	11/20/2015
				44,213	1,407,742	11/26/2016
				36,404	1,159,103	11/25/2017
Thomas A. Nally	None			27,909	888,623	11/20/2015
				34,859	1,109,911	11/20/2015
				28,131	895,691	11/26/2016
				25,648	816,632	11/25/2017
Stephen J. Boyle	None			80,101	2,550,416	7/8/2018

EXECUTIVE COMPENSATION AND RELATED INFORMATION

O p t i o n E x e r c i s e s a n d S t o c k V e s t e d D u r i n g F i s c a l Y e a r 2 0 1 5
The following table summarizes stock awards that vested for the named executive officers during fiscal year 2015.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fredric J. Tomczyk	291,126	9,976,888
William J. Gerber(1)	115,833	3,667,766
Marvin W. Adams	105,126	3,291,495
J. Thomas Bradley, Jr.	66,500	2,082,115
Thomas A. Nally	35,529	1,253,332
Stephen J. Boyle	—	—
(1) In connection with Mr. Gerber's retirement, the Company entered into a consulting and release of claims agreement that provides for fully accelerated vesting of all unvested RSUs as of the date of his retirement, September 30, 2015. Settlement of the RSUs will occur on April 4, 2016, in order to comply with a six-month delay required under Section 409A of the Code. As of September 30, 2015, Mr. Gerber had 77,425 undistributed RSUs with a value of $2,465,212 based on the $31.84 closing price of the Company's common stock on that date.
P o t e n t i a l P a y m e n t s U p o n
T e r m i n a t i o n o r C h a n g e - i n - C o n t r o l
Introduction and Overview
The Company has entered into employment agreements with Messrs. Tomczyk, Adams and Boyle. The Company has entered into a consulting and release of claims agreement with Mr. Gerber. Messrs. Bradley and Nally do not have employment agreements. The employment agreements and certain compensation plans and award agreements require the Company to provide compensation and benefits to the executives in the event of a termination of employment, including in connection with a change in control of the Company. Payments are not triggered simply upon the occurrence of a change in control. Rather, our executives will only receive change in control benefits if their employment is terminated in certain instances following a change in control.

Compensation Plans and Award Agreements
Under the MIP, in the event of death or disability prior to the payment of a scheduled award, compensation will be paid to the executive's estate or other authorized person. Under the RSU award agreements, the consequences of death, disability, retirement, termination without cause and change in control are:

Triggering Event	Consequence
Death, disability or retirement	Award vests in full and settles as soon as practicable
Termination without cause	Award is prorated through the date of termination and then settles as soon as practicable
Change in control	Award vests in full and settles as soon as practicable following termination by the Company for any reason, other than cause, within 24 months after a change in control

In addition, in accordance with the Company's executive compensation practices, unless otherwise specified in an employment agreement, named executive officers will generally receive the following severance benefits upon

EXECUTIVE COMPENSATION AND RELATED INFORMATION

any termination by the Company without cause or a resignation by the executive for good reason following a change in control: (a) four weeks of base salary for each completed year of service, up to a maximum of 104 weeks, (b) four weeks of annual cash incentive for each completed year of service, up to a maximum of 104 weeks, calculated based on target performance and (c) continued Company-paid employer portion of premium costs for medical and dental coverage for a period equal to four weeks for each completed year of service, up to a maximum of 78 weeks.

Employment Agreements of Named Executive Officers
President and Chief Executive Officer – Fredric J. Tomczyk
Effective October 1, 2013, the Company and Mr. Tomczyk entered into an employment agreement to coincide with the expiration of his previous employment agreement on September 30, 2013. Following is a brief summary of certain terms of his employment agreement.
Tomczyk Employment Agreement

Provision	Summary
Position	President, Chief Executive Officer
Term
4-year term commencing October 1, 2013
•    Annual re-appointment as CEO by the approval of at least two-thirds (2/3) of the board of directors
•    Written notice of non-renewal by the Company at least 60 days before expiration
•    Written notice of voluntary retirement by Mr. Tomczyk at least 60 days before his resignation

Base Salary	$900,000 per year, and increased by the Compensation Committee to $1,000,000 beginning with fiscal year 2014
Annual Cash Incentive
Participation in MIP with annual cash incentive target of $1,680,000 for fiscal year 2014 (the Compensation Committee subsequently approved an increase in the target to $1,800,000 beginning with fiscal year 2014)

Equity Compensation
Participation in LTIP
•    Annual equity award with a target of $3,920,000 for fiscal year 2014 (the Compensation Committee subsequently approved an increase in the target to $4,200,000 beginning with fiscal year 2014, with the fiscal year 2016 award to instead be paid in cash in connection with Mr. Tomczyk's announced retirement on September 30, 2016)

Air Travel	Mr. Tomczyk is entitled to fly on private aircraft when traveling on Company-related business at the expense of the Company.
Car Service	Mr. Tomczyk is entitled to Company-paid car service transportation to and from work and when traveling by ground transportation on Company-related business.
Relocation and Tax Preparation
Upon Mr. Tomczyk's termination of employment, he is entitled to receive reimbursement of reasonable moving expenses to relocate to Canada and reimbursement of reasonable personal tax preparation costs for the tax year of the relocation.

Excise Tax
If benefits provided to Mr. Tomczyk constitute "parachute payments" within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then severance benefits may be paid in a lesser amount that would result in no portion being subject to the excise tax, if such reduction would result in the receipt, on an after-tax basis, of a greater amount of severance benefits.

Conditions to Receipt of Termination Payments and Benefits
As a condition to Mr. Tomczyk receiving severance payments, he is required to enter into a release of claims and is required to abide by non-competition, non-solicitation and non-disparagement covenants and share ownership requirements. The non-competition and non-solicitation covenants and the share ownership requirements cover a period of two years from the date of termination.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Definitions Under Mr. Tomczyk's Employment Agreement
"Good Reason" means the occurrence of any of the following without Mr. Tomczyk's express written consent:

•
a significant reduction of Mr. Tomczyk's duties, position, or responsibilities, relative to his duties, position, or responsibilities in effect immediately prior to such reduction, including (but not limited to) the board's failure to re-appoint Mr. Tomczyk as CEO on an annual basis;

•
a material reduction in the kind or level of employee benefits to which Mr. Tomczyk is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced, other than a one-time reduction that also is applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a percentage reduction of 10% or less;

•
a reduction in Mr. Tomczyk's base salary, target annual incentive, or annual award as in effect immediately prior to such reduction, other than a one-time reduction that also is applied to substantially all other executive officers of the Company and which one-time reduction reduces any of the base salary, target annual incentive, or annual award by a percentage reduction of 10% or less in the aggregate;

•	the relocation of Mr. Tomczyk to a facility or location more than 25 miles from his current place of employment; or

•	the failure of the Company to obtain the assumption of his employment agreement by a successor.
"Cause" means the occurrence of any of the following:

•	willful and continued failure to perform the duties and responsibilities of Mr. Tomczyk's position after there has been delivered to him a written demand for performance from the board which describes the basis for the board's belief that he has not substantially performed his duties and provides him with 30 days to take corrective action;

•
any act of personal dishonesty by Mr. Tomczyk in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in his substantial personal enrichment;

•	conviction of, or plea of nolo contendere to, a felony that the board reasonably believes has had or will have a material detrimental effect to the Company's reputation or business;

•	a breach of any fiduciary duty owed to the Company that has a material detrimental effect on the Company's reputation or business;

•
being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not he admits or denies liability);

•
(1) obstructing or impeding, (2) endeavoring to influence, obstruct or impede, or (3) failing to materially cooperate with, any investigation authorized by the board or any governmental or self-regulatory entity; however, failure to waive attorney-client privilege relating to communications with Mr. Tomczyk's own attorney in connection with any such investigation will not constitute cause; or

•
disqualification or bar by any governmental or self- regulatory authority from serving in the capacity contemplated by his employment agreement or his loss of any governmental or self-regulatory license that is reasonably necessary for him to perform his responsibilities to the Company if (1) the disqualification, bar or loss continues for more than 30 days and (2) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Vice President, Chief Operating Officer – Marvin W. Adams
Effective April 11, 2011, the Company and Mr. Adams entered into a term sheet agreement under which he serves as executive vice president and chief operating officer of the Company. The agreement was subsequently amended on December 19, 2012. Following is a brief summary of certain terms of his agreement.
Adams Term Sheet

Provision	Summary
Position	Executive Vice President, Chief Operating Officer
Base Salary	$400,000 per year, and increased by the Compensation Committee to $500,000 beginning with fiscal year 2013
Annual Cash Incentive
Participation in MIP with annual cash incentive target of $1,300,000 (guaranteed minimum of $1,300,000 for fiscal year 2011 only), and increased by the Compensation Committee to $1,500,000 beginning with fiscal year 2013

Equity Compensation
Participation in LTIP
•    Special equity award of 70,289 RSUs (granted April 20, 2011 and vested in full on April 20, 2014)
•    Annual equity award with a target of $1,300,000 (guaranteed minimum of $1,300,000 for fiscal year 2011 only), and increased by the Compensation Committee to $1,500,000 beginning with fiscal year 2013
•    On October 22, 2012, the Compensation Committee approved additional annual RSU awards for Mr. Adams with a value of $1 million per year over a 5-year period. In the event Mr. Adams ceases to be an employee due to his voluntary resignation on or after December 1, 2016, any such granted and unvested awards will vest in full and be settled by the Company as soon as practicable after the date of his resignation.

Conditions to Receipt of Termination Payments and Benefits
As a condition to Mr. Adams receiving severance payments, he is required to enter into a release of claims and is required to abide by non-competition and non-solicitation covenants for a period of one year from the date of termination.

Definitions Under Mr. Adams' Term Sheet
"Good Reason" means Mr. Adams no longer reports to Mr. Tomczyk or Mr. Adams is no longer a member of the Senior Operating Committee and is not offered a position in any replacement committee of an equal level of responsibility; provided that, in either event at the Company's discretion, Mr. Adams remains employed for a minimum of three months from the date of notice of termination for Good Reason and assists in an orderly transition of duties.
"Cause" means the occurrence of any of the following:

•	the failure by Mr. Adams to substantially perform his

duties, other than due to illness, injury or disability, which failure continues for ten days following receipt of notice from the Company specifying such failure;

•	the willful engaging by Mr. Adams in conduct which is materially injurious to the Company, monetarily or otherwise;

•
misconduct involving serious moral turpitude to the extent that in the reasonable judgment of the Company, Mr. Adams' credibility or reputation no longer conforms to the standard of the Company's executives; or

•	Mr. Adams' breach of any restrictive covenants to which he is subject.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Vice President, Chief Financial Officer – Stephen J. Boyle
On March 25, 2015,Mr. Boyle entered into a term sheet agreement to become the Company's executive vice president, finance effective July 1, 2015 and chief financial officer effective October 1, 2015. Following is a brief summary of certain terms of his agreement.
Boyle Term Sheet

Provision	Summary
Position	Executive Vice President, Finance, effective July 1, 2015 Executive Vice President, Chief Financial Officer, effective October 1, 2015
Base Salary	$400,000 per year
Annual Cash Incentive	Participation in MIP with annual cash incentive target of $675,000
Equity Compensation	Participation in LTIP • Special equity award of 79,767 RSUs (granted July 8, 2015 and scheduled to vest in full on July 8, 2018) • Annual equity award with a target of $675,000
Conditions to Receipt of Termination Payments and Benefits
As a condition to Mr. Boyle receiving severance payments, he is required to enter into a release of claims and is required to abide by non-competition and non-solicitation covenants for a period of two years from the date of termination.

Definitions Under Mr. Boyle's Term Sheet
"Cause" means the occurrence of any of the following:

•
the failure by Mr. Boyle to substantially perform his duties, other than due to illness, injury or disability, which failure continues for ten days following receipt of notice from the Company specifying such failure;

•	the willful engaging by Mr. Boyle in conduct which is

materially injurious to the Company, monetarily or otherwise;

•
misconduct involving serious moral turpitude to the extent that in the reasonable judgment of the Company, Mr. Boyle's credibility or reputation no longer conforms to the standard of the Company's executives; or

•	Mr. Boyle's breach of any restrictive covenants to which he is subject.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Consulting and Release of Claims Agreement
Former Executive Vice President and Chief Financial Officer – William J. Gerber
On January 13, 2015, Mr. Gerber announced his intention to retire from the Company on September 30, 2015, and entered into a consulting and release of claims agreement. Following is a brief summary of certain terms of his agreement.

Provision	Summary
Fiscal Year 2015 Annual Incentive	Payment of annual incentive compensation for fiscal 2015 entirely in cash, for which the actual payout was $1,108,800 in October 2015
Non-Competition and Consulting Payments	Non-competition and consulting amount of $2,500,000, with 20% payable on April 4, 2016 and the remaining 80% payable in three equal installments on January 16 of each of 2017, 2018 and 2019.
Equity Compensation
Fully accelerated vesting of all unvested RSU awards as of the date of his retirement, with settlement to occur on April 4, 2016
•    Fiscal 2012 annual incentive RSU award granted November 20, 2012 (37,118 units as of September 30, 2015)
•    Fiscal 2013 annual incentive RSU award granted November 26, 2013 (22,105 units as of September 30, 2015)
•    Fiscal 2014 annual incentive RSU award granted November 25, 2014 (18,202 units as of September 30, 2015)

Post-Retirement Benefits
Upon his retirement, Mr. Gerber is entitled to receive the employer portion of premium costs for the continuation of medical, vision and dental coverage under COBRA for a period of 24 months and reimbursement of security system costs through 2017.

Conditions to Receipt of Non-competition and Consulting Payments and Benefits	As a condition to Mr. Gerber receiving payments, he is required to abide by non-competition, non-solicitation and non-inducement covenants for a period of two years from the date of retirement.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Table – Potential Payments Upon Termination or Change-in-Control
The following table summarizes potential payments upon termination or change in control for the named executive officers, other than for Mr. Gerber where actual payments to be made under his consulting and release of claims agreement are presented. Each of the named executive officers will only be entitled to receive change in control benefits if his employment is terminated without cause or he resigns with good reason in connection with or following a change in control. "Cause" and "Good Reason," where applicable, are defined above in the summary of employment agreements for Messrs. Tomczyk, Adams and Boyle. Except as specifically indicated in the footnotes to the table below, we used the following assumptions in calculating the amounts included the table and discussion below:

•
As required by SEC rules, we assume the triggering event causing the payment occurred on September 30, 2015, the last business day of our last completed fiscal year, and the price per share of the common stock of the Company was $31.84, the closing market price on that date.

•
We treat all amounts of base salary and annual cash incentive that were earned and accrued, including unused vacation, as of the date of the triggering event as paid immediately prior to the triggering event.

Name	Event of Termination	Salary, Bonus and Severance ($)		Stock-based Awards ($)		Other Benefits and Perquisites ($)		Total (S)

Fredric J. Tomczyk	Termination without cause or resignation for good reason (including following a change in control)	5,160,000	(1)	23,805,557	(5)	118,283	(9)	29,083,840
	Retirement, expiration of agreement, death or disability	—		23,805,557	(5)	100,000	(10)	23,905,557

William J. Gerber	Retirement or death	2,500,000	(2)	2,465,212	(6)	43,664	(11)	5,008,876

Marvin W. Adams	Termination without cause or resignation for good reason	2,000,000	(3)	4,370,964	(7)	3,444	(12)	6,374,408
	Termination without cause or resignation for good reason following a change in control	2,000,000	(3)	12,823,431	(8)	3,444	(12)	14,826,875
	Death or disability	—		12,823,431	(8)	—		12,823,431

J. Thomas Bradley, Jr.	Termination without cause following a change in control	3,200,000	(4)	7,616,159	(8)	28,977	(13)	10,845,136
	Termination without cause	3,200,000	(4)	3,186,229	(7)	28,977	(13)	6,415,206
	Death or disability	—		7,616,159	(8)	—		7,616,159

Thomas A. Nally	Termination without cause following a change in control	1,978,846	(4)	4,397,009	(8)	19,485	(13)	6,395,340
	Termination without cause	1,978,846	(4)	1,631,005	(7)	19,485	(13)	3,629,336
	Death or disability	—		4,397,009	(8)	—		4,397,009

Stephen J. Boyle	Termination in connection with a change in control	1,488,461	(4)	3,148,021	(8)	5,818	(14)	4,642,300
	Termination without cause	1,488,461	(4)	—	(7)	5,818	(14)	1,494,279
	Death or disability	—		3,148,021	(8)	—		3,148,021

EXECUTIVE COMPENSATION AND RELATED INFORMATION

(1)
Represents a cash severance amount under Mr. Tomczyk's employment agreement, payable over the course of a two-year period beginning after the termination date. If Mr. Tomczyk's employment terminates after October 1, 2015, the $5,160,000 cash severance amount under his employment agreement will be reduced by $215,000 for each full month of employment he completed following that date. If Mr. Tomczyk's employment terminates upon the scheduled expiration of his employment agreement on October 1, 2017, he will not be entitled to any cash severance.

(2)
Represents actual non-competition and consulting payments to be made under Mr. Gerber's consulting and release of claims agreement, with 20% payable on April 4, 2016, and the remaining 80% payable in three equal installments on January 16 of each of 2017, 2018 and 2019.

(3)
Represents, as set forth in Mr. Adams' term sheet agreement, (a) continued payment of base salary for 12 months, and (b) an additional severance amount of $1,500,000, which represents the annual cash incentive for fiscal year 2015 calculated based on target performance.

(4)
Represents minimum cash severance payments, in accordance with the applicable employment agreement or the Company's executive compensation practices, consisting of (a) four weeks of base salary for each completed year of service up to a maximum of 104 weeks and (b) four weeks of annual cash incentive for each completed year of service calculated based on target performance up to a maximum of 104 weeks.

(5)
Under the terms and conditions of Mr. Tomczyk's employment agreement or RSU award agreements, under the LTIP, awards become immediately vested. Amounts represent the fair value as of September 30, 2015 of all outstanding RSU awards, including the MIP award for fiscal year 2015 that was granted subsequent to September 30, 2015. Each of Mr. Tomczyk's fully vested stock options will remain exercisable through the expiration of its maximum term as specified in the applicable stock option agreement.

(6)
Mr. Gerber's consulting and release of claims agreement provides for fully accelerated vesting of all unvested RSU awards as of his retirement date. Amount represents the fair value as of September 30, 2015 of all outstanding RSU awards.

(7)
In accordance with the applicable employment agreement or RSU award agreement, awards are prorated based on the number of 12 month periods which have elapsed since the date of grant and through the date of termination and then the awards vest in accordance with the applicable award agreement. Amounts represent the fair value of the awards as of September 30, 2015, prorated pursuant to the award agreement.

(8)
Under the terms and conditions of the applicable RSU award agreement, under the LTIP, awards become immediately vested. Amounts represent the fair value as of September 30, 2015 of all outstanding RSU awards, including any awards for fiscal year 2015 that were granted subsequent to September 30, 2015.

(9)
Represents (a) reimbursement of estimated costs of $100,000 for moving expenses and tax preparation services in connection with Mr. Tomczyk's relocation to Canada under the terms of his employment agreement and (b) the estimated employer portion of premium costs for the continuation of medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for a period equal to one month for each completed year of service, up to a maximum of 18 months, in accordance with the Company's executive compensation practices.

(10)	Represents reimbursement of estimated costs for moving expenses and tax preparation services in connection with Mr. Tomczyk's relocation to Canada under the terms of his employment agreement.

(11)
Under Mr. Gerber's consulting and release of claims agreement, this includes the estimated employer portion of premium costs of $39,551 for the continuation of medical, vision and dental coverage under COBRA for a period of 24 months after the retirement date and reimbursement of estimated security system costs through 2017.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

(12)
Under Mr. Adams' term sheet agreement, this represents the estimated employer portion of premium costs for the continuation of medical, vision and dental coverage under COBRA for a period of six months after the termination date.

(13)
Represents the estimated employer portion of premium costs for the continuation of medical, vision and dental coverage under COBRA for a period equal to one month for each completed year of service, up to a maximum of 18 months, in accordance with the Company's executive compensation practices.

(14)
Under Mr. Boyle's term sheet agreement, this represents the estimated employer portion of premium costs for the continuation of medical, vision and dental coverage under COBRA for a period of 12 months after the termination date.

STOCK OWNERSHIP AND RELATED INFORMATION

S t o c k O w n e r s h i p o f C e r t a i n
B e n e f i c i a l O w n e r s a n d M a n a g e m e n t
As of the Record Date, there were 536,710,087 shares of common stock issued and outstanding. The following table sets forth, as of the Record Date, the beneficial ownership of the Company's common stock by each of the current executive officers named in the Summary Compensation Table, by current directors and nominees, by each person believed by the Company to beneficially own more than 5% of the Company's common stock, by all current executive officers and directors of the Company as a group and by the other parties to the Company's Stockholders Agreement. Shares of common stock subject to options that are exercisable within 60 days of the Record Date are deemed beneficially owned by the person holding such options and are treated as outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Restricted stock units held by our directors and officers are included below, but do not have voting rights until the units vest and the underlying shares are distributed. Deferred stock units held by our directors are included below, but do not have voting rights until the underlying shares are distributed to the holder pursuant to his or her deferral election. The business address of each of the Company's directors and executive officers is:
TD Ameritrade Holding Corporation
200 South 108th Avenue
Omaha, Nebraska 68154

Name	Number of Shares of Common Stock	Percent of Shares of Common Stock
Directors and Executive Officers
Joseph H. Moglia, Chairman	287,500	*
Fredric J. Tomczyk,(1) Chief Executive Officer, Director	2,112,490	*
Tim Hockey, President, Director	—	*
Stephen J. Boyle,(2) Executive Vice President, Chief Financial Officer	99,244	*
Marvin W. Adams,(2) Executive Vice President, Chief Operating Officer	246,102	*
J. Thomas Bradley, Jr.,(3) Executive Vice President, Retail Distribution	318,276	*
Thomas A. Nally,(4) Executive Vice President, Institutional Services	171,874	*
Lorenzo A. Bettino,(2) Director	4,125	*
V. Ann Hailey, Director	—	*
Karen E. Maidment,(5) Director	55,169	*
Bharat B. Masrani, Director	—	*
Irene R. Miller, Director	—	*
Mark L. Mitchell,(6) Director	51,706	*
Wilbur J. Prezzano,(7) Director	102,755	*
Todd M. Ricketts,(8) Director	448,297	*
Allan R. Tessler,(9) Director	76,476	*
All Directors and Executive Officers as a group(10) (18 persons)	4,216,328	*

STOCK OWNERSHIP AND RELATED INFORMATION

Name	Number of Shares of Common Stock	Percent of Shares of Common Stock
Other Stockholders
The Toronto-Dominion Bank(11) Toronto-Dominion Centre P.O. Box 1 Toronto, Ontario, Canada M5K IA2
	222,919,287	41.5%
T. Rowe Price Associates, Inc.(12) P.O. Box 89000 Baltimore, MD 21289
	48,796,536	9.1%
J. Joe Ricketts,(13) Founder C/O Hugo Enterprises LLC 1395 S. Platte River Drive Denver, CO 80223
	50,148,631	9.3%
J. Joe Ricketts 1996 Dynasty Trust(14)	8,186,688	1.5%
Marlene M. Ricketts 1994 Dynasty Trust(14)	1,186,112	*

*     Less than 1% of the issued and outstanding shares.

(1)	Consists of 437,981 shares held by Mr. Tomczyk directly; 1,259,769 shares issuable upon the exercise of options exercisable within 60 days; and 414,740 restricted stock units.

(2)	Consists of restricted stock units.

(3)	Consists of 179,109 shares held by Mr. Bradley directly and 139,167 restricted stock units.

(4)	Consists of 89,398 shares held by Mr. Nally directly and 82,476 restricted stock units.

(5)	Consists of 3,582 shares held by Ms. Maidment directly; 3,808 restricted stock units; and 47,779 stock units held in a deferred compensation account for Ms. Maidment.

(6)	Consists of 21,130 shares held by Mr. Mitchell directly; 3,808 restricted stock units; and 26,768 stock units held in a deferred compensation account for Mr. Mitchell.

(7)	Consists of 39,205 shares held by Mr. Prezzano directly; 3,808 restricted stock units; and 59,742 stock units held in a deferred compensation account for Mr. Prezzano.

(8)
Consists of 165,586 shares held by Mr. Todd M. Ricketts directly; 3,808 restricted stock units; 7,769 shares held by Mr. Ricketts' spouse; and 271,134 shares held in trusts for the benefit of Mr. Ricketts' spouse and children.

(9)
Consists of 62,668 shares held by Mr. Tessler directly; 3,808 restricted stock units; and 10,000 shares held by International Financial Group, Inc. Mr. Tessler is chairman, chief executive officer and sole stockholder of International Financial Group, Inc.

(10)	Includes 1,259,769 shares issuable upon the exercise of options exercisable within 60 days.

(11)	Based on Schedule 13D/A filed on February 14, 2014 by The Toronto-Dominion Bank and TD Luxembourg International Holdings S.a.r.l., a wholly-owned subsidiary of The Toronto-Dominion Bank.

(12)
Based on a Form 13F filed on November 13, 2015 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. claimed sole voting authority with respect to 16,914,653 shares and no voting authority with respect to 31,881,883

STOCK OWNERSHIP AND RELATED INFORMATION

shares. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole voting power to vote the securities. For purposes of the 1934 Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(13)
Based on Schedule 13D/A filed on December 1, 2015 by Mr. J. Joe Ricketts and his spouse, Marlene M. Ricketts. Shares of common stock beneficially owned by Mr. J. Joe Ricketts consist of 36,274,906 shares held by him directly and 13,873,725 shares held by Marlene M. Ricketts.

(14)
The J. Joe Ricketts 1996 Dynasty Trust and the Marlene M. Ricketts 1994 Dynasty Trust are included among the Ricketts holders, which are parties to the Stockholders Agreement described below. Each of Mr. J. Joe Ricketts and his spouse, Marlene M. Ricketts, disclaim beneficial ownership of all shares held by the Dynasty Trusts.

S t o c k h o l d e r s A g r e e m e n t
Concurrently with entering into the share purchase agreement related to the Company's acquisition of TD Waterhouse, the Company, the Ricketts holders and TD entered into the Stockholders Agreement. The Stockholders Agreement contains certain governance arrangements and provisions relating to board of directors composition, stock ownership, transfers by TD and the Ricketts holders, voting and various other matters. On December 4, 2013, the Company entered into Amendment No. 5 to the Stockholders Agreement, which extended the term of the Stockholders Agreement until January 24, 2021 and, effective January 24, 2016, will remove the Ricketts holders as parties, which means that all of the rights and obligations of the Ricketts holders described below will end and have no force and effect after January 24, 2016 (the "Ricketts Cessation").
Governance of TD Ameritrade. The Stockholders Agreement provides that the board of directors of the Company consists of twelve members, five of whom may be designated by TD, three of whom may be designated by the Ricketts holders, one of whom is the chief executive officer of the Company and three of whom are outside independent directors. The outside independent directors are nominated by the OID Committee and subject to the consent of TD and the Ricketts holders. The number of directors designated by TD and by the Ricketts holders depends on their maintenance of specified ownership thresholds of common stock and may increase or decrease from time to time based on those ownership thresholds, but will never exceed five in the case of TD or three in the case of the Ricketts holders.
On December 22, 2015, Mr. Todd M. Ricketts was elected as a member of the board of directors as an outside independent director, effective February 18, 2016, obviating the requirement under the Stockholders Agreement that Mr. Ricketts resign from the board of directors immediately prior to the Annual Meeting in connection with the Ricketts Cessation.
In order to accommodate the election of Mr. Hockey as a member of the board of directors concurrent with his employment as president effective January 2, 2016, TD irrevocably waived its right to designate one of its directors. This waiver will expire at the first to occur of (1) the cessation of employment of Mr. Hockey by the Company, (2) the effective date of the resignation from the board of the current chief executive officer, or (3) October 1, 2016, at which time TD will have the right to designate the full number of directors provided for in the Stockholders Agreement. It is anticipated that Mr. Hockey will fill the board seat reserved for the chief executive officer under the Stockholders Agreement effective October 1, 2016, following the retirement of Mr. Tomczyk as chief executive officer. In 2013, the Ricketts holders' ownership decreased, resulting in a decrease in the number of directors that they are entitled to designate from two to one. The vacancy created by the decrease in the number of Ricketts holders' designates was filled by Mr. Bettino, an

STOCK OWNERSHIP AND RELATED INFORMATION

outside independent director, in accordance with the terms of the Stockholders Agreement. In May 2014, Mr. Moglia met the requirements for independence under the rules of NYSE and was designated as an outside independent director.
The Stockholders Agreement provides, subject to applicable laws and certain conditions and exceptions, that the Company shall cause each committee of its board of directors to consist of two of the directors designated by TD, one director designated by the Ricketts holders and two outside independent directors. These levels of committee representation are subject to adjustment from time to time based on TD's and the Ricketts holders' maintenance of specified ownership thresholds. The parties to the Stockholders Agreement each agreed to vote their shares of common stock in favor of, and the Company agreed that it would solicit votes in favor of, each director nominated for election in the manner provided for in the Stockholders Agreement.
Share Ownership. TD is permitted to exercise voting rights only with respect to 45% of the outstanding shares of common stock of the Company for the remaining term of the Stockholders Agreement. Under the Stockholders Agreement, beginning January 24, 2016, if the Company's stock repurchases cause TD's ownership percentage to exceed 45%, TD shall use reasonable efforts to sell or dispose of such excess stock, subject to TD's commercial judgment as to the optimal timing, amount and method of sales with a view to maximizing proceeds from such sales. TD has no absolute obligation to reduce its ownership percentage to 45% by the termination of the Stockholders Agreement. However, prior to and following the termination of the Stockholders Agreement, TD will either not vote any such excess stock or, at the discretion of the Company, vote any such excess stock on any matter in the same proportions as all the outstanding shares of stock held by holders other than TD and its affiliates are voted. Beginning January 24, 2016, in no event may the Company repurchase shares of its common stock that would result in TD's ownership percentage exceeding 47%.
The Stockholders Agreement also provides that TD will not, subject to certain exceptions, solicit proxies with respect to common stock. Notwithstanding the limitations on TD's ownership described above, the Stockholders Agreement permits TD to make a non-public proposal to the board of directors to acquire additional shares pursuant to a tender offer or merger for 100% of the outstanding voting securities of the Company and to complete such a transaction, subject to the approval of independent directors and holders of a majority of the outstanding shares of common stock not affiliated with TD. Under the Stockholders Agreement, the Ricketts holders may acquire additional shares of common stock only up to an aggregate ownership interest of 29% of the outstanding common stock.
Right to Purchase Securities. TD and the Ricketts holders have the right to purchase up to their respective proportionate share of future issuances of common stock, other than in connection with the Company stock issued as consideration in an acquisition by the Company. If the Company proposes to issue shares as consideration in an acquisition, the Company will discuss in good faith with TD and with the Ricketts holders alternative structures in which a portion of such shares would be sold to TD or the Ricketts holders, with the proceeds of such sale used to fund the acquisition.
The Stockholders Agreement further provides that if the Company engages in discussions with a third party that could result in the acquisition by such party of 25% of the voting securities or consolidated assets of the Company, the Company must offer TD the opportunity to participate in parallel discussions with the Company regarding a comparable transaction.
Transfer Restrictions. The Stockholders Agreement generally prohibits TD and the Ricketts holders from transferring shares of common stock, absent approval of the OID Committee, to any holder of 5% or more of the outstanding shares of the Company, subject to certain exceptions. As long as TD and the Company constitute the same audit client, TD may not engage the auditor of the Company, and the Company will not engage the auditors of TD, to provide certain non-audit services.

STOCK OWNERSHIP AND RELATED INFORMATION

Information Rights. Subject to confidentiality and nondisclosure obligations and as long as it owns at least 15% of the outstanding shares of common stock, TD is entitled to access information regarding the Company's business, operations and plans as it may reasonably require to appropriately manage and evaluate its investment in the Company and to comply with its obligations under U.S. and Canadian laws.
Obligation to Repurchase Shares. If the Company issues shares of its common stock pursuant to any compensation or similar program or arrangement, then the Company will, subject to certain exceptions, use its reasonable efforts to repurchase a corresponding number of shares of its common stock in the open market within 120 days after any such issuance.
Non-Competition Covenants. Subject to specified exceptions, the Stockholders Agreement generally provides that TD and its affiliates may not participate in or own any portion of a business engaged in the business of providing securities brokerage services in the U.S. to retail traders, individual investors and registered investment advisors. If TD acquires indirectly a competing business as a result of its acquisition of a non-competing business, TD must offer to sell the competing business to the Company at its appraised fair value determined in accordance with the terms of the Stockholders Agreement. If the Company decides not to purchase the competing business, TD must use commercially reasonable efforts to divest the competing business within two years. TD and its affiliates are permitted under the terms of the Stockholders Agreement to own a passive investment representing less than 2% of a class of equity securities of a competing business so long as the class of equity securities is traded on a national securities exchange in the U.S. or the Toronto Stock Exchange. TD also is permitted to engage in certain activities in the ordinary course of its banking and securities businesses. In addition, the Company has agreed that it will not hold or acquire control of a bank or similar depository institution except (1) as a result of a business combination transaction approved by the Company's board of directors and involving an entity not more than 75% of whose consolidated revenues were generated by one or more insured depository institutions and as to which (a) TD has elected to acquire such entity's insured depository institutions at a price mutually agreed between the Company and TD, (b) the Company divests or causes the seller to divest completely such insured depository institution before closing, or (c) TD otherwise consents to the business combination transaction with such entity, or (2) in the event that TD does not hold control of any bank or similar depository institution that is able to offer money market deposit accounts to clients of the Company as a designated sweep vehicle or TD has indicated that it is not willing to offer such accounts to clients of the Company through a bank or similar depository institution it controls.
Termination of the Stockholders Agreement. The Stockholders Agreement will terminate (1) with respect to the Ricketts holders, upon the earlier of (a) their aggregate ownership of common stock falling below approximately 4% or (b) January 24, 2016 and (2) in its entirety, upon the earliest to occur of (a) the consummation of a merger or tender offer where TD acquires 100% of the common stock, (b) January 24, 2021, (c) the date on which TD's ownership of common stock falls below approximately 4% of the outstanding voting securities of the Company, (d) the commencement by a third party of a tender offer or exchange offer for not less than 25% of the Company's common stock, unless the board of directors recommends against the offer and continues to take steps to oppose the offer, (e) the approval by the board of directors of a business combination that would result in another party owning more than 25% of the voting securities or consolidated assets of the Company or which would otherwise result in a change of control of the Company, or (f) the acquisition of more than 20% of the voting securities of the Company by a third party. For a period of up to one year following a termination under clause (2)(d), (2)(e) or (2)(f) above, TD and, until January 24, 2016, the Ricketts holders will be prohibited from acquiring shares of the Company's common stock that would cause, in the case of TD, its aggregate ownership to exceed 45% or, in the case of the Ricketts holders, 29%, except pursuant to a tender offer or merger for 100% of the outstanding shares of common stock approved by the holders of a majority of the Company's outstanding shares of common stock (other

STOCK OWNERSHIP AND RELATED INFORMATION

than the Ricketts holders and TD). In addition, during that one-year period, the provisions of the Stockholders Agreement relating to the designation of directors and certain other provisions will remain in effect.
S e c t i o n 1 6 ( a ) B e n e f i c i a l O w n e r s h i p
R e p o r t i n g C o m p l i a n c e
Based solely upon the Company's review of forms filed by directors, officers and certain beneficial owners of the Company's common stock (the "Section 16(a) Reporting Persons") pursuant to the 1934 Act, the Company has not identified any late filings by the Section 16(a) Reporting Persons.
C e r t a i n R e l a t i o n s h i p s a n d R e l a t e d
P a r t y T r a n s a c t i o n s
Review and Approval of Related Party Transactions. The board of directors has adopted a written Related Party Transactions Policy covering the review and approval or ratification of any transaction, arrangement or relationship involving the Company or any of its subsidiaries, with a value of $120,000 or more per fiscal year, and in which any related party had, has or will have a direct or indirect material interest required to be disclosed under applicable SEC rules. Related parties are our directors, executive officers and any stockholder beneficially owning more than 5% of our common stock or any of their immediate family members. Under the policy, the OID Committee reviews related party transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related party transaction, the OID Committee will consider, among other factors determined to be appropriate, the following factors (to the extent relevant to the related party transaction):

•	whether the terms of the related party transaction are fair to the Company and are no less favorable than terms that would apply if the transaction did not involve a related party;

•	whether there are business reasons for the Company to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an outside director; and

•
whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction and the ongoing nature of any proposed relationship.

Nothing in the policy supersedes or modifies any contractual rights or obligations provided in the Stockholders Agreement.

STOCK OWNERSHIP AND RELATED INFORMATION

Transactions with Related Parties
The Company transacts business and has extensive relationships with TD and certain of its affiliates. The following table describes transactions between the Company and related persons, including TD and its affiliates, for fiscal year 2015, or any currently proposed transaction in which the Company was or is to be a participant, in which the amount involved exceeds or could reasonably be expected to exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Transaction	Names & Interests of Related Persons	Revenues from and Expenses to Related Parties for Fiscal Year 2015	Other Information
Insured Deposit Account Agreement	U.S. bank subsidiaries of TD make available to clients of the Company FDIC-insured money market deposit accounts as either designated sweep vehicles or as non-sweep deposit accounts, and the Company provides marketing, recordkeeping and support services with respect to the money market deposit accounts. In exchange for providing these services, the Company is paid an aggregate marketing fee based on the weighted average yield earned on the client IDA assets, less the actual interest paid to clients, a servicing fee and the cost of FDIC insurance premiums.	$838.5 million of insured deposit account fee revenue	(1)
Canadian Call Center Services Agreement	TD receives and services calls at its London, Ontario site for clients of TD Ameritrade, Inc., a wholly-owned subsidiary of the Company.	$18.3 million of professional services expense	(2)
Referral and Strategic Alliance Agreement	A wholly-owned subsidiary of TD promotes the brokerage services of TD Ameritrade, Inc., and another TD wholly- owned subsidiary referred existing brokerage clients to TD Ameritrade, Inc.	$11.1 million of pre-tax income	(3)
TD Waterhouse Canada Order Routing Agreement	TD Ameritrade Clearing, Inc. ("TDAC"), a wholly-owned subsidiary of the Company, provides certain order routing services to TD Waterhouse Canada Inc. ("TDW Canada"), a wholly-owned subsidiary of TD.	$3.3 million of net order routing revenue	(4)
Securities Borrowing and Lending	TD Securities, Inc., an affiliate of TD, and the Company engage in securities borrowing and lending in connection with the Company's brokerage business.	$2.8 million of net interest revenue	(5)
Cash Management Services Agreement	TD Bank USA, N.A. ("TD Bank USA"), a wholly-owned subsidiary of TD, provides cash management services to clients of TD Ameritrade, Inc.	$1.6 million of clearing and execution costs	(6)
TD Waterhouse UK Servicing Agreement	TDAC provides clearing services to clients of TD Waterhouse Investor Services (Europe) Limited ("TDW UK"), a wholly-owned subsidiary of TD, that trade in U.S. equity securities.	$0.5 million in commission revenues	(7)
Mutual Fund Agreements	Certain mutual funds of a TD affiliate receive distribution and marketing support from the Company.	$0.4 million of investment product fee revenue	(8)

STOCK OWNERSHIP AND RELATED INFORMATION

Transaction	Names & Interests of Related Persons	Revenues from and Expenses to Related Parties for Fiscal Year 2015	Other Information
Sublease Agreements	The Company and TD are parties to sublease agreements where the Company and TD sublease building space to each other for administrative and operational purposes.	(9)	(9)
Margin Accounts	Certain directors and executive officers, and members of their immediate families, maintain margin trading accounts with the Company, as permitted by applicable law.	(10)	(10)
Trading Platform Hosting and Services Agreement	TDW Canada uses the thinkorswim trading platform, and TD Ameritrade, Inc. provides the services to support the platform.	(11)	(11)
Trademark License Agreement	The Company and TD are a party to a trademark license agreement that requires the Company to use the TD trademark and logo as part of the Company's corporate identity.	(12)	(12)
URL License Agreement	TD owns Internet domain names licensed to the Company.	(13)	(13)
Registration Rights Agreement	The Company, the Ricketts holders and TD are parties to a registration rights agreement, pursuant to which the Ricketts holders and TD are granted rights to be included in registrations of Company common stock.	(14)	(14)
Employee Compensation	The Company employs certain immediate family members of an executive officer that served during fiscal 2015.	(15)	(15)

(1)
The Company is party to an insured deposit account ("IDA") agreement, under which TD Bank USA and TD Bank, N.A. (together, the "TD Depository Institutions") make available to clients of the Company FDIC-insured money market deposit accounts as either designated sweep vehicles or as non-sweep deposit accounts. The Company provides marketing, recordkeeping and support services for the TD Depository Institutions with respect to the money market deposit accounts. In exchange for providing these services, the TD Depository Institutions pay the Company an aggregate marketing fee based on the weighted average yield earned on the client IDA assets, less the actual interest paid to clients, a servicing fee to the TD Depository Institutions and the cost of FDIC insurance premiums.

The current IDA agreement became effective as of January 1, 2013 and has an initial term expiring July 1, 2018. It is automatically renewable for successive five-year terms, provided that it may be terminated by either the Company or the TD Depository Institutions by providing written notice of non-renewal at least two years prior to the initial expiration date or the expiration date of any subsequent renewal period.
The fee earned on the IDA agreement is calculated based on two primary components: (a) the yield on fixed-rate "notional" investments, based on prevailing fixed rates for identical balances and maturities in the interest rate swap market (generally LIBOR-based) at the time such investments were added to the IDA portfolio (including any adjustments required to adjust the variable rate leg of such swaps to a one-month reset frequency and the overall swap payment frequency to monthly) and (b) the yield on floating-rate investments. As of September 30, 2015, the IDA portfolio was comprised of approximately 74% fixed-rate notional investments and 26% floating rate investments.

STOCK OWNERSHIP AND RELATED INFORMATION

The IDA agreement provides that the Company may designate amounts and maturity dates for the fixed-rate notional investments in the IDA portfolio, subject to certain limitations. For example, if the Company designates that $100 million of deposits be invested in 5-year fixed-rate investments, and on the day such investment is confirmed by the TD Depository Institutions the prevailing fixed yield for the applicable 5-year U.S. dollar LIBOR-based swaps is 1.45%, then the Company will earn a gross fixed yield of 1.45% on that portion of the portfolio (before any deductions for interest paid to clients, the servicing fee to the TD Depository Institutions and the cost of FDIC insurance premiums). In the event that (1) the federal funds effective rate is established at 0.75% or greater and (2) the rate on 5-year U.S. dollar interest rate swaps is equal to or greater than 1.50% for 20 consecutive business days, then the rate earned by the Company on new fixed-rate notional investments will be reduced by 20% of the excess of the 5-year U.S. dollar swap rate over 1.50%, up to a maximum of 0.10%.
The yield on floating-rate investments is calculated daily based on the greater of the following rates published by the Federal Reserve: (1) the interest rate paid by Federal Reserve Banks on balances held in excess of required reserve balances and contractual clearing balances under Regulation D and (2) the daily effective federal funds rate.
The interest rates paid to clients are set by the TD Depository Institutions and are not linked to any index. The servicing fee to the TD Depository Institutions under the IDA agreement is equal to 25 basis points on the aggregate average daily balance in the IDA accounts, subject to adjustment as it relates to deposits of less than or equal to $20 billion kept in floating-rate investments or in fixed-rate notional investments with a maturity of up to 24 months ("short-term fixed-rate investments"). For floating-rate and short-term fixed-rate investments, the servicing fee is equal to the difference of the interest rate earned on the investments less the FDIC premiums paid (in basis points), divided by two. The servicing fee has a floor of 3 basis points (subject to adjustment from time to time to reflect material changes to the TD Depository Institutions' leverage costs) and a maximum of 25 basis points.
In the event the marketing fee computation results in a negative amount, the Company must pay the TD Depository Institutions the negative amount. This effectively results in the Company guaranteeing the TD Depository Institutions revenue equal to the servicing fee on the IDA agreement, plus the reimbursement of FDIC insurance premiums. The marketing fee computation under the IDA agreement is affected by many variables, including the type, duration, principal balance and yield of the fixed-rate and floating-rate investments, the prevailing interest rate environment, the amount of client deposits and the yield paid on client deposits. Because a negative marketing fee computation would arise only if there were extraordinary movements in many of these variables, the maximum potential amount of future payments the Company could be required to make under this arrangement cannot be reasonably estimated. Management believes the potential for the marketing fee calculation to result in a negative amount is remote.

(2)
In consideration of the performance by TD of the call center services, the Company pays TD, on a monthly basis, an amount approximately equal to TD's monthly cost. Either party may terminate this agreement without cause and without penalty by providing 24 months' prior written notice.

(3)
TD Ameritrade, Inc. is a party to a referral and strategic alliance agreement with TD Bank, N.A. and TD Wealth Management Services, Inc. ("TDWMS"), a wholly-owned subsidiary of TD. The strategic alliance agreement had an initial term of five years beginning February 1, 2010 and is automatically renewable for successive three-year terms, provided that it may be terminated by any party upon 180 days’ prior written notice. Under the agreement, TD Bank, N.A. promotes TD Ameritrade, Inc.'s brokerage services to its clients using a variety of marketing and referral programs and TDWMS referred its existing brokerage account clients to TD Ameritrade, Inc. while TDWMS discontinued its brokerage operations. TD Bank, N.A. clients that open brokerage accounts at TD Ameritrade, Inc.

STOCK OWNERSHIP AND RELATED INFORMATION

and TDWMS clients that elected to transfer their accounts to TD Ameritrade, Inc. are considered program clients. TD Ameritrade, Inc. retains a fee for providing brokerage services to the program clients, and the program's net margin is shared equally between TD Ameritrade, Inc. and TD Bank, N.A.

(4)
The order routing agreement automatically renews for successive one-year terms on October 31 each year, provided that it may be terminated by either party upon 90 days' prior written notice. Under the agreement, TDAC provides TDW Canada order routing services for U.S. equity and option orders to U.S. brokers and market centers with which TDW Canada has order execution arrangements. TDAC retains a percentage of the net order routing revenue it receives on TDW Canada trades and remits the remainder to TDW Canada.

(5)
In connection with its brokerage business, the Company engages in securities borrowing and lending with TD Securities, Inc. ("TDSI"). The transactions with TDSI are subject to the same collateral requirements as transactions with other counterparties.

(6)
In exchange for cash management services provided by TD Bank USA to clients of TD Ameritrade, Inc., the Company pays service-based fees agreed upon by the parties. This agreement will continue in effect as long as the IDA agreement remains in effect, provided that it may be terminated by TD Ameritrade, Inc. without cause upon 60 days' prior written notice to TD Bank USA.

(7)
Under this agreement, TDAC provides clearing services to clients of TDW UK that trade in U.S. equity securities. In exchange for such services, TDW UK pays TDAC a per-trade commission. The agreement has an initial term of ten years beginning July 16, 2010 and will automatically renew for consecutive two-year terms, provided that either party may give written notice of its intent not to renew at least 180 days prior to the end of the initial term or any renewal term.

(8)
The Company and an affiliate of TD are parties to a transfer agency agreement and a shareholder services agreement pursuant to which certain mutual funds are made available as money market sweep or direct purchase options to Company clients. The Company performs certain distribution and marketing support services and acts as a transfer agent with respect to those funds. In consideration for offering the funds, performing the distribution and marketing support services and acting as a transfer agent, an affiliate of TD compensates the Company in accordance with the provisions of the agreements. The transfer agency agreement may be terminated by an affiliate of TD upon 60 days' prior written notice and by the Company upon one year's prior written notice. The shareholder services agreement may be terminated by either party upon 15 days' notice.

(9)
Under these sublease agreements, the Company incurred $0.1 million of rental expense and recognized $0.1 million of sublease rental income during fiscal 2015. As of September 30, 2015, the Company expects to incur approximately $0.8 million of rental expense and recognize $0.5 million of sublease income over the remaining terms of these agreements.

(10)
Certain directors and executive officers, and members of their immediate families, maintain margin trading accounts with the Company as permitted by applicable law. Margin loans to these individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

(11)
On June 11, 2009, immediately following the closing of the Company's acquisition of thinkorswim Group Inc. ("thinkorswim"), the Company completed the sale of thinkorswim Canada, Inc. ("thinkorswim Canada") to TDW Canada. In connection with the sale of thinkorswim Canada, the Company and TDW Canada entered into a trading

STOCK OWNERSHIP AND RELATED INFORMATION

platform hosting and services agreement. The agreement had an initial term of five years beginning June 11, 2009 and automatically renews for additional periods of two years, unless either party provides notice of non-renewal to the other party at least 90 days prior to the end of the then-current term. Because this agreement represents contingent consideration to be paid for the sale of thinkorswim Canada, the Company recorded a $10.7 million receivable for the fair value of this agreement. Under the agreement, TDW Canada uses the thinkorswim trading platform and TD Ameritrade, Inc. provides the services to support the platform. In consideration for the performance by TD Ameritrade, Inc. of all its obligations under this agreement, TDW Canada pays TD Ameritrade, Inc., on a monthly basis, a fee based on average client trades per day and transactional revenues. Fees earned under the agreement are recorded as a reduction of the contingent consideration receivable until the receivable is reduced to zero, and thereafter will be recorded as fee revenue. As of September 30, 2015, the receivable balance for this agreement was approximately $2.1 million, a reduction of $2.4 million from September 30, 2014.

(12)
The Company and TD are a party to a trademark license agreement that requires the Company to use the TD trademark and logo as part of the Company's corporate identity. The following is a summary of selected provisions of the trademark license agreement.

The Company is required to use the TD Ameritrade name in the U.S. as its exclusive corporate entity name and to use the TD logo in connection with the TD Ameritrade name in the U.S. in corporate identity and marketing materials.
The Company has a worldwide (except in Canada) license to use the name and trademark "TD" as part of the trademark, service mark, trade name, corporate name or domain name "TD Ameritrade" in connection with the Company's business of providing securities brokerage services to retail traders, individual investors and registered investment advisors. TD has agreed not to use the TD mark or any trademarks, service marks, trade names, corporate names and domain names incorporating the TD mark in connection with any business or activity providing securities brokerage services to retail traders, individual investors and registered investment advisors in the U.S., as so restricted by the Stockholders Agreement.
TD and the Company jointly own the TD Ameritrade name. The Company has agreed to be responsible for the registration, maintenance and prosecution of any trademark applications and registrations for the TD Ameritrade name. The Company and TD have each agreed to be responsible for 50% of the costs and expenses associated with the registration, maintenance and prosecution of the TD Ameritrade trademark.
The Company has agreed to indemnify TD for liability incurred by TD as a result of the Company's (and any of its sublicensees') breach of its obligations under the trademark license agreement. TD has agreed to indemnify the Company for liability incurred by the Company so long as the Company's actions are in accordance with the terms of the trademark license agreement and the Company's use of the TD Ameritrade name or the TD logo is in a jurisdiction where TD has trademark applications or registrations or is using or has used the TD trademark or logo.
The trademark license agreement had an initial term of 10 years beginning June 22, 2005 and is automatically renewable for additional periods of 10 years, unless earlier terminated pursuant to the terms of the agreement.

(13)
TD and the Company are party to a license agreement pursuant to which TD granted the Company an exclusive license to use the TDWaterhouse.com Internet domain name for redirection to the Company's home page as well as the rights to include links to international TD Waterhouse Internet domain names. In exchange for those rights, the Company agreed to not transfer the rights to the domain names and to use commercially reasonable efforts to include a link on the homepage of the Company to the international TD Waterhouse websites. The term of the URL license agreement is 10 years from January 24, 2006 unless mutually extended. Either party may terminate the agreement if

STOCK OWNERSHIP AND RELATED INFORMATION

the trademark license is terminated or the other party materially breaches the agreement. The Company has the right to terminate the agreement for any reason upon 30 days' prior written notice.

(14)
The Company, the Ricketts holders and TD are parties to a registration rights agreement, pursuant to which the Ricketts holders and TD are granted the following rights to be included in registrations of Company common stock.

The Company has granted the Ricketts holders and TD, together, the right to demand registration of the shares of Company common stock held by them on nine separate occasions. Six of the nine demand rights, including two shelf registrations, are allocated to TD, and three of the nine demand rights, including one shelf registration, are allocated to the Ricketts holders.
The Company has also agreed that if at any time the Company proposes to file a registration statement with respect to any offering of its securities for its own account or for the account of any stockholder who holds its securities (subject to certain exceptions) then, as expeditiously as reasonably possible (but in no event less than 20 days prior to the proposed date of filing such registration statement), the Company shall give written notice of such proposed filing to all holders of securities subject to registration rights pursuant to the registration rights agreement, or registrable securities, and such notice shall offer the holders of such registrable securities the opportunity to register such number of registrable securities as each such holder may request in writing. The registration rights granted in the registration rights agreement are subject to customary restrictions such as minimums, blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the registration rights agreement contains other limitations on the timing and ability of stockholders to exercise demands.
The Company has agreed to pay all registration expenses, including the legal fees of one counsel for the stockholders exercising registration rights under the registration rights agreement, but excluding underwriting discounts, selling commissions, stock transfer taxes and any other legal fees of such stockholders.

(15)	A son and a daughter-in-law of Mr. Gerber each were employed by the Company during fiscal 2015 and received compensation ranging from approximately $162,000 to $175,000.

PROPOSAL NO. 2 — ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The guiding principles of the Company's compensation policies and decisions include aligning each executive's compensation with the Company's business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company's earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.
Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the board of directors believe that our compensation design and practices are effective in implementing our guiding principles. At the 2015 Annual Meeting, our stockholders approved the say-on-pay proposal with more than 99% of the total votes cast voting in favor.
As required by Section 14A of the 1934 Act, we are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this Proxy Statement. This advisory vote on executive compensation proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. We currently hold our say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur at the 2017 Annual Meeting.
As this is an advisory vote, the result will not be binding on the Company, the board of directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker how to vote on this "non-routine" proposal, your broker does not have authority to vote your shares. Where no instructions are indicated, properly executed and unrevoked proxies will be voted "FOR" the approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

G e n e r a l
We are asking stockholders to approve the amended and restated Long-Term Incentive Plan. The LTIP is intended to increase stockholder value by attracting and retaining high-caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability. The LTIP also is intended to permit us to pay compensation (following the achievement of specified performance goals) that is intended to be fully tax deductible for the Company under Section 162(m) of the Internal Revenue Code ("Section 162(m)").
The LTIP was last approved by stockholders at the 2011 Annual Meeting of Stockholders (the "2011 Annual Meeting"). The amended and restated LTIP has been changed in the following material ways since the 2011 Annual Meeting to:

•	permit us to establish performance periods (that is, the period of time over which performance is measured and compensation is earned) of up to five fiscal years (or twenty fiscal quarters);

•	set new, lower limits on the maximum number of awards under the LTIP that may be granted in any fiscal year to any non-employee director of the Company;

•
increase the limit on performance units that may be granted to any individual in any year and to provide flexibility to grant additional restricted stock units to an individual in connection with our initial hiring of that individual;

•	permit stock options intended to qualify as incentive stock options to be granted up to November 18, 2025.

•
clarify that the authority of the administrator of the LTIP to adjust the shares available under the LTIP, outstanding awards under the LTIP and other limits under the LTIP for various corporate transactions includes authority to adjust for an extraordinary cash dividend (although no extraordinary cash dividend currently is being contemplated or planned by the Company).

Importantly, the Company is not requesting any increase in the number of shares of our common stock that are available for grant under the LTIP. Other than as described above, the LTIP has not been changed in any material way. However, under Section 162(m), approval of a plan such as the LTIP is required every five years in order to be able to grant certain types of awards that are intended to qualify under Section 162(m). Thus, given that it has been five years since the LTIP was last approved by stockholders, we once again are submitting the LTIP to stockholders for approval. If stockholders approve the amended and restated LTIP, it will replace the version of the LTIP that was approved at the 2011 Annual Meeting. If stockholders do not approve the amended and restated LTIP, we will not make further grants under the LTIP to our "named executive officers" as shown in the Summary Compensation Table and Compensation Discussion & Analysis sections of this proxy statement. However, if that happens, we may be unable to make grants of equity incentive awards to named executive officers in order to retain them and motivate them to achieve the Company's goals. We also may choose to adopt other compensation plans or arrangements in addition to the LTIP, as business conditions and our goals may warrant.
The board of directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The board of directors expects that the LTIP will continue to be an important factor in attracting, retaining and rewarding the high-caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability.
In submitting the amended and restated LTIP for approval by stockholders at the Annual Meeting, we considered the following:

•	Attracting and Retaining Talent. The board considered the importance of an appropriately-sized pool of shares to attract, keep and engage high-caliber talent.

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

•
Historical Grant Practices. The board considered our historical grants of equity awards in the past three years. In fiscal years 2013, 2014 and 2015, we granted equity awards representing 2,112,269, 1,165,993 and 1,177,200 shares, respectively, or a total of 4,455,462 shares over the three-year period.

•
Forecasted Usage. If stockholders approve the amended LTIP, the Compensation Committee and the board currently anticipate that we likely will not request additional shares for the LTIP until our 2020 Annual Meeting of Stockholders at the earliest. However, future circumstances and business needs may result in us seeking more shares sooner than 2020. In determining this estimate, we considered that as of December 16, 2015, 7,578,876 shares were available for issuance under the LTIP (excluding shares already subject to outstanding awards that, if forfeited, may become available for issuance again), estimated cancellations returned back to the LTIP and forecasted future grants, which were assumed to be at approximately the same as recent levels.

S u m m a r y o f t h e L T I P
The following summary of the principal features of the LTIP is qualified in its entirety by the specific language of the LTIP, a copy of which is attached to this Proxy Statement as Appendix A and which may also be accessed from the SEC's website at www.sec.gov. In addition, a copy of the LTIP may be obtained upon written request to the Company.
General. The purpose of the LTIP is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company's success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares. A total of 42,104,174 shares of our common stock, subject to adjustment as described below, have been reserved for the granting of awards. These shares may be currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If any award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance. However, shares shall not again become available for issuance under the LTIP if they were (1) withheld or surrendered to satisfy tax withholding obligations of any award, (2) surrendered in payment of stock option exercise price or (3) subject to the grant of a stock appreciation right which were not issued upon settlement of the stock appreciation right. As of December 16, 2015, 7,578,876 shares of our common stock remained available for future issuance under the LTIP. As of that same date, there were 1,259,769 shares subject to issuance upon exercise of outstanding options, at a weighted average exercise price of $18.36, and with a weighted average remaining life of 2.6 years. In addition, as of December 16, 2015, there were a total of 3,394,512 shares subject to outstanding restricted stock units that remain subject to vesting and/or forfeiture.
Adjustments to Shares Subject to the LTIP. In the event of any merger, consolidation, reorganization, spin-off, stock dividend, extraordinary cash dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of common stock or other change in the corporate structure or capitalization affecting common stock (whether in cash, shares of our common stock, or other securities or property), the number of shares of stock reserved, the type and number of shares of stock which are subject to outstanding awards, the terms of any such outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) and the per person limits on grants under the LTIP shall be equitably adjusted by the board of directors or the Compensation Committee, in its sole discretion, to

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

preserve the value of benefits awarded or to be awarded to participants.
Administration. The LTIP will be administered by the Compensation Committee. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m). Subject to the provisions of the LTIP, the Compensation Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Compensation Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the LTIP forbids, without stockholder approval, the repricing of any outstanding option or stock appreciation right through either (1) the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new award, or (2) the amendment of outstanding options or stock appreciation rights to reduce the exercise price thereof.
The Compensation Committee will interpret the LTIP and awards granted thereunder, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the LTIP or any award. In addition, the LTIP includes a provision for the forfeiture or repayment of amounts paid thereunder in connection with certain events (also known as a "clawback") whether required by law or under a clawback policy adopted by the Company from time to time.
Eligibility. Awards may be granted to employees, consultants and directors of the Company or any present or future parent or subsidiary corporation of the Company and any other business, partnership, limited liability company or other entity in which the Company, or any parent or subsidiary corporation, holds a substantial ownership. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the

Company or any parent or subsidiary of the Company. The Compensation Committee has discretion to select the individuals who will receive awards under the LTIP. Consequently, it is not possible to state precisely the number of individuals who will receive awards. As of December 16, 2015, the Company had a total of approximately 6,500 individuals who were eligible to receive awards under the LTIP.
Stock Options. Each option granted must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the LTIP.
The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. Generally, the fair market value of the common stock is the closing market composite price per share on the date of grant as quoted on the Nasdaq Global Select Market. On December 16, 2015, the closing price of the Company's common stock on the Nasdaq Global Select Market was $35.70 per share.
An option's exercise price may be paid in cash, by check, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a "cashless exercise"), to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, or by any combination of these. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

Compensation Committee. The maximum term of any option is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Compensation Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.
Stock options are nontransferable by the optionee, other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.
Stock Appreciation Rights. Each stock appreciation right must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the LTIP.
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of the Company common stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of common stock. The Compensation Committee may grant stock appreciation rights in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant. The Company has not granted any stock appreciation rights pursuant to the LTIP.
Restricted Stock Awards. Each restricted stock award granted must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the LTIP. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The Company has not granted any restricted stock awards pursuant to the LTIP.
Restricted Stock Units. The Compensation Committee may grant restricted stock units which represent a right to receive shares of common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's service to the Company. The Compensation Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. The Company may pay the fair market value either in cash or in shares of common stock. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of stock are issued in settlement of such awards. However, the Compensation Committee may grant restricted stock units that entitle a participant to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid with respect to common stock.
Performance Units and Performance Shares. Performance units and performance shares are awards that result in a payment to a participant (in the form of cash, shares of equal value, or a combination thereof, as determined by the

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

Compensation Committee) if any applicable performance goals and/or other vesting criteria established by the Compensation Committee are achieved or the awards otherwise vest. Any applicable performance goals (which may be solely continued employment) will be determined by the Compensation Committee and may be applied based on company-wide, departmental or individual goals, applicable federal or securities laws, or any other basis determined by the Compensation Committee in its discretion. After the grant of an award of performance units or performance shares, the Compensation Committee may reduce or waive any performance objective for such award and may accelerate the time at which any restrictions will lapse or be removed. However, if the Compensation Committee desires that the Award be intended to qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see "Performance-Based Compensation" below for more information).
The initial value of a performance unit is established by the Compensation Committee on or before the grant date. The initial value of each performance share will be the fair market value of a Share on the grant date. Performance units and performance shares are subject to the per person award limits described further below.
Performance-Based Compensation. The Compensation Committee (in its discretion) may make performance goals applicable to a participant with respect to an award. Performance goals are measured over one or more specified periods referred to as performance periods. Performance periods may not be shorter than one fiscal quarter of the Company nor longer than five fiscal years (or twenty consecutive fiscal quarters). The LTIP previously did not set outer bounds on the duration of performance periods. The LTIP provides specific measures from which the Compensation Committee may base performance goals. Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: (1) cash flow, (2) client growth (assets or accounts), (3) client satisfaction, (4) earnings, (5) economic value added, (6) expense control, (7) income,

(8) revenue, (9) market share, (10) product quality, (11) total stockholder return, and (12) working capital.
Prior to the beginning of any applicable performance period or such later date as permitted under Section 162(m), the Compensation Committee will establish one or more performance goals applicable to the award. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The Compensation Committee may choose to set target goals (from the above list): (1) in absolute terms, (2) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. The Compensation Committee also will determine whether any elements (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles).
Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation Committee may provide for the payment of dividend equivalents or interest during the deferral period.

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

The Company reserves the right to grant awards that do not qualify for the performance-based exception under Section 162(m).
Individual Award Limitations. The LTIP contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any employee or consultant in any fiscal year (1) pursuant to options and/or stock appreciation rights is limited to 4,000,000 shares, (2) pursuant to restricted stock, restricted stock units or performance shares is limited to 2,000,000 shares, and (3) the maximum which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $15,000,000. Under the version of the LTIP that was approved at the 2011 Annual Meeting, the annual limit on performance units was $6,000,000 per individual. The other limits described immediately above have not been changed. An individual who is a new hire employee may be granted options or stock appreciation rights to purchase up to an additional 2,000,000 shares of stock, and an additional 1,000,000 shares of restricted stock or restricted stock units, in connection with his or her initial hiring with the Company. Under the version of the LTIP that was approved at the 2011 Annual Meeting, there was no provision for an additional amount of restricted stock or restricted stock units for new hires. The new hire limit for options and stock appreciation rights has not been changed. Each non-employee director may be granted awards in any fiscal year having a total grant date fair value (calculated using the same method as in the Company’s financial statements) of no more than $1,000,000. Under the version of the LTIP that was approved at the 2011 Annual Meeting, the same per person limits that apply to employees and consultants also applied to non-employee directors.
Effect of a Change in Control. The LTIP provides that in the event of a "change in control" of the Company after the date the stockholders approve the LTIP, the successor corporation will assume, substitute an equivalent award, or replace with a cash incentive program each outstanding award that is granted under the LTIP after the date the stockholders approve the LTIP. If there is no assumption, substitution or replacement with a cash incentive program of outstanding awards granted after the date the stockholders approve the LTIP, such awards will become fully vested and exercisable immediately prior to the change in control, and the Company will provide notice to the recipient that he or she has the right to exercise such outstanding awards for a period of 15 days from the date of the notice. The awards will terminate upon the expiration of the 15-day period.
Termination or Amendment. The LTIP will continue in effect until the first to occur of (1) its termination by the Compensation Committee or (2) the date on which all shares available for issuance have been issued and all restrictions on such shares have lapsed. However, no incentive stock option may be granted on or after November 18, 2025. Under the LTIP that was approved at the 2011 Annual Meeting, this date was January 19, 2016. The Compensation Committee may terminate or amend the LTIP at any time, provided that no amendment may be made without stockholder approval if (1) the Compensation Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the common stock of the Company is then listed or (2) the amendment purports to reprice stock options or stock appreciation rights. No termination or amendment may affect any outstanding award unless expressly provided by the Compensation Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.
S u m m a r y o f U. S. F e d e r a l I n c o m e T a x C o n s e q u e n c e s
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the LTIP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or

qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date" (as defined above under "Nonstatutory Stock Options"). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Compensation Committee or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock Awards"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Nonstatutory Stock Options"), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Tax Effect for the Company. As described above, the Company generally will be entitled to a tax deduction in connection with an award under the LTIP in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our chief executive officer and to our three other most highly compensated named executive officers (other than our chief executive officer and our chief financial officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the LTIP, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The LTIP has been designed to permit (but not require) the Compensation Committee to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby potentially permitting us to receive a full federal income tax deduction in connection with such awards.

PROPOSAL NO. 3 — APPROVAL OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

H i s t o r i c a l P l a n B e n e f i t s
Awards Granted to Certain Individuals and Groups. The number of restricted stock units or other awards (if any) that an individual may receive under the LTIP is in the discretion of the Compensation Committee and therefore cannot be determined in advance. Our executive officers and non-employee directors are eligible to receive awards under the LTIP and, accordingly, our executive officers and non-employee directors have an interest in this proposal. The following table sets forth the total number of shares of the Company's common stock subject to restricted stock units or other awards (if any) granted under the LTIP to the listed persons and groups during the fiscal year ended September 30, 2015.
Restricted Stock Units Granted to Certain Individuals and Groups
During the Fiscal Year Ended September 30, 2015

Name and Position	Number of Shares of Restricted Stock Units Granted
Fredric J. Tomczyk, Chief Executive Officer	137,273
William J. Gerber, Executive Vice President, Chief Financial Officer	17,977
Marvin W. Adams, Executive Vice President, Chief Operating Officer	78,105
J. Thomas Bradley, Jr., Executive Vice President, Retail Distribution	35,953
Thomas A. Nally, Executive Vice President, Institutional Services	25,331
Stephen J. Boyle, Executive Vice President, Finance	79,767
All executive officers, as a group	404,313
All directors who are not executive officers, as a group(1)	—
All other employees, including all officers who are not executive officers, as a group	772,887

(1)
Non-employee directors are eligible to receive awards under the LTIP and under our 2006 Directors Incentive Plan. During fiscal year 2015, non-employee directors did not receive any awards under the LTIP.

R e q u i r e d V o t e a n d B o a r d o f
D i r e c t o r s R e c o m m e n d a t i o n
The affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and voting on the matter is required to approve the LTIP. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this "non-routine" proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the proposal.
The board of directors believes that the LTIP is in the best interests of the Company and its stockholders for the reasons stated above.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED LTIP.

PROPOSAL NO. 4 — APPROVAL OF THE
AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

G e n e r a l
We are asking stockholders to approve the amended and restated Management Incentive Plan. The MIP is intended to increase stockholder value by motivating eligible executives to perform to the best of their abilities and to achieve the Company's objectives. The MIP also is intended to permit us to pay compensation (following the achievement of specified performance goals) that is intended to be fully tax deductible for the Company under Section 162(m).
The MIP was last approved by stockholders at the 2011 Annual Meeting. The amended and restated MIP has been changed in the following material ways since the 2011 Annual Meeting to:

•	permit us to establish performance periods (that is, the period of time over which performance is measured and compensation is earned) of up to five fiscal years (or twenty fiscal quarters); and

•	increase the limit on awards that may be earned by a participant during any fiscal year to $25,000,000.
Other than as described above, the MIP has not been changed in any material way since the 2011 Annual Meeting. Under Section 162(m), approval of a plan such as the MIP is required every five years in order to permit us to pay compensation that is intended to be fully tax deductible. Thus, given that it has been five years since the MIP was last approved by stockholders, we once again are submitting the MIP to stockholders for approval.
The Compensation Committee of our board of directors has approved the amended and restated MIP, subject to approval of our stockholders at the meeting. If stockholders approve the MIP, it will replace the version of the MIP that was approved by stockholders at the 2011 Annual Meeting. If stockholders do not approve the amended and restated MIP, we will not use the MIP after the date of the Annual Meeting. However, in that case, we may find it necessary or desirable to adopt another bonus plan or arrangement that likely would not permit us to take a full tax deduction for certain compensation paid under that plan or arrangement. We also may adopt other plans or arrangements in addition to the MIP.
S u m m a r y o f t h e M I P
The following paragraphs provide a summary of the principal features of the MIP and its operation. The summary is qualified in its entirety by reference to the full text of the MIP, a copy of which is attached hereto as Appendix B and which may also be accessed from the SEC's website at www.sec.gov. In addition, a copy of the MIP may be obtained upon written request to the Company.
Purpose. The purpose of the MIP is to increase stockholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company's objectives. The MIP's goals are to be achieved by providing such executives with incentive awards only after the achievement of specified goals relating to the performance of the Company.
Administration. The MIP will be administered by the Compensation Committee. The Compensation Committee may delegate specific administrative tasks to Company employees or others to assist with day-to-day administration of the MIP. To the extent such a delegation of authority has been made, the term "Compensation Committee" in this Proposal No. 4 should be read as "Compensation Committee or its delegate." Under the MIP, the Compensation Committee must consist of at least two members of the board who are not employees of the Company and who otherwise qualify as outside directors under Section 162(m). Subject to the terms of the MIP, the Compensation Committee has sole discretion to:

•	select the employees who will be eligible to receive awards;

•	determine the target award for each participant;

•	establish a period of time or "performance period" (subject to the limits described below) during which performance will be measured;

•	set the performance goals (from the list described

PROPOSAL NO. 4 — APPROVAL OF THE
AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

below) that must be achieved during the performance period before any actual awards are paid;

•	establish a payout formula to provide for an actual award greater or less than a participant's target award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the MIP.
Participation and Eligibility. The Compensation Committee selects the employees of the Company who will be eligible to receive awards under the MIP for each performance period. The actual number of employees who will be eligible to receive an award during any particular performance period cannot be determined in advance because the Compensation Committee has discretion to select the participants.
Approximately 45 employees were designated for participation in the MIP for fiscal year 2016. We currently expect that a similar number of employees will participate in future years and performance periods, but the actual number of employees participating may be higher or lower as determined by the Compensation Committee.
Plan Operation. The duration of each performance period will be determined by the Compensation Committee in its discretion. Since the inception of the MIP in 2007, each performance period has lasted for one fiscal year of the Company. The Compensation Committee currently expects that performance periods under the MIP will continue to last for one fiscal year each. However, the MIP permits the Compensation Committee to establish shorter or longer performance periods. Under the amended and restated MIP, no performance period may be shorter than a fiscal quarter of the Company nor longer than five fiscal years (or twenty consecutive fiscal quarters) of the Company. Prior to the amendment and restatement, the MIP gave the Compensation Committee discretion to specify a performance period of up to three fiscal years.
For each performance period, the Compensation Committee will designate the employees eligible to participate in that performance period and for each participant also will establish:

•	a target award, expressed as a percentage of the participant's base salary, a specific dollar amount or a formula, and

•	the performance goal or goals that must be achieved before an award actually will be paid to the participant.
The performance goals will require the achievement of objectives for one or more of the following measures: (1) cash flow, (2) client growth (assets or accounts), (3) client satisfaction, (4) earnings, (5) economic value added, (6) expense control, (7) income, (8) revenue, (9) market share, (10) product quality, (11) total stockholder return, and (12) working capital. Performance goals may differ from participant to participant, performance period to performance period and from award to award.
The Compensation Committee may choose to set target goals (from the above list): (1) in absolute terms, (2) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. The Compensation Committee also will determine whether any elements (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles).
After the performance period ends, the Compensation Committee will certify the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant increases or decreases based on the level of actual performance attained. However, the MIP limits actual

PROPOSAL NO. 4 — APPROVAL OF THE
AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

awards to a maximum of $25,000,000 per person for all performance periods that end during any fiscal year of the Company, even if the pre-established formula otherwise indicates a larger award or awards. The version of the MIP that was approved at the 2011 Annual Meeting permitted the award for any performance period to be a maximum of $20,000,000.
The Compensation Committee has discretion to reduce or eliminate the actual award of any participant. Also, unless determined otherwise by the Compensation Committee or otherwise required under existing contractual agreements, a participant will forfeit the bonus if a participant terminates employment before the bonus actually is paid. However, the Compensation Committee has discretion to pay out part or all of the award. In addition, the MIP includes a provision for the forfeiture or repayment of amounts paid thereunder in connection with certain events (also known as a "clawback") as required by law or under any clawback policy adopted by the Company from time to time.
Actual awards generally will be paid in cash within two and one-half months after the performance period ends. However, the Compensation Committee has discretion to pay any such award in the form of restricted shares, restricted stock units or stock options under any of the Company's stock plans. If the Compensation Committee declares that an award will be paid as provided in the preceding sentence, the Compensation Committee also has discretion to apply a vesting schedule (which may be time-based or performance-based) to part or all of the award (including increasing the size of the award but only if the increase is subject to performance goals under Section 162(m)). No time-based vesting schedule (that is, the period of time for which an employee must remain employed to actually receive the bonus) may be longer than four years. The Compensation Committee also may pay bonuses to participants in the MIP outside of the MIP for reasons that the Compensation Committee may determine in its discretion, including, for example, for the achievement of other strategic or financial goals or objectives.

F e d e r a l I n c o m e T a x C o n s i d e r a t i o n s
An actual award under the MIP generally will be compensation taxable as ordinary income (and subject to income tax withholding) when paid to the participant. The Company generally will be entitled to a corresponding deduction for federal income tax purposes, except as follows. Section 162(m) of the Code generally limits to $1,000,000 the amount of compensation that may be deducted by the Company in any tax year with respect to the Company's chief executive officer or any of the three other most highly compensated executive officers (other than the Company's chief financial officer). However, if the Company pays compensation that is "performance based" under Section 162(m), the Company still may receive a federal income tax deduction for the compensation even if it is more than $1,000,000 during a single year. The MIP is designed to permit (but not require) the Company to pay incentive compensation that is intended to be performance based under Section 162(m) and therefore fully tax deductible on the Company's federal income tax return.
A m e n d m e n t a n d T e r m i n a t i o n o f t h e P l a n
The Compensation Committee may amend or terminate the plan at any time and for any reason. However, no amendment or termination may impair the rights of a participant with respect to payments made prior to such amendment or termination unless the Compensation Committee has determined that such amendment or termination is in the best interests of all persons to whom awards have been granted.

PROPOSAL NO. 4 — APPROVAL OF THE
AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

E s t i m a t e d B o n u s e s t o b e P a i d t o C e r t a i n I n d i v i d u a l s a n d G r o u p s
Awards under the MIP (if any) will be determined based on actual future performance during performance periods designated by the Compensation Committee. As a result, future actual awards cannot now be determined. The following table sets forth the target awards for fiscal year 2016 performance period for the persons and groups shown below. For the fiscal year 2016 performance period, the Compensation Committee selected performance goals that relate to the achievement of targets based upon EPS, market share and net new assets. These potential bonus amounts (if any) for the fiscal year 2016 performance period are included in the table below and are subject to stockholder approval. The maximum award any individual participant can receive for all performance periods ending during any fiscal year is a total of $25,000,000. Our executive officers are eligible to receive awards under the MIP and, accordingly, our executive officers have an interest in this proposal.

Name of Individual or Group	Target Award ($)
Fredric J. Tomczyk, Chief Executive Officer(1)	6,000,000
William J. Gerber, Executive Vice President, Chief Financial Officer(2)	—
Marvin W. Adams, Executive Vice President, Chief Operating Officer(3)	3,000,000
J. Thomas Bradley, Jr., Executive Vice President, Retail Distribution(3)	2,500,000
Thomas A. Nally, Executive Vice President, Institutional Services(3)	1,700,000
Stephen J. Boyle, Executive Vice President, Finance(3)	1,350,000
Tim Hockey, President(4)	5,250,000
All executive officers, as a group(5)	22,050,000
All employees who are not executive officers, as a group(6)	17,450,000
All directors who are not executive officers, as a group(7)	—

(1)	Mr. Tomczyk's target award consists of $6,000,000 in cash.

(2)	Mr. Gerber retired from the Company effective September 30, 2015.

(3)	The target awards for Messrs. Adams, Bradley, Nally and Boyle consist of an equal amount of cash and restricted stock units.

(4)	Mr. Hockey's target award consists of $1,575,000 in cash and $3,675,000 in restricted stock units. The cash portion is subject to proration for fiscal year 2016.

(5)	The aggregate target award for the executive officers, as a group, consists of $12,985,000 in cash and $9,065,000 in restricted stock units.

(6)	The aggregate target award for all employees who are not executive officers, as a group, consists of $10,061,250 in cash and $7,388,750 in restricted stock units.

(7)	This group is not eligible to participate in the MIP.
There can be no assurance that the target awards shown above actually will be paid. The actual award paid (if any) may be higher or lower depending on actual performance compared to the targeted performance goals. In addition, the Compensation Committee has discretion to decrease or eliminate (but not increase) the award otherwise indicated under the pre-established measures.

PROPOSAL NO. 4 — APPROVAL OF THE
AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

R e q u i r e d V o t e a n d B o a r d o f
D i r e c t o r s R e c o m m e n d a t i o n
The affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and voting on the matter is required to approve the MIP. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this "non-routine" proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
The board of directors believes that the MIP is in the best interests of the Company and its stockholders for the reasons stated above.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN.

INFORMATION REGARDING PLANS AND OTHER ARRANGEMENTS
NOT SUBJECT TO SECURITY HOLDER ACTION

The following table summarizes, as of September 30, 2015, information about compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	5,740,168	(1)	18.71	(2)	9,397,522	(3)

(1)	Consists of 1,285,520 stock options, 4,212,103 restricted stock units and 242,545 deferred stock units outstanding under the Company's stock incentive plans.

(2)	The weighted average exercise price does not take into account awards that have no exercise price, such as restricted stock units and deferred stock units.

(3)
The LTIP and the 2006 Directors Incentive Plan (the "Directors Plan") authorize the issuance of shares of common stock as well as options. As of September 30, 2015, there were 8,483,070 shares and 914,452 shares remaining available for issuance pursuant to the LTIP and the Directors Plan, respectively.

The previous table includes the following options assumed in connection with the Company's acquisition of thinkorswim Group, Inc. in fiscal 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted average exercise price of outstanding options, warrants and rights ($) (b)
Equity compensation plans approved by security holders	25,751	36.03

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP ("EY") has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 30, 2016. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and voting on the matter, provided that a quorum of at least a majority of the outstanding shares are represented at the meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this "routine" proposal, your broker will nevertheless have authority to vote your shares on this "routine" proposal in your broker's discretion. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the proposal. Where no instructions are indicated, properly executed and unrevoked proxies will be voted "FOR" the ratification of EY as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2016.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016.
Representatives of EY are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

F e e s P a i d t o I n d e p e n d e n t A u d i t o r
The following table presents fees billed by EY for professional audit services rendered related to the audits of the Company's annual financial statements for the years ended September 30, 2015 and 2014, and fees for other services rendered by EY during those periods.

	2015	2014
Audit Fees	$4,236,905	$3,992,979
Audit-Related Fees	813,777	661,585
All Other Fees	18,000	—
Total	$5,068,682	$4,654,564
Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the Company's financial statements included in the Company's Form 10-K, the quarterly reviews of financial statements included in the Company's Forms 10-Q and the audits of our subsidiaries required by regulation.
Audit-Related Fees. Audit-related services include fees for third-party service organization internal control audit services, SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions and business acquisitions.
Tax Fees. EY did not provide any tax services during 2015 and 2014.
All Other Fees. All other fees relate to an educational session provided to the Company.
The Audit Committee considers whether the provision of audit-related, tax and other non-audit services are compatible with maintaining the auditor's independence, and has determined such services for fiscal 2015 and 2014 were compatible.
We have been advised by EY that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

P o l i c y o n A u d i t C o m m i t t e e P r e -
A p p r o v a l o f A u d i t a n d N o n - A u d i t
S e r v i c e s of I n d e p e n d e n t R e g i s t e r e d
P u b l i c A c c o u n t i n g F i r m
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested.

The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All of the services provided by our independent auditor in 2015 and 2014, including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre-approval policies.

R e p o r t o f t h e A u d i t C o m m i t t e e

The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the Audit Committee charter through a formal written report dated and executed as of November 19, 2015. A copy of that report is set forth below.

November 19, 2015

The Board of Directors
TD Ameritrade Holding Corporation

Fellow Directors:

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Audit Committee conducted its oversight activities for TD Ameritrade Holding Corporation and subsidiaries ("TD Ameritrade") in accordance with the duties and responsibilities outlined in the audit committee charter. The Audit Committee annually reviews the NYSE standard of independence for audit committees and its most recent review determined that the committee meets that standard.

TD Ameritrade management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Registered Public Accounting (RPA) firm, Ernst & Young LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee, with the assistance and support of the Corporate Audit Department and management of TD Ameritrade Holding Corporation, has fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter and has provided adequate and appropriate independent oversight and monitoring of TD Ameritrade's systems of internal control for the fiscal year ended September 30, 2015.

These activities included, but were not limited to, the following significant accomplishments during the fiscal year ended September 30, 2015:

• Reviewed and discussed the audited financial statements with management and the external auditors.

•    Discussed with the external auditors the matters requiring discussion by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (AS16) and Rule 2.07 of Regulation S-X, including matters related to the conduct of the audit of the financial statements.

• Received written disclosures and letter from the external auditors required by applicable requirements of the PCAOB, and discussed with the auditors their independence.

In reliance on the Committee's review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in TD Ameritrade's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for filing with the Securities and Exchange Commission.

Respectfully submitted,

TD Ameritrade Holding Corporation Audit Committee

Karen E. Maidment, Chairperson
Lorenzo A. Bettino
Marshall A. Cohen
Wilbur J. Prezzano

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company's Proxy Statement relating to its next Annual Meeting, stockholder proposals must be received no later than September 9, 2016 by the secretary of the Company at the Company's principal executive office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act. Pursuant to the Company's Bylaws, stockholders who intend to present an item for business at the next Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice to the secretary no earlier than October 21, 2016 and no later than November 20, 2016. Stockholder proposals must set forth (1) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (2) the name and address of the stockholder proposing such business, (3) the number of shares of common stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. SEC rules permit those persons we have named as proxies to vote in their discretion on stockholder proposals that are not submitted in compliance with the Company's Bylaws, if such matters are brought before the Annual Meeting notwithstanding such noncompliance.

HOUSEHOLDING PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and accompanying materials. This means that only one copy of the Internet Availability Notice or paper copy of the Proxy Statement and Annual Report may have been sent to multiple stockholders in your household. If you would like to receive a separate Internet Availability Notice or copies of this Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the following address:

TD Ameritrade Holding Corporation
200 South 108th Avenue
Omaha, NE 68154
Attention: Investor Relations
(800) 237-8692

ANNUAL REPORT

The Annual Report of the Company containing financial statements for the fiscal year ended September 30, 2015 is provided with this Proxy Statement.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders and does not know of any business which persons, other than the management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders come before the Annual Meeting, the proxies in the enclosed form will confer discretionary authority on the persons named as proxies to vote in their discretion with respect to such matters.
The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares.

By Order of the Board of Directors
Ellen L.S. Koplow, Secretary

Omaha, Nebraska
January 7, 2016

APPENDIX A

T D A M E R I T R A D E H O L D I N G
C O R P O R A T I O N L O N G - T E R M
I N C E N T I V E P L A N
(November 20, 2015 Amendment and Restatement)
1. History, Purpose and Term of Plan.
1.1  History.  The Plan was originally adopted by the Ameritrade Holding Corporation ("Old Ameritrade") effective as of October 1, 1996 (the "Original Effective Date"). Pursuant to an agreement and plan of merger, Old Ameritrade became a subsidiary of the Company, a newly formed corporation, effective as of September 9, 2002, and thereafter the Company assumed the Plan, and all outstanding obligations under the Plan. The Board approved an amendment and restatement of the Plan on September 7, 2005, and Company stockholders approved such amendment and restatement on January 4, 2006. The Board subsequently approved this amendment and restatement of the Plan on January 19, 2006 (the "2006 Restatement Date"), and Company stockholders approved this amendment and restatement of the Plan on March 9, 2006. The Board approved an additional amendment and restatement of the Plan, subject to Company stockholder approval, on November 9, 2009, and stockholders approved the Plan on February 25, 2010. The HR & Compensation Committee approved additional amendments on February 24, 2010. The stockholders again approved the Plan on February 16, 2011. The HR & Compensation Committee and the Board approved this amendment and restatement of the Plan on November 19, 2015 and November 20, 2015, respectively, subject to stockholder approval at the 2016 Annual Meeting of Stockholders.
1.2  Purpose.  The purposes of this Plan are to attract, retain and reward Service Providers and to promote the success of the Company's business. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

1.3  Term.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, no later than November 18, 2025.
2. Definitions and Construction.
2.1  Definitions.  Whenever used herein, the following terms shall their respective meanings set forth below:
(a) "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 3 of the Plan.
(b) "Applicable Laws" means the requirements relating to the administration of stock-based awards or equity compensation programs under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c) "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.
(d) "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e) "Board" means the Board of Directors of the Company.
(f) "Change in Control" means the occurrence of any of the following events after the 2006 Restatement Date:
(i) A change in the ownership of the Company. A change in the ownership of the Company will occur on the date that any one person, or more than one person acting as a group, acquires ownership of the Stock of the Company

APPENDIX A

that, together with the Stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional Stock by any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Stock of the Company shall not be considered a Change of Control; and provided further, that if the stockholders of the Company immediately before the change in ownership continue to retain, immediately after the change in ownership, in substantially the same proportions as their ownership of the total fair market value or total voting power of the Stock of the Company immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total fair market value or total voting power of the Stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i); or
(ii) A change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that: (1) the Board determines, in its sole and absolute discretion, that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Stock of the Company possessing up to fifty percent (50%) or more of the total voting power of the Stock of the Company, in each case whether such acquisition is by means of a tender offer, exchange offer, merger, business combination or otherwise; or (2) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of this subsection (ii), if any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons shall not be considered a Change of Control; or

(iii) A change in the ownership of a substantial portion of the Company's assets. A change in the ownership of a substantial portion of the Company's assets shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following shall not constitute a change in the ownership of a substantial portion of the Company's assets: (1) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer; or (2) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's Stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding Stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in this subsection 2.1(f)(iii)(2)(C). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2.1(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its

APPENDIX A

primary purpose is to change the state of the Company's incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
(g) "Consultant" means any person, including an advisor, engaged by the Company or a Related Entity to render services to such entity.
(h) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(i) "Committee" means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 of the Plan.
(j) "Committee Designate" means any committee comprised of (1) one or more individual (or individuals) who are then serving as a member(s) of the Board or (2) one or more Officer (or Officers).
(k) "Company" means TD Ameritrade Holding Corporation, a Delaware corporation, or any successor thereto.
(l) "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.
(m) "Director" means a member of the Board.
(n) "Disability" means, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receipt by the Employee of income replacement benefits for a period of not less than three (3) months under an applicable disability benefit plan of the Company.
(o) "Dividend Right" means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(p) "Employee" means any person, including Officers and Directors, who are employed by the Company or a Related Entity. Neither service as a Director nor payment of a director's fee by the Company or Related Entity will be sufficient to constitute "employment" by the Company or Related Entity.
(q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(r) "Fair Market Value" means, as of any date and unless the Administrator determines otherwise, the value of Stock determined as follows:
(i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing market composite price for such Stock as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Stock will be the mean between the high bid and low asked prices for the Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Stock, the Fair Market Value will be determined in good faith by the Administrator.
(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
(s) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of

APPENDIX A

Section 422 of the Code and the regulations promulgated thereunder.
(t) "Non-Qualified Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(u) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(v) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Section 6 of the Plan.
(w) "Option Price" means the price at which Shares may be purchased upon the exercise of an Option pursuant to Section 6.3.
(x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y) "Participant" means the holder of an outstanding Award.
(z) "Performance-Based Award" means any Award granted to selected Service Providers pursuant to this Plan, but which are subject to the terms and conditions set forth in Section 12. All Performance-Based Awards granted to Covered Employees are, unless specifically noted to the contrary by the Administrator, intended to qualify as performance-based compensation under Section 162(m) of the Code.
(aa) "Performance Goals" means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow, (ii) client growth (assets or accounts), (iii) client satisfaction, (iv) earnings (v) economic value added, (vi) expense control, (vii)  income, (viii) revenue, (ix) market share, (x) product quality, (xi) total stockholder return, and (xii) working capital. The Performance Goals may differ from Participant to Participant and from Award to Award. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. The Administrator, in its discretion, will determine under Section 12 whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company's financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.
(bb) "Performance Period" means a period established by the Administrator pursuant to Section 12 of the Plan at the end of which one or more Performance Goals are to be measured. As determined by the Administrator in its sole discretion, the duration of each Performance Period shall equal a fiscal year of the Company or another period longer or shorter than a fiscal year but, in any case, not shorter than a fiscal quarter or longer than twenty (20) consecutive fiscal quarters (or five (5) fiscal years).
(cc) "Performance Share" means an Award granted to a Service Provider pursuant to Section 10 of the Plan.
(dd) "Performance Unit" means an Award granted to a Service Provider pursuant to Section 10 of the Plan.
(ee) "Period of Restriction" means the period during which the transfer of Restricted Stock or Restricted Stock Units are subject to restrictions and therefore, the Shares are

APPENDIX A

subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of Performance Goals, and/or the occurrence of other events as determined by the Administrator.
(ff) "Plan" means this TD Ameritrade Holding Corporation Long-Term Incentive Plan.
(gg) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.
(hh) "Restricted Stock" means an Award granted to a Service Provider pursuant Section 8 of the Plan.
(ii) "Restricted Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive the value associated with a share of Stock on a date determined in accordance with the provisions of the Plan and the Participant's Award Agreement.
(jj) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(kk) "Section 16(b)" means Section 16(b) of the Exchange Act.
(ll) "Section 409A" means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
(mm) "Service Provider" means an Employee, Director or Consultant.
(nn) "Share" means a share of Stock, as adjusted in accordance with Section 5.3 of the Plan.
(oo) "Stock" means the common stock of the Company, or in the case of certain Stock Appreciation Rights or Performance Units, the cash equivalent thereof.
(pp) "Stock Appreciation Right" or "SAR" means an

Award, granted alone or in connection with an Option, that pursuant to Section 7 of the Plan is designated as SAR.
(qq) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.
(rr) "Tax Obligations" means tax and social insurance or social security liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local income, employment and any other taxes (including the Participant's FICA obligation) that are required to be withheld by the Company or the employing Company affiliate, (b) the Participant's and, to the extent required by the Company (or Subsidiary), the Company's (or Subsidiary's) fringe benefit tax liability, if any, associated with the grant, vesting, exercise of an Award or sale of Shares, and (c) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to, bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).
3. Administration.
3.1  Administration.  The Plan shall be administered by the Administrator. Notwithstanding the foregoing, the Administrator, subject to the terms and conditions of the Plan, may delegate to any Committee Designate the authority to act as a subcommittee of the Board or Committee, as applicable, for purposes of making grants or awards under the Plan to Service Providers of the Company who are not subject to Section 16(a) of the Exchange Act as the Committee Designate shall determine in his or her sole discretion and the Committee Designate shall have the authority and duties of the Administrator with respect to such grants or awards, provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 5, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant, and (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the

APPENDIX A

Administrator and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Administrator.
3.2  Authority of the Administrator.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Administrator shall have the full and final power and authority, in its discretion:
(a) to determine the Fair Market Value;
(b) to select the Service Providers to whom Awards may be granted hereunder;
(c) to determine the number of shares of Stock to be covered by each Award granted hereunder;
(d) to approve forms of Award Agreements for use under the Plan;
(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Option Price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;
(f) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(g) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under such applicable foreign tax laws;
(h) to modify or amend each Award, including the discretionary acceleration of vesting and the authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in an applicable Award Agreement;
(i) to allow Participants to satisfy withholding tax

obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, settlement or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined by the applicable closing price of the Shares as reported on the applicable stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, which the Stock is listed and as reported in The Wall Street Journal or such other source as the Administrator deems reliable. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(j) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(k) to allow a Participant, subject to compliance with all Applicable Laws, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;
(l) to determine whether Awards will be settled in Shares, cash or in any combination thereof;
(m) to determine whether Awards will be adjusted for Dividend Rights;
(n) to establish a program whereby Service Providers designated by the Administrator can, subject to compliance with all Applicable Laws, reduce compensation otherwise payable in cash in exchange for Awards under the Plan;
(o) to issue Awards in satisfaction of obligations owed to any Participant under any other Company incentive or deferred compensation plan;
(p) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers

APPENDIX A

by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(q) in accordance with Section 14 of the Plan, to specify in an Award Agreement at the time of the Award, or later pursuant to an amendment of an outstanding Award, that the Participant's rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award; and
(r) to make all other determinations deemed necessary or advisable for administering the Plan.
3.3  Effect of Decisions and Determinations under Plan.  The decisions, determinations and interpretations of the Administrator will be final and binding on all Participants and any other holders of Awards.
3.4  Administration with Respect to Officers.  With respect to participation by Officers in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.5  No Repricing.  Notwithstanding anything in the Plan to the contrary, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Administrator shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of any new Awards, including specifically, without limitation, any new Options and/or SARS having a lower exercise price or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This Section 3.5 shall not be construed to apply to "issuing or assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code.
3.6  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board, Officers or Employees of the Company, members of the Board and any Officers or Employees of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4. Participation.  Subject to the terms and conditions of the Plan, the Administrator shall determine and designate, from time to time, from among the Service Providers those who will be granted one or more Awards under the Plan. In the discretion of the Administrator, and subject to the terms of the Plan, a Service Provider may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Service Provider. Except as otherwise agreed by the Administrator and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company.

APPENDIX A

5. Shares Subject to the Plan.
5.1  Number of Shares Reserved.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 42,104,174 shares in the aggregate.
5.2  Reusage of Shares.
(a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any Award under the Plan, that number of shares of Stock that was subject to the Award but not delivered shall again be available for Awards under the Plan.
(b) In the event that shares of Stock are delivered under the Plan as Restricted Stock or Restricted Stock Units and are thereafter forfeited or reacquired by the Company pursuant to rights reserved in the Award Agreement, such forfeited or reacquired shares of Stock shall again be available for Awards under the Plan.
(c) Notwithstanding the provisions of Sections 5.2(a) or (b), the following shares of Stock shall not be available for reissuance under the Plan: (i) shares of Stock with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) shares of Stock which are withheld from any Award or payment under the Plan to satisfy tax withholding obligations; (iii) shares of Stock which are surrendered to fulfill tax obligations; (iv) shares of Stock which are surrendered in payment of the Option Price upon the exercise of an Option; and (v) shares of Stock subject to the grant of SAR which are not issued upon settlement of the SAR.
5.3  Adjustments to Shares Reserved.  In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, exchange or other distribution (whether in the form of cash, Shares, other securities, or other property) with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan, the individual limits under Section 5.4 and the terms of any outstanding Awards (including, but not limited to, the price at which shares of stock may be issued pursuant to an Award) shall be equitably adjusted by the Administrator, in its sole discretion, as it may determine to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
5.4  Individual Limits on Awards.  Notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply to Awards under the Plan:
(a) No Employee or Consultant shall be granted, in any fiscal year of the Company (1) Options or SARs to purchase more than 4,000,000 Shares, (2) Restricted Stock or Restricted Stock Units covering more than 2,000,000 Shares, (3) Performance Shares covering more than 2,000,000 Shares, and (4) Performance Units which could result in such Service Provider receiving more than $15,000,000. No Director who is not also an Employee shall be granted, in any fiscal year of the Company, Awards having a grant date fair value of more than $1,000,000. For this purpose, Awards will be valued using the same method as the Company uses in preparing its publicly-filed financial statements.
(b) In connection with an individual's initial employment with the Company, an Employee may be granted (in addition to the Awards described in 5.4(a)) (1) Options or SARs to purchase up to an additional 2,000,000 Shares, and (2) Restricted Stock or Restricted Stock Units covering up to an additional 1,000,000 Shares.
(c) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a Change in Control), the cancelled Award will also be counted against the limits set forth in subsections (a) and (b) above.
(d) The determination made under this Section 5.4 shall be

APPENDIX A

based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable and/or are settled.
6. Options.
6.1  Term of Option.  The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time of the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Related Entity, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
6.2  Restrictions Relating to Incentive Stock Options.  To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.
6.3  Option Price.  The Option Price shall be established by the Administrator or shall be determined by a method established by the Administrator at the time the Option is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted. Notwithstanding the foregoing, any Incentive Stock Option granted to an Employee who, at the time of grant, owns Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or a Related Entity, the Option Price will be no less than 110% of the Fair Market Value on the date of grant.
6.4  Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Administrator determines to be appropriate.
6.5  Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of: (a) cash; (b) check; (c) other shares of Stock which meet the conditions established by the Administrator to avoid any adverse financial accounting consequences (as determined solely by the Administrator); (d) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (e) consideration received by the Company under a net exercise program implemented by the Company in connection with the Plan, (f) any combination of the foregoing methods of payment; or (g) such other consideration and method of payment for the issuance of shares of Stock to the extent permitted by Applicable Laws.
6.6  Exercise of Option.
(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person

APPENDIX A

entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares of Stock underlying such Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in the applicable Award Agreement.
Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised. In addition, the exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.
(b) Termination of Service Provider Relationship.  If a Participant ceases to be an Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except to the extent terminated earlier pursuant to the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(c) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination as a result of Disability. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(d) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire

APPENDIX A

Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
6.7  Reload Provision.  In the event the Participant exercises an Option that was granted on or prior to the 2006 Restatement Date and pays all or a portion of the Option Price in Stock, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Administrator discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall expire on the same date as the expiration date of the original Option so exercised by payment of the Option Price in shares of Stock. Options granted after the 2006 Restatement Date will not be subject to this reload provision in this Section 6.7.
7. Stock Appreciation Rights.
7.1  Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option or may be granted independently of any Option.
7.2  Exercise Price and Other Terms.  The Administrator, subject to the provisions of the plan, will have complete discretion to determine the terms and conditions of each SAR granted under the Plan; provided, however, that (a) the exercise price per share subject to a tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to an independently granted SAR shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
7.3  Exercise.  If a SAR is not in tandem with an Option, then the SAR shall be exercisable in accordance with the terms established by the Administrator at the time of grant and set forth in the Award Agreement. If a SAR is granted in tandem with an Option, then the SAR shall be exercisable at the time the tandem Option is exercisable. The exercise of a tandem SAR will result in the surrender of the corresponding rights under the related Option.
7.4  Settlement of Award.  Upon the exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (b) the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.
7.5  Terms and Expiration of SARs.  The Administrator, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a SAR as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Administrator determines to be appropriate. Each SAR grant under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the requirements of Section 6.6 also will apply to SARs.
8. Restricted Stock.
8.1  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
8.2  Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the

APPENDIX A

restrictions on such Shares have lapsed.
8.3  Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, including granting such an Award of Restricted Stock subject to Performance Goals or to the requirements of Section 12.
8.4  Removal of Restrictions.  Except as otherwise provided in the Plan or the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
8.5  Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise and as set forth in the Award Agreement.
8.6  Dividend Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock may be entitled to Dividend Rights with respect to such Shares to the extent provided in the Award Agreement. If any such Dividend Rights are paid in shares of Stock, the shares of Stock will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Administrator, shall be payable at the time and in the form determined by the Administrator, and shall be subject to such other terms and conditions as the Administrator may determine.
8.7  Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.
9.1  Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
9.2  Restricted Stock Unit Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares to be issued in settlement of the Award, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
9.3  Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate, including granting such an Award of Restricted Stock Units subject to Performance Goals or to the requirements of Section 12.
9.4  Settlement of Restricted Stock Units.  At the time of grant of any Restricted Stock Unit, the Administrator will specify the settlement date applicable to each grant of Restricted Stock Units which will be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the settlement date, the Company will transfer to the Participant either (a) one share of Stock or (ii) cash equal to the value of one such share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and which was not previously forfeited.
9.5  Voting Rights.  Service Providers holding Restricted Stock Units will not have any right to exercise voting rights with respect to the shares of Stock underlying such Restricted Stock Unit.
9.6  Dividend Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock Units may be entitled to Dividend Rights with respect to such Shares to the extent and in the manner provided in the Award Agreement. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Administrator, shall be payable at the time and in the form determined by

APPENDIX A

the Administrator, and shall be subject to such other terms and conditions as the Administrator may determine.
9.7  Return of Restricted Stock Units to Company.  On the date set forth in the Award Agreement, the Restricted Stock Units for which restrictions have not lapsed, and for which shares of Stock have not been issued in settlement of the Award, will revert to the Company and again will become available for grant under the Plan.
10. Performance Units and Performance Shares.
10.1  Grant of Performance Units/Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
10.2  Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
10.3  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Participant) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.4  Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.
10.5  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
10.6  Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11. Replacement Awards.  Each holder of an Award related to the common stock of Old Ameritrade which was granted pursuant to the Plan prior to the Assumption Date and which was outstanding as of the Assumption Date after giving effect to the transactions contemplated by the Merger Agreement (the "Existing Awards"), will, as of the Assumption Date, be automatically granted a "Replacement Award" under the Plan and the Existing Awards shall be cancelled in exchange for the Replacement Awards. The number of shares of Stock and, if applicable, the Option Price per share of Stock, subject to a Replacement Award shall be equal to the same number of shares of common stock of Old Ameritrade and, if applicable, the same Option Price per share, subject to corresponding Existing Award. Except as provided in the preceding sentence, the Replacement Awards granted

APPENDIX A

pursuant to this Section 11 shall be subject to the same terms and conditions as the corresponding Existing Awards.
12. Terms and Conditions of Any Performance-Based Award.
12.1  Purpose.  The purpose of this Section 12 is to provide the Administrator the ability (but not the obligation) to grant Awards (other than Options and SARs) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. If the Administrator, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.
12.2  Applicability.  This Section 12 will apply to those Covered Employees which are selected by the Administrator to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.
12.3  Procedures with Respect to Performance Based Awards.  To the extent necessary to comply with the performance-based compensation of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than ninety (90) days following the commencement of any Performance Period (or such other deadline as may be required or permitted for awards intended to qualify under Section 162(m)), the Administrator will, in writing, (a) designate one or more Participants who are Covered Employees, (b) determine the applicable Performance Period, (c) select the Performance Goals applicable to the Performance Period, (d) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (e) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. Unless specifically provided otherwise by the Administrator when establishing any Performance Goal, and only to the extent applicable to each particular Performance Goal, such Performance Goals shall be automatically adjusted to (a) the reflect the impact of any change in accounting standards that may be required by the Financial Accounting Standards Board after the adoption of the Performance Goal and (b) reflect the impact of any restatement of the Company's financial statements as result of such a change in the accounting standards.
12.4  Payment of Performance Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.
12.5  Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162

APPENDIX A

(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.
13. Change in Control.
13.1  Options and SARs.  In the event of a Change in Control, an outstanding Option or SAR that was granted on or after the 2006 Restatement Date may be (i) assumed or substituted with an equivalent option or SAR of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Administrator, in the event that the successor corporation does not assume, substitute or replace a Participant's Option or SAR that was granted on or after the 2006 Restatement Date, the Participant shall, immediately prior to the Change in Control, fully vest in and have the right to exercise such Option or SAR that was granted on or after the 2006 Restatement Date and which is not assumed, substituted or replaced as to all of the Stock underlying the Award, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR that was granted on or after the 2006 Restatement Date is not assumed, substituted or replaced in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR that was granted on or after the 2006 Restatement Date shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR that was granted on or after the 2006 Restatement Date shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR that was granted on or after the 2006 Restatement Date shall be considered assumed if, following the Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Stock subject to such Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR that was granted on or after the 2006 Restatement Date, for each Share of Stock subject to the Option or SAR that was granted on or after the 2006 Restatement Date, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation's post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
13.2  Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.  In the event of a Change in Control, an outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the 2006 Restatement Date may be (i) assumed or substituted with an equivalent restricted stock, restricted stock unit, performance share or performance unit award of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume, substitute or replace a Participant's Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was

APPENDIX A

granted on or after the 2006 Restatement Date, the Participant shall, immediately prior to the Change in Control, fully vest in such Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the 2006 Restatement Date including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit award that was granted on or after the 2006 Restatement Date shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation's post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
14. Forfeiture Events.  The Administrator may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. Notwithstanding any contrary provision in the Plan or any Award Agreement, an Award shall be subject to the Company's clawback policy as may be established and/or amended from time to time (the "Clawback Policy"). The Board or the Administrator, as applicable, may require a Participant to forfeit, return or reimburse to the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.
15. Miscellaneous.
15.1  Limit on Distribution.  Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:
(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Administrator may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Administrator, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) of the Exchange Act and the rules and regulations thereunder or to obtain any exemption therefrom. To the extent that any provision of the Plan, Award Agreement or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and

APPENDIX A

deemed advisable or appropriate by the Administrator.
(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
15.2  Tax.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such Tax Obligations, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Unless the Administrator determines otherwise, in no event will a Participant be reimbursed for the taxes imposed or any other costs incurred as a result of Section 409A.
15.3  Transferability.  Awards under the Plan are not transferable except as designated by a Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.
15.4  Notices.  Any notice or document required to be filed with the Administrator under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administrator, in care of the Company, at its principal executive offices. The Administrator may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
15.5  Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Administrator at such times, in such form, and subject to

APPENDIX A

such restrictions and limitations, not inconsistent with the terms of the Plan, as the Administrator shall require.
15.6  Agreement With Company.  At the time of an Award to a Participant under the Plan, the Administrator may require a Participant to enter into an Award Agreement with the Company in a form specified by the Administrator, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Administrator may, in its sole discretion, prescribe.
15.7  Limitation of Implied Rights.
(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of such companies shall be sufficient to pay any benefits to any person.
(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.
15.8  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
15.9  Gender and Number.  Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.
15.10  Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
15.11  Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
16. Amendment and Termination.
16.1  Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.
16.2  Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Other than pursuant to Section 13, the Company also will obtain stockholder approval before implementing a program to reduce the exercise price of outstanding Options and/or SARs through a repricing or Award exchange.
16.3  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

APPENDIX B

T D A M E R I T R A D E H O L D I N G
C O R P O R A T I O N M A N A G E M E N T
I N C E N T I V E P L A N
(November 20, 2015 Amendment and Restatement)
SECTION 1
BACKGROUND, PURPOSE AND DURATION
1.1  Effective Date.  The Plan was approved by the shareholders of the Company at the 2007 Annual Meeting of the Stockholders of the Company and reapproved at the 2011 Annual Meeting of Stockholders. The Plan is hereby amended, effective as of November 20, 2015 (the "Amended Effective Date"), subject to the approval of shareholders at the 2016 Annual Meeting of Stockholders.
1.2  Purpose of the Plan.  The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that are intended to qualify as performance-based compensation under section 162(m) of the Code.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1 "Actual Award" means as to any Performance Period, the actual amount (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee's authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.
2.2 "Affiliate" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 "Base Salary" means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any Company or Affiliate sponsored deferred compensation plan.
2.4 "Board" means the Board of Directors of the Company.
2.5 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.6 "Committee" means the HR and Compensation Committee of the Board, or any other committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.
2.7 "Company" means TD Ameritrade Holding Corporation, a Delaware corporation, or any successor thereto.
2.8 "Determination Date" means the latest possible date that will not jeopardize a Target Award or Actual Award's qualification as performance-based compensation under section 162(m) of the Code.
2.9 "Disability" means, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receipt by a Participant of income replacement benefits for a period of not less than three (3) months under an applicable disability benefit plan of the Company or an Affiliate.
2.10 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.11 "Fiscal Year" means the fiscal year of the Company.

APPENDIX B

2.12 "Fiscal Quarter" means a fiscal quarter of the Company.
2.13 "Maximum Award" means as to any Participant for all Performance Periods ending during a Fiscal Year, $25 million. The Maximum Award is the maximum amount that may be earned by a Participant for all Performance Periods ending during that Fiscal Year.
2.14 "Participant" means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.
2.15 "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.
2.16 "Performance Goals" means the goal(s) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow, (ii) client growth (assets or accounts), (iii) client satisfaction, (iv) earnings (v) economic value added, (vi) expense control, (vii)  income, (viii) revenue, (ix) market share, (x) product quality, (xi) total stockholder return, and (xii) working capital. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. The Committee, in its discretion, will determine (no later than the Determination Date) whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any

Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Committee, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company's financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.
2.17 "Performance Period" means any period of time not shorter than a fiscal quarter or longer than twenty consecutive fiscal quarters (or five fiscal years), as determined by the Committee in its sole discretion.
2.18 "Plan" means the TD Ameritrade Holding Corporation Management Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.19 "Retirement" means, with respect to any Participant, a Termination of Employment after attaining at least age 55 and after having at least ten (10) years of continuous service with the Company or any Affiliate.
2.20 "Shares" means shares of the Company's common stock.
2.21 "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, a specific dollar amount, or a result of a formula or formulae, as determined by the Committee in accordance with Section 3.3.
2.22 "Termination of Employment" means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

APPENDIX B

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS
3.1  Selection of Participants.  The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.
3.2  Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goal(s) for each Participant for the Performance Period. Such Performance Goal(s) shall be set forth in writing.
3.3  Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be set forth in writing.
3.4  Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant's Actual Award(s) exceed his or her Maximum Award.
3.5  Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6  Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing (for example, in meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee, subject to the following. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below the amount that otherwise would be payable under the Payout Formula, and (b) determine whether or not a Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.
SECTION 4
PAYMENT OF AWARDS
4.1  Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
4.2  Timing of Payment.  Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than (a) the 15th day of the third month following the end of the Company's taxable year in which the Performance Period has ended, or (b) March 15th of the calendar year following the calendar year in which the applicable Performance Period has ended.
4.3  Form of Payment.  Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in

APPENDIX B

Shares of restricted stock, restricted stock units and/or options granted under one of the Company's stock plans. The number of Shares of restricted stock and/or restricted stock units granted shall not exceed the cash amount foregone divided by the fair market value of a Share on the date that the cash payment otherwise would have been made, rounded down to the nearest whole number of shares. For this purpose, "fair market value" shall have the same meaning as provided by the applicable Company stock plan under which the award shall be granted. The number of options granted shall generally be determined by dividing the cash amount foregone by an option pricing model determined by the Committee (e.g., Black-Scholes), rounded down to the nearest whole number of shares. Any restricted stock, restricted stock units or options so awarded may be subject to such additional vesting over a period of not more than four years, and/or be subject to additional vesting conditions, including specifically additional Performance Goals, all as determined by the Committee in its sole discretion. The number of Shares of restricted stock and/or restricted stock units granted pursuant to this Section 4.3 may be increased if such new award is granted by the Committee subject to Performance Goals and decreased at the discretion of the Committee, provided that any increase otherwise meets all the performance-based compensation requirements of section 162(m) of the Code. For the avoidance of doubt, nothing in this Plan precludes the Committee from granting to any Employee any other awards under any Company stock plan, so long as such grants are consistent with the applicable stock plan and applicable law.
4.4  Payment in the Event of Death or Disability.  If a Participant dies, or is determined to have a Disability, prior to the payment of an Actual Award that was scheduled to be paid to him or her prior to death, or the determination of a Disability, for a prior Performance Period, the Award shall be paid, in the case of death, to his or her estate, and in the case of Disability, to the Participant or any other person authorized under applicable law.

4.5  Forfeiture or Repayment in Connection with Certain Events.
(a) Forfeiture or Repayment.  Notwithstanding any contrary provision of the Plan or the terms of any written agreement between the Company and the Participant (including specifically any written employment, severance or change in control agreement), if the Committee determines (in its sole discretion, but acting in good faith) that a Clawback Event has occurred at any time while an individual who participated in the Plan was an Employee and, with respect to each Target Award and Actual Award, such determination is made no later than three (3) years following the later of (i) the end of the applicable Performance Period or, (ii) the date of grant of the Shares of restricted stock, restricted stock units and/or options issued to the Affected Participant in payment of the Actual Award for such Performance Period, then: (i) with respect to the Performance Period then in effect, if the Affected Participant is currently participating in the Plan, participation in the Plan may, in the sole discretion of the Committee, immediately cease, in which case the Affected Participant will have no further rights or interest in his or her Target Award; (ii) with respect to any Performance Period that has ended, but for which any Actual Award has not yet been paid in full to the Affected Participant, the Committee may, in its discretion, reduce or eliminate the unpaid portion of the Actual Award; and (iii) each Actual Award to which this Section 4.5 applies that has previously been paid to the Affected Participant must, if required by the Committee, in its sole discretion, be repaid to the Company. The portion of the Actual Award paid to the Affected Participant in cash must be repaid to the Company in cash. The manner in which the portion, if any, of the Actual Award paid to the Affected Participant in Shares of restricted stock, restricted stock units and/or options granted under one of the Company's stock plans must be repaid to the Company will be governed by the terms and conditions of the applicable award agreement for such Shares of restricted stock, restricted stock units and/or options. For the portion of the Actual Award that must be repaid in cash, if the Affected Participant refuses to make such payment, the Company will, if directed by the Committee, in its sole discretion, and subject to applicable

APPENDIX B

law (including any Code Section 409A considerations), recover such payment and, if applicable, the amount of its court costs, attorneys' fees and other costs and expenses incurred in connection with enforcing this Section 4.5 by (w) reducing the amount that would otherwise be payable to the Affected Participant under any compensatory plan, program or arrangement maintained by the Company or any Affiliate, (x) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company's (or its Affiliate's) otherwise applicable compensation practices, (y) reducing any severance benefits that would otherwise be payable or provided to the Affected Participant under any plan, program or arrangement maintained or entered into by the Company or any Affiliate (including specifically under any employment or severance agreement) or (z) by any combination of the foregoing.
(b) Discretion to Reduce Amount Subject to Forfeiture or Repayment.  In the event of a Clawback Event described in subsection (c)(iii)(A) of this Section 4.5, the Committee may, in its sole discretion, limit the amount to be recovered from the Affected Participant to the amount by which the Actual Award exceeded the amount that would have been payable to the Affected Participant had the financial statements been initially filed as restated, as determined by the Committee in accordance with the terms and conditions of the Plan. In the event the Committee exercises such discretion, the Committee will have the discretion to determine how the amount to be recovered will be allocated among the portion, if any, of the Actual Award paid in cash and the portion, if any, of the Actual Award paid in Shares of restricted stock, restricted stock units and/or options granted under one of the Company's stock plans.
(c) Definitions.
(i) For purposes of this Section 4.5, "Affected Participant" shall mean an individual who is or was a Participant with respect to whom the Committee has determined that a Clawback Event has occurred, regardless of whether the individual is a Participant or Employee at the time of such determination.

(ii) For purposes of this Section 4.5, "Change of Control" shall have the same meaning as the term "Change in Control" under the Company's Long-Term Incentive Plan.
(iii) For purposes of this Section 4.5, "Clawback Event" shall mean the occurrence of any of the following: (A) any of the Company's financial statements are required to be restated resulting from fraud or willful misconduct by the Affected Participant or any other person, provided that the Affected Participant knew or should have known of such fraud or willful misconduct; (B) any act of fraud, negligence or breach of fiduciary duty by the Affected Participant or any other person, provided that the Affected Participant knew or should have known of such fraud, negligence or breach of fiduciary, which act results in material loss, damage or injury to the Company; or (C) any other event or situation that is covered by the Company's clawback policy as it may be established and/or amended from time to time.
(d) Restrictions on Sale of Stock Pending Determination of Clawback Event.  If the Company reasonably believes that a Clawback Event has occurred, the Company may, in its sole discretion, restrict the Affected Participant's ability to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, swap, hedge, transfer, or otherwise dispose of any shares of Company common stock held by the Affected Participant in his or her Company brokerage account (whether issued in connection with an Actual Award or otherwise) pending a final determination by the Committee that a Clawback Event has or has not occurred. Such determination shall be made as soon as administratively practicable but in no event will the Affected Participant be restricted in accordance with the preceding sentence for more than that period of time that the Committee determines is reasonably necessary to determine the existence of a Clawback Event. The Company shall have no responsibility or liability for any fluctuations that occur in the price of the Company's common stock or for any potential loss or gain the Affected Participant could have realized from the sale of his or her shares of Company common stock during the period of time in which the

APPENDIX B

Affected Participant is restricted in accordance with this Section 4.5(d).
(e) Applicability and Expiration.  This Section 4.5 shall not apply to Actual Awards paid prior to the Amended Effective Date. Further, this Section 4.5 shall expire and have no further force or effect upon a Change of Control (except to the limited extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act). Solely with respect to this Section 4.5, a "Change of Control" shall not be deemed to have occurred if the Company's outstanding Shares or substantially all of the Company's assets are purchased by TD Bank Financial Group.
(f) No Waiver.  Any failure by the Company to assert the forfeiture and repayment rights under this Section 4.5 with respect to specific claims against the Affected Participant shall not waive, or operate to waive, the Company's right to later assert its rights hereunder with respect to other or subsequent claims against the Affected Participant.
(g) No Limitation on Remedies.  The Company's forfeiture and repayment rights under this Section 4.5 shall be in addition to, and not in lieu of, actions the Company may take to remedy or discipline any misconduct by the Affected Participant including, but not limited to, termination of employment or initiation of appropriate legal action.
SECTION 5
ADMINISTRATION
5.1  Committee is the Administrator.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
5.2  Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the

Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) bifurcate the Plan and treat Participants differently as provided by Section 8.1, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.
5.3  Decisions Binding.  All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
5.4  Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only to the extent that the delegation would not jeopardize the qualification of an award as performance-based compensation under section 162(m) of the Code (with respect to awards that are intended to so qualify).
SECTION 6
GENERAL PROVISIONS
6.1  Tax Withholding.  The Company shall withhold all applicable taxes (and any other required amounts) from any payment, including (but not limited to) any federal, Federal Insurance Contributions Act (FICA), state, and local taxes.
6.2  No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant's

APPENDIX B

employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.
6.3  Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Participation in this Plan shall not give any Employee the right to participate in any other benefit, stock or deferred compensation plan of the Company or any Affiliate.
6.4  Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5  Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
6.6  Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
6.7  Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.
6.8  Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
SECTION 7
AMENDMENT, TERMINATION AND DURATION
7.1  Amendment, Suspension or Termination.  The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be

APPENDIX B

granted during any period of suspension or after termination of the Plan.
7.2  Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.
SECTION 8
LEGAL CONSTRUCTION
8.1  Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to section 162(m) of the Code, satisfy any applicable requirements of section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of section 162(m) of the Code are only applicable to Participants whose compensation is subject to section 162(m) of the Code.
8.2  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
8.3  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
8.4  Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
8.5  Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Nebraska, but without regard to its conflict of law provisions.
8.6  Section 409A of the Code.  It is intended that all bonuses payable under this Plan will be exempt from the requirements of Section 409A of the Code pursuant to the "short-term deferral" exemption or, in the alternative, will comply with the requirements of Section 409A so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein shall be interpreted to so comply or be exempt. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company may, in good faith and without the consent of any Participant, make any amendments to this Plan and take such reasonable actions which it deems necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the Participant. However, in no event will the Company pay or reimburse a Participant for any taxes or other costs that may be imposed on the Participant as a result of Section 409A.
8.7  Bonus Plan.  The Plan is intended to be a "bonus program" as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Company in accordance with such intention.
8.8  Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

REVOCABLE PROXY OF HOLDERS
OF COMMON STOCK

TD AMERITRADE HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TD AMERITRADE HOLDING CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2016 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The undersigned hereby appoints each of Ellen L.S. Koplow, Stephen J. Boyle and Fredric J. Tomczyk, with full power of substitution, as proxies to represent and to vote as designated on the reverse of this card all of the shares of common stock of TD Ameritrade Holding Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters, 200 South 108th Avenue, Omaha, Nebraska, on Thursday, February 18, 2016, at 9:00 a.m., Central Standard Time, and at any postponement or adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof, and to vote in his or her discretion on any other matters that may come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR the following proposal:

1.	ELECTION OF CLASS II DIRECTORS.
(1) Bharat B. Masrani
(2) Irene R. Miller
(3) Todd M. Ricketts
(4) Allan R. Tessler
( ) For All    ( ) Withhold All        ( ) For All Except
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
_____________________________________

The Board of Directors recommends that you vote FOR the following proposals:

2.ADVISORY VOTE ON EXECUTIVE COMPENSATION.
( ) FOR    ( ) AGAINST        ( ) ABSTAIN

3.	LONG-TERM INCENTIVE PLAN. Approval of the amended and restated Long-Term Incentive Plan.
( ) FOR    ( ) AGAINST        ( ) ABSTAIN

4.	MANAGEMENT INCENTIVE PLAN. Approval of the amended and restated Management Incentive Plan.
( ) FOR    ( ) AGAINST        ( ) ABSTAIN

5.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2016.

( ) FOR    ( ) AGAINST        ( ) ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE HEREIN, THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company or by filing with the Secretary of the Company a later-dated proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for February 18, 2016 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Dated: _____________________________________

___________________________________________
(Signature)

___________________________________________
(Signature if held jointly)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, partnership or LLC, please sign in the full corporate, partnership or LLC name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting.    ( ) YES        ( ) NO